                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (date of earliest event reported):
                                 JULY 22, 1997

                      PATRIOT AMERICAN HOSPITALITY, INC.
            (Exact Name of Registrant as specified in its charter)

         DELAWARE                         01-9319               94-0358820
(State or other jurisdiction          (Commission File       (I.R.S. Employer
     of incorporation)                     Number)          Identification No.)

                3030 LBJ FREEWAY, SUITE 1500, DALLAS, TX 75234
             (Address of principal executive offices and zip code)

              Registrant's telephone number, including area code:
                                (972) 888-8000


                PATRIOT AMERICAN HOSPITALITY OPERATING COMPANY
            (Exact Name of Registrant as specified in its charter)


         DELAWARE                         01-9320                94-2878485
(State or other jurisdiction          (Commission File        (I.R.S. Employer
     of incorporation)                     Number)           Identification No.)

                3030 LBJ FREEWAY, SUITE 1500, DALLAS, TX 75234
             (Address of principal executive offices and zip code)

              Registrant's telephone number, including area code:
                                (972) 888-8000

Item 5. Other Events
------- ------------
     On April 14, 1997, Patriot American Hospitality, Inc. (the "Corporation") entered into a merger agreement and a related stock purchase agreement (collectively, the "Wyndham Merger Agreement") pursuant to which Wyndham Hotel Corporation ("Wyndham") will merge with and into the Corporation with the Corporation being the surviving company (the "Wyndham Acquisition"). As a result of the Wyndham Acquisition, the Corporation will acquire all of the assets and liabilities of Wyndham, including Wyndham portfolio of 23 owned and leased hotels with an aggregate of 4,877 rooms, management and franchise agreements for Wyndham's 64 managed and franchised properties throughout North America, management and franchise agreements that have been executed for 15 properties that are currently closed for renovation or construction or are in the process of being converted to the Wyndham brand, and the proprietary brand names Wyndham/SM/, Wyndham Garden/R/ and Wyndham Hotels & Resorts/SM/. Pursuant to the Wyndham Merger Agreement, upon consummation of the Wyndham Acquisition, each issued and outstanding share of common stock of Wyndham ("Wyndham Common Stock") will be converted into the right to receive 0.712 shares of common stock, $.01 par value of the Corporation which are paired and trade as a unit with shares of common stock, $.01 par value of Patriot American Hospitality Operating Company (the "Operating Company and, together with the Corporation, the "Companies") (such stock, the "Paired Common Stock") (the "Wyndham Exchange Ratio"). The Wyndham Exchange Ratio is subject to adjustment under certain circumstances to a maximum exchange ratio of 0.746. Additionally, if the Average Closing Price (as defined in the Wyndham Merger agreement) of the Paired Common Stock is less than 40.21, Wyndham has the right, waivable by it, to terminate the Wyndham Merger Agreement without liability. On July 18, 1997, the closing price of the Paired Common Stock as reported on the NYSE was $46 9/16. In lieu of receiving Paired Common Stock, Wyndham stockholders have the right to elect to receive cash (up to an aggregate of $100 million) in an amount per share equal to the Wyndham Exchange Ratio multiplied by the average closing price of the Paired Common Stock over the five trading days immediately preceding the closing of the Wyndham Acquisition. If stockholders holding shares of Wyndham Common Stock with a value in excess of $100 million elect to receive cash, such cash will be allocated on a pro rata basis among such stockholders. In connection with the Wyndham Acquisition, the Corporation also will assume or retire all of Wyndham's existing indebtedness, which totaled approximately $151 million as of June 30, 1997.

     Concurrently with the execution of the Wyndham Merger Agreement, the Corporation also entered into agreements with partnerships affiliated with members of the Trammell Crow family providing for the acquisition of 11 full-service Wyndham-branded hotels with 3,072 rooms, located throughout the United States, for approximately $332 million in cash, plus approximately $14 million in additional consideration, if two hotels meet certain operational targets (the "Crow Properties Acquisition" and, together with the Wyndham Acquisition, the "Wyndham Transactions"). The Wyndham Transactions, which are expected to be consummated concurrently, are subject to various conditions including, without limitation, approval of the Wyndham Acquisition by the stockholders of the Companies and Wyndham. The Wyndham Acquisition is also conditioned on the Corporation's completion of a substantial portion of the Crow Properties Acquisition. Accordingly, no assurances can be given that the Wyndham Transactions will be consummated. It is currently anticipated that the stockholder meetings to approve the Wyndham Acquisition will occur in the fourth quarter of 1997.

     If the Wyndham Transactions are approved and consummated, it is anticipated that the current stockholders of the Corporation and the Operating Company would hold in the aggregate approximately 67% of the outstanding Paired Common Stock following consummation of the Wyndham Transactions (assuming no Wyndham stockholders exercise their cash election rights in the Wyndham Acquisition). The Unaudited Pro Forma Financial Statements set forth in this Current Report on Form 8-K show the effects of the Wyndham Transactions on the Corporation and Operating Company.

Item 7.   Financial Statements and Exhibits
-------   ---------------------------------

      (a) Financial Statements of Businesses to be Acquired:

      The index to the financial information for Wyndham Hotel Corporation and the Crow Family Hotel Partnerships is included on page F-1 of this report.

      (b) Pro Forma Financial Information:

      The index to the pro forma financial information for the Corporation, Operating Company, and the Combined Lessees is included on page F-1 of this report.

     (c)  Exhibits:

Exhibit No.    Description
-----------    -----------

 2.1 Agreement and Plan of Merger, dated as of April 14, 1997, between Patriot American Hospitality, Inc. and Wyndham Hotel Corporation (incorporated by reference from the Registration Statement on Form S-4 (File No. 333-28085 and 333-28085-01) dated May 30,1997 of the Corporation (formerly known as California Jockey Club) and the Operating Company (formerly known as Bay Meadows Operating Company)

 2.2 Stock Purchase Agreement, dated as of April 14, 1997, between Patriot American Hospitality, Inc. and CF Securities, L.P. (incorporated by reference from the Registration Statement on Form S-4 (File No. 333-28085 and 333-28085-01) dated May 30,1997 of the Corporation (formerly known as California Jockey Club) and the Operating Company (formerly known as Bay Meadows Operating Company)

 2.3 Omnibus Purchase and Sale Agreement, dated as of April 14, 1997, by and among the Crow Family Entities and Patriot American Hospitality Partnership, L.P. (incorporated by reference from the Registration Statement on Form S-4 (File No. 333-28085 and 333-28085-01) dated May 30,1997 of the Corporation (formerly known as California Jockey Club) and the Operating Company (formerly known as Bay Meadows Operating Company)


 2.4 Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of April 18, 1997 between Patriot American Hospitality, Inc. and PW Acquisitions IV, LLC. (incorporated by reference from the Registration Statement on Form S-4 (File No. 333-28085 and 333-28085-01) dated May 30,1997 of the Corporation (formerly known as California Jockey Club) and the Operating Company (formerly known as Bay Meadows Operating Company)


23.1           Consent of Coopers & Lybrand L.L.P.

23.2           Consent of Arthur Andersen LLP.

99.1           Ratio of Earnings to Fixed Charges

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: July 22, 1997                  PATRIOT AMERICAN HOSPITALITY, INC.

                                      /s/ Rex E. Stewart
                                      ____________________________________
                                      By:   Rex E. Stewart
                                      Its:  Chief Financial Officer


Dated: July 22, 1997                  PATRIOT AMERICAN HOSPITALITY
                                      OPERATING COMPANY

                                      /s/ Rex E. Stewart
                                      _____________________________________
                                      By:   Rex E. Stewart
                                      Its:  Chief Financial Officer

                    PATRIOT AMERICAN HOSPITALITY, INC. AND
                PATRIOT AMERICAN HOSPITALITY OPERATING COMPANY

                        INDEX TO FINANCIAL INFORMATION


FINANCIAL STATEMENTS OF BUSINESSES TO BE ACQUIRED:
                                                                           Page
                                                                           ----
Wyndham Hotel Corporation:
  Report of Independent Accountants - Coopers & Lybrand L.L.P.............. F-2
  Consolidated Balance Sheets at December 31, 1995 and 1996................ F-3
  Consolidated Statements of Income for the years ended December
     31, 1994, 1995 and 1996............................................... F-4
  Consolidated Statements of Partners' Capital and Stockholders'
     Equity for the years ended December 31, 1994, 1995 and 1996........... F-5
  Consolidated Statements of Cash Flows for the years ended
    December 31, 1994, 1995 and 1996....................................... F-6
  Notes to Consolidated Financial Statements............................... F-7

  Consolidated Balance Sheets at December 31, 1996 and
     March 31, 1997 (unaudited)............................................ F-26
  Consolidated Statements of Income for the three months ended
     March 31, 1996 and 1997 (unaudited)................................... F-27
  Consolidated Statements of Cash Flows for the three months ended
     March 31, 1996 and 1997 (unaudited)................................... F-28
  Notes to Consolidated Financial Statements (unaudited)................... F-29

Crow Family Hotel Partnerships:
  Report of Independent Public Accountants - Arthur Andersen LLP........... F-36
     Combined Balance Sheets as of December 31, 1996 and 1995 and
     March 31, 1997 (unaudited)............................................ F-37
  Combined Statements of Operations for the years ended December 31,
     1996, 1995 and 1994 and for the three months ended March 31,
     1997 and 1996 (unaudited)............................................. F-38
  Combined Statements of Partners' Deficit for the years ended
     December 31, 1996, 1995 and 1994 and for the three months
     ended March 31, 1997 (unaudited)...................................... F-39
  Combined Statements of Cash Flows for the years ended December 31,
     1996, 1995 and 1994 and for the three months ended March 31,
     1997 (unaudited)...................................................... F-40
  Notes to Combined Financial Statements................................... F-41

PRO FORMA FINANCIAL INFORMATION:

Corporation and Operating Company:
  Pro Forma Condensed Combined Statement of Operations for the
     year ended December 31, 1996 (unaudited).............................. F-51
  Pro Forma Condensed Combined Statement of Operations for the
     three months ended March 31, 1997 (unaudited)......................... F-53
  Pro Forma Condensed Combined Balance Sheet as of March 31,
     1997 (unaudited)...................................................... F-56

Corporation:
  Pro Forma Condensed Combined Statement of Operations for the
     year ended December 31, 1996 (unaudited).............................. F-59
  Pro Forma Condensed Combined Statement of Operations for the
     three months ended March 31, 1997 (unaudited)......................... F-61

Operating Company:
  Pro Forma Condensed Combined Statement of Operations for the
     year ended December 31, 1996 (unaudited).............................. F-63
  Pro Forma Condensed Combined Statement of Operations for the
     three months ended March 31, 1997 (unaudited)......................... F-65

Combined Lessees:
  Pro Forma Condensed Combined Statement of Operations for the
     year ended December 31, 1996 (unaudited).............................. F-68
  Pro Forma Condensed Combined Statement of Operations for the
     three months ended March 31, 1997 (unaudited)......................... F-69

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Shareholders
Wyndham Hotel Corporation:

      We have audited the accompanying consolidated balance sheets of Wyndham Hotel Corporation (the "Company") as of December 31, 1995 and 1996 and the related consolidated statements of income, partners' capital and stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 1995 and 1996 and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.



                                /s/ COOPERS & LYBRAND L.L.P.


Dallas, Texas
February 19, 1997

Consolidated Balance Sheets
WYNDHAM HOTEL CORPORATION

                                                                                                    DECEMBER 31,
-----------------------------------------------------------------------------------------------------------------------
                                                                                                1995          1996
                                                                                                ----          ----
                                                                                                    (IN THOUSANDS)


ASSETS
Current assets:
       Cash and cash equivalents                                                               $   4,160     $  11,517
       Cash, restricted                                                                            3,053           865
       Accounts receivable, less allowance of $267 and $941 in 1995 and 1996, respectively        10,838        13,330
       Due from affiliates                                                                         3,584        12,686
       Inventories                                                                                 1,020         1,430
       Deferred income taxes                                                                          --         1,539
       Other                                                                                         769         1,412
                                                                                               ---------     ---------
            Total current assets                                                                  23,424        42,779
Investment in hotel partnerships                                                                   2,597         1,125
Notes and other receivables from affiliates                                                        7,674         7,685
Notes receivable                                                                                   2,450         6,307
Property and equipment, net                                                                       87,604       134,176
Management contract costs, net                                                                     7,579         7,766
Security deposits                                                                                    243        15,288
Deferred income taxes                                                                                 --        14,148
Other                                                                                              1,832        13,688
                                                                                               ---------     ---------
             Total assets                                                                      $ 133,403     $ 242,962
                                                                                               =========     =========

LIABILITIES, PARTNERS' CAPITAL AND STOCKHOLDERS' EOUITY
Current liabilities:
       Accounts payable and accrued expenses                                                    $  8,454     $  23,556
       Accounts payable and accrued expenses due to affiliates                                     1,578            --
       Deposits                                                                                    1,667           959
       Deposits from affiliates                                                                      354           344
       Current portion of long-term debt and capital lease obligations                            16,035           510
       Due to affiliates                                                                           2,592            --
                                                                                               ---------     ---------
             Total current liabilities                                                            30,680        25,369
                                                                                               ---------     ---------

Payable to affiliates                                                                              2,627            --
Payable to minority interest                                                                         218            --
Long-term debt and capital lease obligations                                                      74,943       129,944
Deferred gain                                                                                         --        12,065
                                                                                               ---------     ---------
                                                                                                  77,788       142,009
                                                                                               ---------     ---------
Minority interest                                                                                  7,378            --
                                                                                               ---------     ---------

Commitments and contingencies

Partners' capital and stockholders' equity:
       Common stock -- par value $.0l, 45,000 shares authorized, 20,018 shares
             issued and outstanding                                                                                200
       Additional paid-in capital                                                                     --        84,342
       Retained earnings                                                                              --        11,714
       Notes receivable from stockholders                                                             --       (19,449)
       Receivable from affiliates                                                                 (2,303)       (1,223)
       Partners' capital                                                                          19,860            --
                                                                                               ---------     ---------
             Total partners' capital and stockholders' equity                                     17,557        75,584
                                                                                               ---------     ---------
             Total liabilities and equity                                                      $ 133,403     $ 242,962
                                                                                               =========     =========

The accompanying notes are an integral part of the consolidated financial statements.

CONSOLIDATED STATEMENTS OF INCOME
WYNDHAM HOTEL CORPORATION

                                                                                    YEAR ENDED DECEMBER 31
------------------------------------------------------------------------------------------------------------------
                                                                                1994         1995         1996
                                                                                ----         ----         ----

                                                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
       Hotel revenues                                                         $  51,799    $  54,673     $ 104,620
       Management fees                                                            5,930        7,354         8,556
       Management fees--affiliates                                                7,372        9,567        15,257
       Service fees                                                               1,671        2,192         1,428
       Service fees--affiliates                                                   1,234        1,928         2,878
       Reimbursements                                                             3,110        4,378         6,593
       Reimbursements--affiliates                                                 4,893        6,458         8,384
       Other                                                                        257        1,340           359
                                                                              ---------    ---------     ---------
             Total revenues                                                      76,266       87,890       148,075
                                                                              ---------    ---------     ---------
Operating costs and expenses:
       Hotel expenses                                                            36,744       37,125        77,016
       Selling, general and administrative expenses                              10,645       15,001        19,050
       Equity participation compensation                                          2,802        3,992         2,919
       Reimbursable expenses                                                      3,110        4,378         6,593
       Reimbursable expenses--affiliates                                          4,893        6,458         8,384
       Depreciation and amortization                                              5,735        6,311         8,110
                                                                              ---------    ---------     ---------
             Total operating costs and expenses                                  63,929       73,265       122,072
                                                                              ---------    ---------     ---------
Operating income                                                                 12,337       14,625        26,003
Interest income                                                                     178          344         1,175
Interest income--affiliates                                                         - -          100           716
Interest expense                                                                 (7,705)      (8,465)      (11,810)
Equity in earnings of hotel partnerships                                          1,237        l,664           870
Foreign currency gain                                                               404          405            --
Amortization of deferred gain                                                        --           --           505
                                                                              ---------    ---------     ---------
Income before minority interests, income taxes and extraordinary item             6,451        8,673        17,459
Income attributable to minority interests                                           186          724           571
                                                                              ---------    ---------     ---------
Income before income taxes and extraordinary item                                 6,265        7,949        16,888
Income tax benefit                                                                   --           --         8,209
                                                                              ---------    ---------     ---------
Income before extraordinary item                                                  6,265        7,949        25,097
Extraordinary item (less applicable income tax benefit of $270)                      --           --        (l,131)
                                                                              ---------    ---------     ---------
Net income                                                                    $   6,265    $   7,949     $  23,966
                                                                              =========    =========     =========
Pro forma income tax adjustment (unaudited)                                          --    $   3,140     $      --
Historical net income as adjusted for pro forma income taxes (unaudited)             --    $   4,809     $      --
Earnings per share:
       Income before extraordinary item                                              --    $      --     $    1.26
       Extraordinary item                                                            --    $      --     $    (.06)
       Net income                                                                    --    $      --     $    1.20
       Historical net income as adjusted                                             --    $     .24     $      --
Average number of common shares outstanding                                          --           --        20,018
Pro forma number of common shares outstanding                                        --       20,018            --


The accompanying notes are an integral part of the consolidated financial statements.

CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL
AND STOCKHOLDERS' EQUITY
WYNDHAM HOTEL CORPORATION

-----------------------------------------------------------------------------------------------------------------------------
                                                                                                            NOTES
                                                                     ADDITIONAL              RECEIVABLE   RECEIVABLE
                                             PARTNERS'     COMMON     PAID-IN     RETAINED      FROM      FROM STOCK-
                                             CAPITAL       STOCK      CAPITAL     EARNINGS   AFFILIATES    HOLDERS     TOTAL
                                             -------       -----      -------     --------   ----------    -------     -----
                                                                                (IN THOUSANDS)

Balance at January 1, 1994                   $    462    $     --   $     --   $     --    $      --     $     --    $    462
Capital contributions                           2,120          --         --         --           --           --       2,120
Capital distributions                          (7,728)         --         --         --           --           --      (7,728)
Equity participation compensation               2,802          --         --         --           --           --       2,802
Net income                                      6,265          --         --         --           --           --       6,265
                                             --------    --------   --------   --------     --------     --------    --------
Balance at December 31, 1994                    3,921          --         --         --           --           --       3,921
Capital contributions                          14,795          --         --         --           --           --      14,795
Capital distributions                         (10,931)         --         --         --           --           --     (10,931)
Distribution made to withdrawing partner       (2,577)         --         --         --           --           --      (2,577)
Affiliate stock options                         2,711          --         --         --           --           --       2,711
Equity participation compensation               3,992          --         --         --           --           --       3,992
Net income                                      7,949          --         --         --           --           --       7,949
Receivable from affiliates                         --          --         --         --       (2,303)          --      (2,303)
                                             --------    --------   --------   --------     --------     --------    --------
Balance at December 31, 1995                   19,860          --         --         --       (2,303)          --      17,557
Capital contributions                           4,801          --         --         --           --           --       4,801
Capital distributions                         (29,593)         --         --         --           --           --     (29,593)
Issuance of common stock                       (1,998)        200     78,184         --           --         (195)     76,191
Equity participation compensation                  --          --      2,919         --           --           --       2,919
Payment to affiliate for release from
  obligations under an agreement                   --          --         --     (6,000)          --           --      (6,000)
Deferred income taxes from incorporation           --          --      3,239         --           --           --       3,239
Notes receivable from stockholders                 --          --         --         --           --      (18,576)    (18,576)
Receivable from affiliates                         --          --         --         --        1,080           --       1,080
Accrued interest on notes receivable
  from stockholders                                --          --         --        678           --         (678)         --
Net income                                      6,930          --         --     17,036           --           --      23,966
                                             --------    --------   --------   --------     --------     --------    --------
Balance at December 31, 1996                 $     --    $    200   $ 84,342   $ 11,714     $ (1,223)    $(19,449)   $ 75,584
                                             ========    ========   ========   ========     ========     ========    ========


The accompanying notes are an integral part of the consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
WYNDHAM HOTEL CORPORATION

                                                                                             YEAR ENDED DECEMBER 31,
-----------------------------------------------------------------------------------------------------------------------------
                                                                                            1994          1995         1996
                                                                                            ----          ----         ----
                                                                                                     (IN THOUSANDS)
Cash flows from operating activities:
       Net income                                                                        $   6,265     $   7,949    $  23,966
       Adjustments to reconcile net income to cash provided by operating activities:
             Depreciation and amortization                                                   5,735         6,311        7,328
             Provision for bad debt                                                             84           265        1,018
             Deferred income taxes                                                              --            --      (12,958)
             Amortization of deferred debt issuance costs                                       --            --          782
             Write-off of predecessor deferred debt issuance costs                              --            --        1,401
             Amortization of deferred gain                                                      --            --         (505)
             Equity in (earnings) loss of hotel partnership                                    (36)          372           --
             Foreign currency translation gain                                                (404)         (405)          --
             Equity participation compensation                                               2,802         3,992        2,919
             Minority interest                                                                 186           724          571
             Net (deposits to)/withdrawals from restricted cash                                360          (485)       2,576
       Changes to operating assets and liabilities, net of effects from purchase of hotels:
             Accounts receivable                                                            (1,487)       (1,842)      (4,038)
             Due from affiliates                                                              (850)         (137)        (761)
             Inventories and other                                                          (2,592)          196       (3,555)
             Current income taxes                                                               --            --        5,390
             Accounts payable and accrued expenses                                            (758)          (63)       7,975
             Accounts payable and accrued expenses due to affiliates                         4,036        (2,458)      (2,507)
             Deposits                                                                           45           453       (1,796)
             Security deposits                                                                  --            --      (13,738)
             Due to affiliates                                                                (684)        1,555       (4,323)
                                                                                         ---------     ---------    ---------
                   Net cash provided by operating activities                                12,702        16,427        9,745
                                                                                         ---------     ---------    ---------
Cash flows from investing activities:
       Purchase of property and equipment                                                   (2,101)       (3,556)     (11,272)
       Proceeds from sale of property and equipment                                             --            --      136,374
       Purchase of equity investment in hotel partnership                                       --            --       (1,125)
       Investments in management contracts                                                    (285)       (4,346)      (1,536)
       Notes and other receivables from affiliates                                              --        (7,674)         (11)
       Notes receivable                                                                         --        (2,451)      (3,857)
       Payment for purchase of hotels, net of cash acquired                                     --            --      (33,470)
       Acquisition of minority interest                                                         --            --       (5,479)
       Decrease (increase) in long-term restricted cash                                      2,383          (212)      (1,661)
       Other                                                                                 1,770        (3,316)          --
                                                                                         ---------     ---------    ---------
                   Net cash provided by (used in) investing activities                       1,767       (21,555)      77,963
                                                                                         ---------     ---------    ---------
Cash flows from financing activities:
       Partners' contributed capital                                                         2,120        14,795        4,801
       Partner's capital distributions                                                      (7,728)      (10,932)     (29,593)
       Distribution made to withdrawing partner                                                 --        (2,577)        (982)
       Decrease (increase) in receivable from affiliates                                      (255)          (98)         996
       Decrease in payable to affiliates                                                      (597)       (2,353)      (2,627)
       Increase (decrease) in payable to minority interest holders                              24            15         (218)
       Proceeds from issuance of common stock                                                   --            --       69,504
       Proceeds from long-term borrowings and issuance of debt                                  51        13,600       94,383
       Repayments on long-term debt and capital lease obligations                           (5,291)       (6,782)    (197,726)
       Notes receivable from stockholders                                                       --            --      (18,889)
                                                                                         ---------     ---------    ---------
                   Net cash provided by (used in) financing activities                     (11,676)        5,668      (80,351)
                                                                                         ---------     ---------    ---------
Increase in cash and cash equivalents                                                        2,793           540        7,357
Cash and cash equivalents at beginning of year                                                 827         3,620        4,160
                                                                                         ---------     ---------    ---------
Cash and cash equivalents at end of year                                                 $   3,620     $   4,160    $  11,517
                                                                                         =========     =========    =========


The accompanying notes are an integral of the consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
WYNDHAM HOTEL CORPORATION


1.  THE FORMATION AND THE FINANCING PLAN:

The Formation

     Wyndham Hotel Corporation ("WHC") was formed in Delaware in February 1996 to succeed to the business of Wyndham Hotel Company Ltd. (the "Old Management Company"), which, directly and through its subsidiaries, manages and franchises the Wyndham brand hotels and manages non-Wyndham brand hotels, as well as succeed to the ownership of six Wyndham brand hotels, a leasehold interest relating to the Garden Hotel Associates L.P. ("GHALP") lease (the "GHALP Lease") and an additional leased hotel (an aggregate of 12 leased Wyndham brand hotels) and a contract to purchase a single additional hotel (collectively, the "Assigned Businesses"). The Assigned Businesses and WHC are referred to collectively as (the "Company"). In March 1996, the Company entered into certain agreements with the owners of direct and indirect interests in the Old Management Company and hotels (the "Formation Agreement"), which collectively provided for the transfer to the Company of the Assigned Businesses, as well as certain other transactions described below that involved the parties thereto. In addition, on March 10, 1996, the Company entered into an agreement (the "Bedrock Exchange Agreement") with various affiliates of Hampstead Group L.L.C. (together with certain of its affiliates, "Bedrock"), pursuant to which Bedrock transferred to the Company options to acquire equity interests in the Old Management Company (the "Bedrock Options"), and Bedrock contributed $10.0 million (the "Bedrock Contribution").

     GHALP has historically owned 11 Wyndham Garden Hotels managed by the Company (the "GHALP Properties"). A 30% interest in GHALP was owned by a partnership owned by Mr. and Mrs. Trammell Crow (together with various descendants of Mr. and Mrs. Crow and various corporations and entities beneficially owned or controlled by such person, the "Crow Family Members") and four senior executive officers of the Company (the "Senior Executive Officers"), and the remaining 70% was held by an unaffiliated third party. On May 2, 1996, Crow Family Members and the Senior Executive Officers acquired the remaining 70% ownership interest from the third party for a purchase price of approximately $29.5 million. The purchase price was funded from the proceeds of the sale of GHALP Properties to Hospitality Properties Trust (including its subsidiaries, "HPT"), a publicly traded real estate investment trust ("REIT"), for $135.3 million, which properties were leased back pursuant to one or more long-term leases with an initial term of approximately 17 years to a new partnership ("GHALP II"), the ownership of which mirrors the ownership of GHALP. As part of the Company's formation, the Company succeeded to GHALP II's interest in the GHALP Lease and continues to manage the hotels.

     Pursuant to the Formation Agreement, the Company indemnified certain of the owners of the Assigned Businesses and Bedrock for liabilities arising in connection with the Formation resulting from claims brought by unaffiliated third parties.

The Financing Plan

     The Company implemented a "Financing Plan" in order to fund the cash payments associated with the Formation, repay certain mortgage and other indebtedness assumed in connection with the Formation and provide liquidity for the Company's operating and growth strategies. Under the Financing Plan, the Company (i) concurrently offered $100.0 million of 10.5% senior subordinated notes due 2006 (the "Notes"); (ii) con-currently offered 4,l97,500 shares of common stock (the "Common Stock") in an equity offering, and thereby raised approximately $67.2 million in gross proceeds (together with the $100.0 million debt offering, the "Offerings"), (iii) entered into a $100.0 million revolving credit facility with a financial institution (the "Revolving Credit Facility");
(iv) received the Bedrock Contribution in the amount of $10.0 million; and (v) eliminated $7.5 million of outstanding indebtedness under the Company's previous revolving credit facility with another financial institution upon the financial institution's exercise of its option to purchase from the Company 504,032 shares of the Common Stock.

2.  BASIS OF PRESENTATION:

     The accompanying consolidated financial statements of the Company at December 31, 1996 and for the period since WHC's implementation of the Formation and the Financing Plan in May 1996 through December 31, 1996 include the accounts of WHC, its wholly-owned subsidiaries resulting from the Formation and subsequent acquisitions. Financial statements at December 31, 1995 and for the periods prior to the Formation (January 1, 1994 through May 24, 1996) include the combined accounts of WHC and its majority owned entities. All significant intercompany balances and transactions have been eliminated.

     The consolidated financial statements at December 31, 1996 include the accounts of the Company which consist of the following entities:

Management entities:

     Wyndham Management Corporation
     (a Delaware corporation)
     WHCMB, Inc. (a Delaware corporation)
     Waterfront Management Corporation
     (a Delaware corporation)
     WHCMB, Toronto, Inc. (a Canada corporation)
     Wyndham Hotels & Resorts Management, Ltd.
     (a Bermuda corporation)
     Wyndham Hotels & Resorts (Aruba) N. V.
     (an Aruba corporation)
     WHCMB Overland Park, Inc. (a Kansas corporation)
     A management subsidiary for a non-branded hotel
     (a Delaware corporation)

Hotel entities:

     Wyndham Hotel Corporation
     (a Delaware corporation)
     GHALP Corporation (a Delaware corporation)
     WHC Vinings Corporation (a Delaware corporation)
     WHC Development Corporation
     (a Delaware corporation)
     WHC Franchise Corporation
     (a Delaware corporation)
     WHC Columbus Corporation (a Delaware corporation)
     Wyndham IP Corporation (a Delaware corporation)
     WHC Salt Lake City Corporation
     (a Delaware corporation)
     XERXES Limited (a Texas corporation)
     WH Interests, Inc. (a Texas corporation)
     WHC Caribbean Limited (a Jamaican corporation)

Partnership entity:

     Rose Hall Associates, L.P. (a Texas limited partnership)

     The Company has a 30% investment in a hotel partnership which owns a hotel located in Columbus Ohio. The Company does not have voting or operational control over this hotel partnership; therefore, the investment is accounted for using the equity method in the accompanying financial statements.

     The management entities were formed to provide management and development services to hotel property owners. As of December 31, 1996, 82 properties, located in 25 states, the District of Columbia, Ontario, Canada and 5 Caribbean islands were owned and operated by the Company or under management or franchise contracts. The Company operates 21 Wyndham Hotels, 44 Wyndham Garden Hotels and 7 Wyndham Resort Hotels. The Company provides management services to 3 non-Wyndham brand hotels, and 7 extended stay hotels.

     The hotel entities, which own 10 hotels and lease 12 hotels, were formed for the purpose of acquiring, owning, leasing and operating hotels throughout the United States, and the Caribbean. Hotel revenues are primarily dependent upon the individual business traveler and small business groups.

     The partnership entity, which is comprised of 1 limited partnership, was formed for the purpose of managing and investing in a hotel entity.

Use of Estimates and Assumptions

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Concentration of Credit Risk

     Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash investments. The Company maintains cash and cash equivalents in accounts with major financial institutions in excess of the amount insured by the Federal Deposit Insurance Corporation. Management believes credit risk related to these deposits is minimal.

Reclassifications

     Certain prior year amounts have been reclassified to conform to the current year presentation.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Cash

     For purposes of reporting cash flows, all highly liquid debt instruments with original maturities of three months or less are considered to be cash equivalents.

     As of December 31, 1996, restricted cash included a depository account balance of $865,000 which collateralizes a letter of credit. Management anticipates the deposit will be reduced concurrent with reductions in the letter of credit commitment.

Inventories

     Inventories consisting of food, beverage, china, linen, glassware, silverware, uniforms, and supplies are stated at cost which approximates market, with cost determined using the first-in, first-out method.

Property and Equipment

     Buildings are carried at cost and depreciated over forty years using the straight-line method. Furniture and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives, which range from three to nine years. Assets recorded under capital leases and leasehold improvements are amortized over the shorter of the lives of the assets or the terms of the related leases. Normal repairs and maintenance are charged to expense as incurred.

     The Company periodically reviews its property and equipment to determine if its carrying cost will be recovered from future operating cash flows. In cases when the Company does not expect to recover its carrying cost, the Company recognizes an impairment loss. No such losses have been recognized to date.

Management Contracts

     The Company has entered into management agreements which required payment of certain costs associated with the change in the management of hotels. These costs have been recorded as deferred management contract costs and are being amortized on a straight-line basis over the terms of the agreements. The Company periodically evaluates the recoverability of management contract costs to determine whether such costs will be recovered from future operations.

     Certain management agreements include repayment provisions if termination occurs prior to the term of the agreement. During 1996, the Company received $516,000 for termination of management contracts that is included in other revenues (net of write-off of the unamortized costs).

Other Assets

     At December 31, 1996, other assets consisted primarily of unamortized debt costs totaling $7.6 million incurred in connection with the offering of the Notes and the Revolving Credit Facility which is being amortized over the terms of the Notes and the Revolving Credit Facility using the straight-line method, a $2.1 million deposit for the acquisition of a lease agreement on a hotel property and $1.2 million of capitalized legal costs for defending a trademark which is being amortized over 17 years. Also included in other assets are restricted cash for the acquisition of property and equipment in the amounts of approximately $616,000 and $2.3 million, at December 31, 1995 and 1996, respectively.

     At December 31, 1995, other assets included loan costs of approximately $746,000. The related loans were repaid with the proceeds from the Offerings. As a result, the unamortized loan costs were written off and are reported as an extraordinary item.

Advance Deposits

     Deposits represent cash received from guests for future hotel reservations at the hotel entities and cash received from the owners of certain hotels managed by the Company for various operating expenses paid by the Company on behalf of managed properties. Upon termination of the management contracts, the excess, if any, of the deposits over the actual operating expenses owed to the Company would be refunded to the owners.

Income Taxes

     Since the Company's Formation in May 1996, federal income taxes have been provided in accordance with Statement of Financial Accounting Standard No. 109 ("SFAS 109"). Under the liability method of SFAS 109, deferred taxes are determined based on the difference between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect in the years the differences are expected to reverse. In accordance with SFAS 109, the Company has recorded a net income tax benefit of $8.2 million (before extraordinary item) since its Formation. See Note 15 for the components of deferred tax assets and income tax benefit.

     For periods prior to the Company's Formation, each of the combined companies was either a partnership, an S corporation or a nontaxable Bermuda corporation, and consequently, was not subject to federal income taxes. Thus, taxable income or loss was allocated directly to the taxable income of the individual partners and stockholders. The Company's tax returns and the amount of allocable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to income or loss, the tax liability of the partners and stockholders could be changed accordingly.

Revenue Recognition

     Hotel revenue, management fees, service fees, reimbursements and other income are recognized when earned.

Foreign Currency Translation

     Financial statements of foreign subsidiaries not maintained using U.S. dollars are remeasured into the U.S. dollar functional currency for consolidation and reporting purposes. Assets and liabilities of non-U.S. operations are translated into U.S. dollars at the exchange rate in effect at the balance sheet date. Revenues and expenses of non-U. S. operations are translated at the weighted average exchange rate during the year. Resulting translation adjustments are reflected in stockholders' equity. Realized foreign currency gains and losses are included in results of operation.

Self Insurance

     The Company is self insured for various levels of general liability, workers' compensation and employee medical coverages. Accrued expenses include the estimated cost from unpaid incurred claims.

Adoption of Authoritative Statement

     Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation" accounting requirements became effective for transactions entered into in fiscal years that begin after December 15, 1995. SFAS No. 123 defines a fair value based method of accounting for employee stock options or similar instruments and permits companies to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows a company to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees." The Company has elected to measure compensation cost in conformity with APB No. 25 and to make pro forma disclosures of net income and earnings per share for the year ended December 31, 1996 as if the fair value based method of accounting defined in SFAS No. 123 had been applied. See Note 17. Stock-Based Compensation Plans.

Earnings Per Share

     Earnings per share for the year ended December 31, 1996 are computed based on the weighted average number of shares of common stock outstanding. The impact of common stock equivalents to earnings per share is immaterial. Earnings per share data for the years ended December 31, 1994 and 1995 relates to periods prior to the Company's formation and therefore is not presented.

4.  ACQUISITIONS:

     On May 2, 1996, a 70% partnership interest in GHALP, owned by an unaffiliated third party, was acquired by a newly formed partnership owned by an affiliate and Senior Executive Officers. In a subsequent series of transactions the properties were sold to an unaffiliated real estate investment trust and all debt was repaid. The hotel properties were leased back to a newly formed limited partnership owned by the affiliate and Senior Executive Officers under eleven long-term operating leases. These leases were transferred to a subsidiary of the Company in connection with the formation of the Company. Each of the leases has an initial term of seventeen years and four optional twelve-year renewal periods exercisable at the Company's option for all hotels. Under the terms of these leases, yearly base rent aggregates $13.6 million plus a contingent rent paid based on a percentage of excess revenue over base year revenues. These leases require the Company to pay substantially all expenses associated with the operation of the leased hotels, including real estate taxes and insurance.

     In May 1996, the Company acquired, from an unaffiliated party, the Wyndham Garden Hotel-Vinings, a 159 room hotel. The purchase price was approximately $12.5 million, comprised of a cash payment of $3.6 million and the assumption of existing indebtedness encumbering the property.

     In July 1996, the Company, in separate transactions, acquired a 181 room hotel in Kansas ("Overland Park") and a 254 room hotel in Dallas, Texas ("Dallas Market Center") for a total purchase price of $13.7 million.

     On August 30, 1996, the Company acquired a 287 room hotel, the Bristol Place Hotel in Toronto, Canada (the "Bristol Place in Toronto"). The total investment approximated $19.9 million with a purchase price of $17.4 million and renovation and other costs of $2.5 million. The renovation is expected to be completed in 1997.

     These acquisitions were accounted for using the purchase method and accordingly, the acquired assets, which consisted primarily of property and equipment, were recorded based on their estimated fair values at the date of acquisition. These acquisitions were funded with a portion of the net proceeds from the Offerings. For pro forma financial information relating to these acquisitions see Note 25.

     In November 1996, the Company purchased a 30% interest in a hotel partnership and related management contract of a 217 room hotel property in Columbus, Ohio, ("Columbus Hotel") with a purchase price of $1.6 million (including related management contract acquisition costs of $500,000). The acquisition was accounted for using the equity method.

     In November 1996, the Company also entered into a letter of intent for a hotel in Salt Lake City, Utah. The transaction, which was executed in January 1997, required the Company to make deposits totaling $10.0 million with the lessor. The deposits were funded with cash borrowed under the Revolving Credit Facility.

5.  INVESTMENT IN HOTEL PARTNERSHIPS:

     In November 1996, the Company acquired a 30% equity interest in the Columbus Hotel. Pursuant to the partnership agreement, the Company was not allocated any profits or losses of the partnership for the period ended December 31, 1996.

     The Company's 30% equity investment in GHALP ceased on May 2, 1996 following the acquisition of the remaining 70% interest as part of the Company's Formation and all GHALP account balances have been included in the Company's consolidated financial statements.

     The summary of the significant financial information of GHALP for 1994 and 1995, is as follows (in thousands):


                                            DECEMBER 31,
                                               1995
                                             --------
ASSETS
Total current assets                         $  6,770
Property and equipment, net                   103,798
Other                                           1,947
                                             --------
                                             $112,515
                                             ========

LIABILITIES AND PARTNERS' EQUITY
Total current liabilities                    $  5,049
Long-term debt, excluding current portion      93,000
Partners' equity                               14,466
                                             --------
                                             $112,515
                                             ========

                                 YEARS ENDED DECEMBER 31,
                                     1994      1995
                                   --------  --------

Revenues                           $ 50,917  $ 56,976
Expenses                             46,795    51,429
                                   --------  --------
    Net income                     $  4,122  $  5,547
                                   ========  ========

     The Company's initial contribution upon formation of GHALP was $7,000,000 of the total initial aggregate contributions of $36,000,000.

6.  NOTES AND OTHER RECEIVABLES FROM AFFILIATES:

     As of December 31, 1995 and 1996, notes and other receivables from affiliates consisted of the following (in thousands):

                                                     DECEMBER 31,
                                                     1995    1996
                                                    ------  ------
Promissory notes bearing interest at 9%
    per annum, payable in 2005                      $6,396  $6,431
Promissory note bearing interest at prime
    plus 2% (8.25% at December 31, 1996)
    per annum, payable in 2000                       1,278   1,254
                                                    ------  ------
                                                    $7,674  $7,685
                                                    ======  ======

     The promissory notes represent loans made to affiliated entities to acquire hotels which then have executed management agreements with the Company. The loans are collateralized by the partnership interests in the respective entities. Interest income of $100,000 and $716,000 was earned for the years ended December 31, 1995 and 1996, respectively.

7.  NOTES RECEIVABLE:
      As of December 31, 1995 and 1996, notes receivable consisted of the following (in thousands):


                                               DECEMBER 31,
                                               1995    1996
                                              ------  ------
Promissory note bearing interest at
     13.5% per annum, payable in 2011         $   --  $4,329
Promissory note, non interest bearing,
    payable in installments based
    on the hotel's excess gross operating
    profit and excess proceeds from
    capital transactions, as defined in
    the management contract                      105   1,878
Promissory note bearing interest at prime
    plus .5%, due in 2005, sold to a
    related party in 1996 (see Note 22)        2,345      --
Promissory note bearing interest at 9.5%
    per annum, payable in 2001                    --     100
                                              ------  ------
                                              $2,450  $6,307
                                              ======  ======


      The promissory notes represent loans made to entities to renovate hotels or to cover working capital deficits. The entities then have executed management agreements with the Company.

      Pursuant to the terms of a management agreement obtained in 1996, the Company is obligated to provide $4,750,000 of working capital to a hotel partnership. As of December 31, 1996, $4,329,000 of this obligation has been funded.

8.  PROPERTY AND EQUIPMENT:

      Property and equipment, at cost, consist of the following (in thousands):


                                         DECEMBER 31,
                                       1995        1996
                                     --------    --------
Land                                 $  9,955    $ 16,078
Buildings and improvements             77,108     111,698
Furniture, fixtures and equipment      28,057      36,801
Work in progress                           --       3,513
Leasehold improvements                    247         205
                                     --------    --------
                                      115,367     168,295
Less accumulated depreciation and
    amortization                      (27,763)    (34,119)
                                     --------    --------
                                     $ 87,604    $134,176
                                     ========    ========

9.  MANAGEMENT SERVICES AND RELATED REVENUES:

      The Company has entered into management agreements for hotels. The owners of certain hotels the Company manages are affiliates related by common ownership or control. Management fees earned for hotels owned by affiliates in 1994, 1995 and 1996 were $7,372,000, $9,528,000 and $15,257,000, respectively.

      Various operating expenses have been paid by Wyndham on behalf of managed properties. As of December 31, 1994, 1995 and 1996, accounts receivable from hotels owned by affiliates were $2,520,000, $3,002,000 and $5,582,000, respectively.

      The Company provides centralized accounting services such as accounts payable, payroll and financial statement preparation for certain managed hotels. The Company charges an accounting fee to these hotels for such services. Design fees are additional service fees paid to the Company for the development, and design and construction of new hotels as well as for the refurbishment of existing hotels. In addition, the Company receives purchasing fees based on a percentage of cost of goods ordered for purchasing various items.

      Reimbursements represent revenues recognized for the reimbursement of expenses associated with providing sales and marketing, centralized reservations, partnership accounting and other support services. Included in reimbursable expenses are advertising and promotional expenses of $3,655,000, $4,905,000 and $6,217,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

10. SECURITY DEPOSITS:

      Security deposits represent cash payments made by the Company related to various leases of real estate and equipment. At December 31, 1996, security deposits consisted primarily of $13.6 million in deposits related to the GHALP Properties.

11. ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

      Accounts payable and accrued expenses consist of the following (in thousands):

                                                    DECEMBER 31,
                                                   1995      1996
                                                  -------   -------
Accounts payable                                  $ 3,648    $ 5,719
Due to medical benefit trusts                          --      2,756
Due for managed hotels' insurance liabilities          --      3,602
Taxes                                               1,486      2,799
Payroll and related costs                           2,055      5,284
Accrued interest                                      880      1,390
Other                                                 385      2,006
                                                  -------    -------
                                                  $ 8,454    $23,556
                                                  =======    =======

12. LONG-TERM DEBT:

      Long-term debt consists of the following (in thousands):


                                                        DECEMBER 31,
                                                       1995      1996
                                                      -------  --------
Senior subordinated notes, interest payable
  semi-annually at 10.5%, principal
  maturing May 15, 2006, redeemable
  after May 15, 2001 at prices ranging
  from 105.25% to 100.00% of the principal            $    --  $100,000
Industrial Revenue Bond indebtedness,
  collateralized by a first lien mortgage,
  interest payable monthly to trustee at 5.72%,
  maturing October 1, 2025, required to
  be refinanced in February 1997                           --     9,675
Mortgage loan, a hotel property is pledged as
  collateral, interest payable monthly at prime
  (8.50% at December 31, 1995) plus .5%
  and principal due in installments based on
  cash flow, matured May 2, 1996                       12,607        --
Mortgage loan, a hotel property is pledged
  as collateral, interest payable monthly at
  LIBOR (5.44% at December 31, 1995) plus 1.75%
  and principal due in installments based on
  cash flow, maturing December 31, 1999, repaid in
  May 1996                                             10,034        --
Mortgage loan, a hotel property is pledged as
  collateral, interest payable monthly at
  LIBOR plus 1.5% and principal due in
  installments based on cash flow, maturing
  December 31, 1999, repaid in May 1996                10,115        --
Mortgage loan, a hotel property is pledged as
  collateral, interest payable monthly at
  LIBOR plus 3.25%, and principal maturing
  May 21, 2000, repaid in May 1996                      5,400        --
Mortgage loan, a hotel property is pledged as
  collateral, interest payable monthly at
  prime plus 1.25%, and principal due in
  installments based on cash flow, maturing
  August 28, 1997, repaid in May 1996                   8,734        --
Mortgage loan, a hotel property is pledged
  as collateral, interest payable quarterly at
  86% of LIBID, and principal payable
  quarterly and maturing November 15,
  1999, repaid in May 1996                              5,870        --
Revolving credit agreement, substantially all of
  the assets of Wyndham are pledged as
  collateral, interest payable quarterly at 9%,
  and principal maturing June 30, 2002, repaid
  in May 1996                                          12,500        --
Note payable to seller of a hotel, partnership
  interest pledged as collateral, interest
  payable quarterly at 8%, principal payable
  quarterly and maturing May 21, 1997,
  repaid in May 1996                                    2,392        --
Note payable to seller of a hotel, interest
  payable quarterly at 11.5%, principal due
  quarterly and maturing November 15,
  1999, repaid in May 1996                              2,348        --
Note payable to bank, interest payable
  quarterly at Jamaican prime plus 1.5%,
  principal payable quarterly and maturing
  November 15, 1999, repaid in May 1996                   195        --
                                                      -------  --------
                                                       70,195   109,675
Current portion of long-term debt                      15,653        --
                                                      -------  --------
Long-term debt, excluding current portion             $54,542  $109,675
                                                      =======  ========

      The outstanding balance of the long-term debt of $109,675,000 at December 31, 1996 is payable after the year 2001. On February 28, 1997, the Industrial Revenue Bonds were refinanced. See Note 24. Subsequent Events.

      In May 1996, as a part of the implementation of the Company's Financing Plan, the Company obtained the Revolving Credit Facility. The Revolving Credit Facility provides for up to $100.0 million of revolving loan borrowings. The Revolving Credit Facility is a direct obligation of the Company and is fully and unconditionally guaranteed by each of the Company's subsidiaries. While no amount has been drawn under this facility at December 31, 1996, approximately $42.3 million aggregate principal amount was available for borrowing at that date in accordance with the terms of the facility. In January 1997, the Company borrowed $10.8 million at an average interest rate of 7.81% under the Revolving Credit Facility to meet the requirement of a new hotel lease agreement. The Revolving Credit Facility will mature in May 2000.

      The indentures of the $100.0 million senior subordinated notes and the Revolving Credit Facility contain covenants restricting the Company's ability to incur indebtedness, pay dividends and otherwise limiting the Company's activities. The loan agreement for the Revolving Credit Facility, which contains the most restrictive covenants, requires the Company to maintain a minimum net worth of $55.0 million, maintain annually increasing consolidated fixed charge coverage ratios (before and after capital expenditures) as defined in the covenants, and maintain annually decreasing consolidated debt to consolidated earnings before interest, taxes, depreciation and amortization (before and after capital expenditures) ratios as defined in the covenants.

      The outstanding balance of a revolving credit agreement at December 31, 1995 (subsequently increased to $15.0 million) was repaid at the Company's initial public offering. The Company paid $7.5 million in cash to the financial institution. The remaining one-half of the $15.0 million was discharged upon the financial institution's election to exercise its option, pursuant to the modified credit agreement, to purchase 504,032 shares of the Company's Common Stock for a total purchase price of $7.5 million. See Note 1. The Formation and the Financing Plan.

13. LEASES:

      The Company leases various types of property including land and buildings of hotel properties, office facilities and equipment under agreements ranging from 1 to 30 years. Leased capital assets included in property and equipment at December 31, 1995 and 1996 are as follows (in thousands):

                                  DECEMBER 31,
                              1995       1996
                             -------    -------
Property                     $14,530    $14,530
Equipment                      3,434      3,734
                             -------    -------
                              17,964     18,264
Accumulated amortization      (5,721)    (7,132)
                             -------    -------
                             $12,243    $11,132
                             =======    =======

      The Company incurred rental expense totaling $1,707,000, $1,199,000 and $10,319,000, respectively, in 1994, 1995 and 1996. The 1996 rental expense included $9,067,000 on the GHALP Lease.

      The future minimum lease payments required under the capital lease (together with the present value of net minimum lease payments) and future minimum lease payments required under operating leases that have an initial term or remaining noncancelable lease term in excess of one year at December 31, 1996 are as follows (in thousands):


                                               CAPITAL  OPERATING
                                               LEASES
                                               -------  --------
YEAR ENDING DECEMBER 31:
1997                                           $ 2,555  $ 14,902
1998                                             2,492    14,566
1999                                             2,390    14,566
2000                                             2,379    13,886
2001                                             2,333    13,886
Thereafter                                      37,183   164,158
                                               -------  --------
Total minimum lease payments                    49,332  $235,964
                                                        ========
Less imputed interest                           28,553
                                               -------
Present value of net minimum lease payments     20,779
Less current portion                               510
                                               -------
Long term portion of net minimum
 lease payments                                $20,269
                                               =======


      WH Interests, Inc. ("WHI") has a lease agreement for the property which is accounted for as a capital lease. This agreement provides for payments of contingent rent based on a percentage of net operating income, as defined, less base rent and the management fee (base amount). For lease years 1990 through 1999, contingent rent payable to the landlord is 20% of the excess of net operating income, as defined, over the base amount and 50% of the excess for lease years thereafter. Contingent rent expense for the years ended December 31, 1994, 1995 and 1996 was $108,000, $59,000 and $185,000 respectively.

      This capital lease agreement provides for a reserve for capital expenditures equal to 4% of the gross income of the respective hotel. At the end of the lease term, the Company is required to refund to the lessor the excess of amounts reserved over actual capital expenditures. At December 31, 1995 and 1996 the reserved amount exceeded expenditures by $1,039,000 and $974,000, respectively.

14. DEFERRED GAIN:

      The deferred gain represents the gain resulting from the sale of the land, buildings, furnishings and equipment of GHALP to HPT in the sale and lease back transaction as described in Note 1. The gain is being amortized over the initial term of the GHALP lease of 17 years.

15. INCOME TAXES:

      The Company's provision for income taxes is comprised of the following (in thousands):

                               MAY 24, 1996
                                 THROUGH
                                 DEC. 31
                                  1996
                                  ----
    Federal                      $3,453
    State                           516
                                 ------
        Total current expense     3,969
                                 ------

Deferred
    Federal                         472
    State                            38
                                 ------
        Total deferred expense      510
                                 ------
 Total income tax expense        $4,479
                                 ======


      A reconciliation of the statutory federal income tax rate and the effective tax rate to income before income taxes and extraordinary items as included in the consolidated statements of income is as follows:


                                          MAY 24, 1996
                                            THROUGH
                                            DEC. 31
                                             1996
                                             ----
Federal                                      35.0%
State                                         3.0%
Tax reduction due to FICA tax credit         (2.3)%
Other                                         3.4%
                                             ----
    Total current expense                    39.1%
                                             ====

      The tax effects of temporary differences that give rise to significant portions of the deferred tax assets consist of the following (in thousands):


                                    DEC. 31
                                     1996
                                    -------
Deferred tax assets:
 Other current assets               $   674
 Land                                    99
 Depreciation and amortization          800
 Management contracts                 7,439
 Other current liabilities              754
 Long-term lease                      7,632
 Deferred gain                        4,557
                                    -------
  Total deferred tax assets          21,955
                                    -------

Deferred tax liabilities:
 Other non-current liabilities         (522)
 Security deposits                   (5,746)
                                    -------
  Total deferred tax liabilities     (6,268)
                                    -------
   Net deferred tax assets          $15,687
                                    =======

      On May 24,1996, the Company, previously a non-taxable entity, became a taxable entity. Upon the conversion of a non-taxable to a taxable entity, the Company recognized a deferred tax asset of approximately $16.2 million, of which $3.2 million was recognized in retained earnings and $13.0 million was recognized in continuing operations as a tax benefit. The book income for the period from May 24, 1996 through December 31, 1996 was approximately $11.5 million.

16. STOCKHOLDERS' EQUITY:

      In connection with the initial public offering, the Company authorized Common Stock of 45,000,000 shares, $.01 par value per share. At December 31, 1996, 20,018,299 shares were issued and outstanding. Holders of the Common Stock have no preemptive or conversion rights and the Common Stock is not subject to further calls or assessment by the Company. There are no redemption or sinking fund provisions with respect to the Common Stock.

      The Company's Certificate of Incorporation ("Certificate") authorized 5,000,000 shares of preferred stock ("Preferred Stock"), none of which is outstanding. The Board of Directors (the "Board") has the authority, without any further vote or action by the stockholders, to issue Preferred Stock in one or more series and to fix the number of shares, designations, and relative rights.

      In the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities subject to prior distribution rights of any Preferred Stock then outstanding. The Company has no present intention to issue shares of Preferred Stock.

17. STOCK-BASED COMPENSATION PLANS:

      The Company sponsors the "Wyndham Hotel Corporation 1996 Long Term Incentive Plan" (the "Plan"), which is a stock-based incentive compensation plan as described below. The Company applies APB Opinion 25 and related Interpretations in accounting for the Plan. In 1995, the FASB issued FASB Statement No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123") which, if fully adopted by the Company, would change the methods the Company applies in recognizing the cost of the Plan. Adoption of the cost recognition provisions of SFAS 123 is optional, and the Company has decided not to elect these provisions of SFAS 123. However, pro forma disclosures as if the Company adopted the cost recognition provisions of SFAS 123 in 1995 are required by SFAS 123 and are presented below.

      Under the Plan, the Company is authorized to issue shares of Common Stock or cash pursuant to "Awards" granted in the form of incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, restricted shares, stock appreciation rights, and performance units. Awards may be granted to key executives and other key employees of the Company, including officers of the Company and its subsidiaries.

      According to the Plan, Awards may be granted with respect to a maximum of 2,133,811 shares of Common Stock. No participant may be granted, in any year, Awards with respect to more than 500,000 shares of Common Stock. The Compensation Committee administers the Plan and has broad discretion in selecting Plan participants and determining the vesting period and other terms applicable to Awards granted under the Plan.

      In 1996, the Company granted a total of 820,700 nonqualified stock options under the Plan.

      A summary of the status of the Company's stock options as of December 31, 1996 and the changes during the year ended on that date is presented on the following page.

                                        NUMBER OF    WEIGHTED
                                        SHARES OF    AVERAGE
                                        UNDERLYING   EXERCISE
                                         OPTIONS     OPTIONS
                                        --------     -------
Outstanding at beginning of the year          --     $    --
Granted                                  820,700     $ 16.09
Exercised                                     --     $    --
Forfeited                               (128,000)    $(16.00)
Expired                                       --     $    --
                                        --------     -------
Outstanding at end of year               692,700     $ 16.11
                                        ========
Exercisable at end of year                    --         N/A
Weighted-average fair value                    0     $  3.20

      The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: no dividends, risk-free interest rates are different for each grant and range from 6.05% to 6.41%; the expected lives of options are 5 years; and volatility of 36.54% for all grants.

      As of December 31, 1996, there were 692,700 options outstanding with a weighted-average remaining contractual life of 9.39 years and a weighted-average exercise price of $16.11. None of these options were exercisable at that time.

      Had the compensation cost for the Company's stock-based compensation plans been determined consistent with SFAS 123, the Company's net income and net income per common share for 1996 would approximate the pro forma amounts below (in thousands, except per share amounts):

                                 AS REPORTED  PRO FORMA
                                   DEC. 31,    DEC. 31,
                                     1996        1996
                                   -------     -------
SFAS 123 charge                    $   - -     $   577
APB25 charge                       $    --     $    --
Net income                         $23,966     $23,615
Net income per common share        $  1.20     $  1.18

      The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts. SFAS 123 does not apply to awards prior to 1995, and the Company anticipates making awards in the future under its stock-based compensation plans.

18. RECEIVABLES FROM AFFILIATES:

      Management fees for one managed hotel, owned by an affiliate of the Company, are deferred until certain operating criteria, as defined in the partnership's management agreement and loan agreement, are met. As of December 31, 1995 and 1996, this deferred balance, a receivable from an affiliate included in partners' capital, was $1,223,000. These management fees will be collected upon meeting the operating criteria as defined in the agreement.

      In addition, included in partners' capital at December 31, 1995 were receivables from affiliates which include certain partner capital contributions and accrued interest of $1,080,000.

19. COMMITMENTS AND CONTINGENCIES:

      Litigation has been initiated against the Company pertaining to the right to use the Wyndham name for hotel service in the New York metropolitan area. On January 29, 1996, a temporary restraining order was issued by the Supreme Court of the State of New York which, pending the outcome of a trial, prevents the Company from using the Wyndham name in the New York area. An adverse decision in the litigation could prevent the Company from operating Wyndham brand hotels or advertising the Wyndham name in connection with the operation of a Wyndham brand hotel within a 50 mile radius of a hotel in Manhattan operated under the "Wyndham" name. It is management's opinion, based on legal counsel, that the range of losses resulting from the ultimate resolution of the aforementioned claim cannot be determined. The cost of $1,187,000 at December 31, 1996 for defending the trademark has been capitalized and is being amortized over 17 years, pending the ultimate resolution. An adverse decision may result in the immediate write-off of those capitalized costs.

      The Company received a Notice of Intent to make Sales and Use Tax audit changes from the Tampa Region of the Florida Department of Revenue for the period from July 31, 1990 through June 30, 1995. The audit assessed additional taxes of $584,000, penalty of $224,000 and interest of $201,000 for a total assessment of $1,009,000. The previous owners (an affiliate) have agreed to indemnify the Company with respect to any additional sales and use tax paid by the Company for the audit period. Management, after review and consultation with legal counsel, believes the Company has meritorious defenses to this matter and that any potential liability in excess of the $189,000 initially recorded would not materially effect the Company's consolidated financial statements.

      On February 29, 1996, an affiliate and the Company were served with a complaint filed on November 22, 1995 by an owner of a hotel managed by the affiliate. The claim involved the collection of a promissory note relating to an earlier litigation between the affiliate and the owner. The owner alleged that the transfer of certain management contracts by the affiliate to the Company was a fraudulent conveyance that rendered the affiliate insolvent. Liability for payment of the promissory note was not transferred to or assumed by the Company. This litigation was settled during 1996 at no cost to the Company.

      The Company has pending several other claims incurred in the normal course of business which, in the opinion of management, based on the advice of legal counsel, will not have a material effect on the consolidated financial statements.

      Pursuant to the terms of a management agreement of a hotel in which the Company has a 30% ownership, the Company has committed to fund up to $2.5 million for the renovation of the hotel property. The loan will bear an interest rate at 10% and will be collateralized by the outstanding partnership interest of owners. Interest will be due monthly and principal is payable in installments beginning January 1998 based on the operating income of the hotel. At December 31, 1996, none of such amount has been advanced. The Company also guarantees $2,340,000 in indebtedness of this hotel.

      Pursuant to the terms of the management agreements of two affiliate-owned hotels under construction, the Company has undertaken certain commitments to provide furniture, fixtures and equipment for each hotel at a fixed price totaling $8.1 million. As of December 31, 1996, the Company has funded such commitments totaling $5.0 million. The Company has indirectly paid the excess amount of approximately $300,000 by contributing such amount to the partnership that owns one of the hotels. The Company also paid certain pre-opening expenses for one of the hotels in the amount of $495,000. The Company has guaranteed to fund up to $230,000 in working capital per year for three years after one of the hotels is opened in the event that the hotel generates inadequate cash flow and the Company has guaranteed $875,000 in indebtedness.

      Pursuant to the terms of a management agreement for a resort hotel property, the Company has under-taken, subject to certain contingencies, certain commitments to provide approximately $2.0 million, approximately $1.6 million of which shall be used for preopening expenses and the purchase of furniture, fixtures and equipment and the remainder of which shall be used to fund working capital for the hotel. As of December 31, 1996, approximately $659,000 of such commitments has been funded.

      Pursuant to the terms of a management agreement of a hotel owned by an affiliate, the Company has guaranteed to fund up to $600,000 of working capital per year to the extent the entity experiences operating deficits, with a maximum required contribution of $2.3 million over the term of the guarantee extending from 1995 to 2000. The Company has not to date been required to make any capital contribution under the guarantee.

      The Company is subject to environmental regulations related to the ownership, management, development and acquisition of real estate (hotels). The cost of complying with the environmental regulations was not material to the Company's consolidated statements of income for the years ended December 31, 1994, 1995 and 1996. The Company is not aware of any environmental condition on any of its properties which is likely to have a material adverse effect on the Company's financial statements.

20. EMPLOYEE BENEFIT PLANS:

      The Company sponsors 401(k) retirement savings plans. Employees who are over 21 years of age and have completed one year of service are eligible to participate in the plans. The Company matches employee contributions up to 4% of an employee's salary. The aggregate expense under the plans amounted to approximately $166,000, $202,000 and $229,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

      The Company maintains a self-insured group health plan through a Voluntary Employee Benefit Association ("VEBA"). This plan is funded to the limits provided in the Internal Revenue Code, and liabilities have been recorded for estimated incurred but unreported claims. Aggregate and stop loss insurance exists at amounts which limit exposure to the Company. The Company has recognized expenses related to the plan of $687,000, $832,000 and $1,504,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

      Certain management employees are partners in an equity participation plan, Wyndham Employees, Ltd. ("WEL"). The Company has accounted for WEL in a manner similar to a formula unit incentive plan. Partners are admitted into WEL and partnership units are awarded at the discretion of Wyndham's Senior Executive Officers. Units vest five years after award date and are payable by WEL upon certain events. Unit values are determined by formulas related to appreciation in value of Wyndham and other affiliated entities. In addition, the Senior Executive Officers own limited partner interests in Wyndham and several affiliates of Wyndham. These limited partner interests were purchased by these Senior Executive Officers for amounts equal to the fair value of such interests. The Senior Executive Officers borrowed the funds used to purchase such limited partner interests from an affiliate of Wyndham and collateralized such borrowings with their limited partner interests. The Senior Executive Officers' shares of the distributable cash of the limited partnerships is used to repay such affiliate loans. For financial reporting purposes, the Company has recognized compensation expense under WEL and the Senior Executive Officer equity participation of $2,802,000, $3,992,000 and $2,919,000 for the years ended December 31, 1994, 1995 and 1996, respectively. The primary component of such expense was fixed at the Company's initial public offering price, and the Company will not incur additional expense for periods subsequent to the initial public offering. In February 1997, WEL was terminated upon the distribution of 646,696 shares of the Company's Common Stock held by WEL to its participants.

21. FAIR VALUE:

      The Company has estimated the fair value of its financial instruments at December 31, 1996 as required by Statement of Financial Accounting Standards No.
107. The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are reasonable estimates of their fair values. Long-term debt had a fair value of $112,135,000 at December 31, 1996, based on the quoted market prices. The carrying values of fixed rate debt are reasonable estimates of their fair values based on their discounted cash flows at discount rates currently available to the Company for debt with similar terms and remaining maturities at December 31, 1996.

22. TRANSACTIONS WITH RELATED PARTIES:

      The following discussion of certain relationships and transactions includes (i) hotel management and related fees paid to the Company by certain affiliates, (ii) capital contributions, loans and other payments made by the Company to certain affiliates in connection with the Company's entry into hotel management contracts with related parties, (iii) transactions between the Company and Crow Family Members and the Senior Executive Officers and (iv) loans made to the Senior Executive Officers of the Company that the Company purchased in connection with its formation.

      During 1994, 1995 and 1996, the Senior Executive Officers incurred indebtedness to Wyndham Finance Limited Partnership ("WFLP"), a partnership owned by Crow Family Members. In addition, Wyndham Employees Ltd. ("WEL"), in which certain executive officers of the Company have an interest, incurred indebtedness to WFLP. Notes representing such loans were purchased by the Company in May of 1996 in connection with its Formation for a cash payment to WFLP in the amount of $18,576,000 which is equivalent to the aggregate outstanding principal and accrued interest severally owing by the Senior Executive Officers and WEL to WFLP. Such promissory notes, which are made payable to the Company, accrue interest at 6% per annum and are fully collateralized by the pledge of shares of Common Stock held by the note obligors. The outstanding principal and accrued interest (compounded quarterly) is payable in a single lump sum in May 2001. The aggregate principal amounts of such loans, including interest, purchased by the Company in connection with its Formation, are as follows (in thousands):

                          1995    1996
                         ------  ------
James D. Carreker        $1,868  $5,135
Leslie V. Bentley        $  767  $1,890
Anne L. Raymond          $4,418  $4,625
Stanley M. Koonce, Jr    $  547  $1,926
Eric Danziger*           $1,116  $2,829
WEL                      $  881  $3,044

*Resigned in 1996.

      During 1994, 1995 and 1996, the Company made cash advances in the aggregate amounts of $1,093,000, $1,381,000 and $329,000, respectively, to the Hotel Partnerships in which Bedrock has an ownership interest. The advances were used to pay certain renovation costs for Wyndham Garden hotels that were redeveloped by Bedrock. The advances are repaid through Bedrock's redevelopment fund. At December 31, 1996 no amounts were outstanding.

      During 1994, 1995 and 1996, the Company made payments in the aggregate amounts of $1,352,000, $1,740,000 and $1,742,000, respectively, to Wyndham Travel Management Ltd., an entity owned by Lucy Billingsley (the daughter of Mr. and Mrs. Trammell Crow), for travel services provided to the Company.

      During 1994 and 1995, the Company made payments in the aggregate amounts of $701,000 and $830,000, respectively, to Caribbean Hotel Management Company ("CHMC"), which is owned by Crow Family Members. The Company's payment obligations under the agreement were released and discharged in connection with the Formation of the Company in exchange for a cash payment paid by the Company to CHMC.

      During 1994, 1995 and 1996, the Company made payments in the aggregate amounts of $744,000, $875,000 and $850,000, respectively, as lease payments for its corporate office space to Tower 2001 Limited Partnership, a partnership in which Crow Family Members have an ownership interest. The Company's current lease on its corporate office space expires in May 1997. Following this period, the lease reverts to a month-to-month term.

      During 1994 and 1995, the owners of hotels owned or leased by the Company made contributions to a loss prevention fund in the amounts of $620,000 and $624,000, which funds were deposited to WFLP pending the use of such contributions by the loss prevention fund. The contributions were used to cover a portion of the deductible on insurance policies for such hotels in connection with insured claims made against the hotels.

      In 1995, the Company made payments in connection with entering into a management contract for the Wyndham Anatole Hotel, in which Crow Family Members have an ownership interest. The amount of such payment was $523,000 and the purpose was to pay costs associated with converting the property to the Wyndham brand.

      During 1994, 1995 and 1996, the Company made payments in the aggregate amounts of $321,000, $332,000, and $289,000, respectively, to GHMB, Inc., an entity owned by a Senior Executive Officer for the operation of liquor concessions at a Wyndham Garden hotel.

      During 1995 and 1996, the Company received payments in the aggregate amount of $73,000 and $514,000 from Convention Center Boulevard Hotel Limited, Waterfront Hotel Associates, S.E. and WHC-LG Hotel Associates, L.P., Hotel Partnerships in which Crow Family Members and some or all of the Senior Executive Officers have an interest. The payments were received as construction and renovation fees for the Wyndham Riverfront and Wyndham San Juan Hotels and for the Company's La Guardia Airport hotel.

      Pursuant to the terms of its management agreement relating to the Wyndham Hotel at Los Angeles Airport (the "LAX"), Wyndham agreed to loan $4,560,000 to be applied to costs of refurbishment of the LAX. The refurbishment loan is evidenced by a promissory note (the "Note Receivable"), which has been partially funded in the amount of $3,974,000 as of December 31, 1996. The Company's obligation to make the remaining advances under the refurbishment loan is collateralized by a letter of credit, which, in turn, is collateralized by $865,000 as of December 31, 1996 in cash. Prior to the Formation of the Company, WHC LAX Associates, L.P. ("WHC LAX"), a limited partnership owned by Crow Family Members and the Senior Executive Officers, paid to Wyndham $4,560,000 in return for Wyndham's agreement to pay to WHC LAX all payments that Wyndham receives under the Note Receivable. Wyndham also agreed that, insofar as WHC LAX's $4,560,000 payment to the Company exceeds advances that Wyndham is obligated to make, but has not yet made, under the Note Receivable, it would pay to WHC LAX interest at a variable rate that has ranged from 5.25% to 5.81% per annum on the unfunded amounts. As of December 31, 1996, the Company has accrued such interest in the amount of $32,000.

      The Company has entered into a five year service agreement with ISIS 2000, an entity owned by Crow Family Members and the Senior Executive Officers, whereby ISIS 2000 will provide centralized reservations and property management services to all Wyndham brand hotels. The services will be provided for a fee comprised of an initial link-up charge plus a per reservation fee and a per hotel charge for the property management system. The service fee payable by the Company totaled $772,000 in 1996. The Company has entered into an asset management agreement with ISIS 2000 providing for human resource, finance, accounting, payroll, legal and tax services. In addition, the Company has guaranteed operating leases on behalf of ISIS 2000 in the approximate amount of $2.4 million as of December 31, 1996.

      In 1995 and 1996, the Company made payments to Trammell Crow Company in the amount of $387,000 and $937,000, respectively, for contract labor (including related costs) provided to the Company for management information services.

      The Company has made insurance premium payments to Wynright Insurance ("Wynright"), an entity owned by Crow Family Members and the Senior Executive Officers, with respect to certain insurance policies maintained for the benefit of the Company and hotels owned or leased by the Company. Such payments totaled $593,000 in 1996. The Company also will enter into an asset management agreement with Wynright providing for human resource, finance, accounting, payroll, legal and tax services.

      In 1996, a subsidiary of the Company entered into a master management agreement (the "Agreement") with Homegate, an affiliated entity, which provides for the Company to manage up to 60 extended-stay hotel properties and to provide Homegate with other services. The Company and Homegate have agreed that Homegate will pay Wyndham or an affiliate a one-time fee of $25,000 for Wyndham's provision of design services in developing the initial prototype, certain other fees for the provision of software and other services, and a commission of 5% of the aggregate purchase price of all items that Homegate purchases through Wyndham's purchasing department. Homegate also must reimburse Wyndham for up to $100,000 for the costs incurred in developing Homegate's payroll and accounts payable software and for developing a marketing database, which costs will be reimbursed ratably upon the signing of the first 10 management contracts. Wyndham and Homegate will agree upon any fees to be paid with respect to ongoing systems support and maintenance services. The Company currently manages seven extended stay hotel properties for Homegate.

      In connection with the execution of the Agreement, certain Crow Family Members have agreed to grant Wyndham a right of first refusal affording Wyndham a preferential right to purchase their shares in connection with any proposed sale by any of such parties or their affiliates.

      In May 1994, the Company entered into an Investment Agreement and an Option Agreement (collectively, the "Bedrock Agreements") with Bedrock pursuant to which, as amended, Bedrock agreed to provide up to $335 million in equity and debt capital (the "Investment Program") to acquire hotels or hotel management companies and to make hotel related investments that are approved by both the Company and Bedrock. Approximately $196 million of debt and equity capital has been invested pursuant to the Investment Program as of December 31, 1996. Although the commitments of certain of the participants in the Investment Program expire in mid-1997, the Company will be entitled to manage any Investment Program hotel for a term of 15 years. Pursuant to the terms of the Investment Agreement, Bedrock is not required to invest a minimum amount of capital through the Investment Program, and Wyndham has not invested in any of the 17 hotels acquired pursuant to the Investment Program. Pursuant to the Investment Agreement, as amended, the Company and Bedrock have agreed that the Company will be permitted to manage any hotel with 250 or fewer rooms that is sourced by Bedrock. Subject to certain limitations, certain Crow Family Members have the right to co-invest with Bedrock in the Investment Program. The Company also has certain limited rights to co-invest with Bedrock in the Investment Program; provided, however, that once the Company elects to co-invest in Investment Program projects, it must co-invest in each subsequent project or it would forfeit additional rights to co-invest. At December 31, 1994, 1995 and 1996, the Company had executed management contracts with Bedrock for 11, 15 and 17 Wyndham brand hotels, respectively, through the Investment Program.

      Bedrock has certain registration rights with respect to 2,276,055 shares of Common Stock. Bedrock also entered into the Stockholders' Agreement with the Company, Crow Family Members, the Senior Executive Officers and WEL, which provides for, among other things, representation on the Company's Board of Directors.

23.  SUPPLEMENTAL CASH FLOWS INFORMATION:

      The following table sets forth certain cash and non-cash investing and financing activities and other cash flow information (in thousands):

                                         YEAR ENDED DECEMBER 31,
                                         1994     1995     1996
                                        ------   ------  -------
Supplemental cash flow information:
  Interest paid                         $7,694   $8,154  $11,292
  Income taxes paid                         --       --    3,939
Non-cash activities:
  Capital lease obligations incurred       115      283      429
Acquisitions of businesses:
  Fair value of assets acquired             --       --   49,967
  Liabilities assumed                       --       --   16,497
Common stock issued for repayment
  of revolving credit agreement             --       --    7,500

24.  SUBSEQUENT EVENTS:

      In November 1996, the Company executed a contract for a hotel in Salt Lake City, Utah. The transaction, which closed in January 1997, required the Company to make deposits totaling $10.0 million with the lessor. The deposits were funded with cash borrowed under the Revolving Credit Facility.

      In February 1997, the Company, through a financial institution and a county authority, issued $9,675,000 in aggregate principal amount of revenue bonds. The bonds are issued to refinance the existing bonds that the Company assumed in the acquisition of the Wyndham Vinings Hotel. The bonds initially bear interest at a weekly rate (the "Weekly Rate Period") determined in accordance with the indenture of the bonds based on prevailing financial market conditions for revenue bonds (at March 17, 1997, such rate was 3.9%) plus a 2% credit enhancement fee as defined. The weekly rate may be converted to another interest rate determination method on the first business day of any calendar month at the Company's option, subject to the terms and conditions set forth in the indenture. The bonds mature in February 2023 and are subject to redemption in whole or in part during the Weekly Rate Period. The outstanding refinanced bonds at December 31, 1996 are recorded as long-term debt in the accompanying consolidated financial statements. The bonds are credit enhanced by a letter of credit in the amount of $9.675 million issued under the Revolving Credit Facility. See Note 12.

25. PRO FORMA FINANCIAL INFORMATION (UNAUDITED):

      The unaudited pro forma condensed consolidated statements of income of the Company are presented as if the initial public equity offering, the issuance of $100.0 million aggregate principal amount of 10.5% subordinated notes, the GHALP transaction, the closing of the Revolving Credit Facility and the subsequent acquisition of four additional hotel properties had occurred on January 1, 1995. These unaudited pro forma condensed consolidated statements of income are not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed as of January 1, 1995, nor do they purport to represent the results of operations for future periods.

                                              YEAR ENDED  DECEMBER 31,
                                                   1995      1996
                                                 --------  --------
                                               (IN THOUSANDS, EXCEPT
                                                 PER SHARE AMOUNTS)
        Total revenues                           $160,261  $180,298
        Operating income                         $ 20,687  $ 29,612
        Income before income taxes               $  8,193  $ 18,730
        Net income                               $  4,958  $ 11,332
        Earnings per common share outstanding    $    .25  $    .57

26. CONDENSED COMBINED FINANCIAL INFORMATION OF GUARANTOR SUBSIDIARIES:

      In connection with the issuance of the Notes, all of the Company's subsidiaries, with the exception of a number of subsidiaries (which subsidiaries are individually and collectively inconsequential), are fully and unconditionally guaranteeing the Company's obligations under the Notes on a joint and several basis (the "Guarantor Subsidiaries"). Accordingly, the condensed combined financial information set forth below summarizes financial information for all of the Guarantor Subsidiaries on a combined basis. Separate complete financial statements and other disclosure for the Guarantor Subsidiaries have not been presented because management does not believe that such information is material to investors.

      Condensed combined financial information of the Guarantor Subsidiaries (see notes to condensed combined financial information) as of December 31, 1995 and 1996 and for the years ended December 31, 1994, 1995 and 1996 are presented on the following page:

GUARANTOR SUBSIDIARIES CONDENSED COMBINED BALANCE SHEETS

                                                                          DECEMBER 31,
-------------------------------------------------------------------------------------------
                                                                      1995           1996
                                                                      ----           ----
                                                                         (IN THOUSANDS)
ASSETS
Current assets:
 Cash and cash equivalents                                          $ 3,708       $  9,673
 Cash, restricted                                                     2,595            865
 Accounts receivable, net                                            13,732         22,485
 Other                                                                1,606          2,466
                                                                    -------       --------
    Total current assets                                             21,641         35,489
Investment in an affiliate's hotel partnership                        2,597             --
Notes and other receivables from affiliates                           7,674          7,685
Notes receivable                                                      2,450          1,978
Property and equipment, net                                          47,321         61,062
Management contract costs, net                                        7,579          7,766
Security deposits                                                        --         15,105
Other                                                                 1,068          2,502
                                                                    -------       --------
  Total assets                                                      $90,330       $131,587
                                                                    =======       ========


LIABILITIES AND PARTNERS' CAPITAL AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable and accrued liabilities                           $ 6,600       $ 18,169
 Deposits                                                             1,914          1,147
 Current portion of long-term debt and capital lease obligations      3,428            510
 Due to affiliates                                                    1,454         42,666
                                                                    -------       --------
  Total current liabilities                                          13,396         62,492
                                                                    -------       --------
Payable to affiliates                                                 2,627             --
Payable to minority interest                                            218             --
Long-term debt and capital lease obligations                         40,659         29,944
                                                                    -------       --------
                                                                     43,504         29,944
                                                                    -------       --------
Minority interest                                                     7,379             --
                                                                    -------       --------
Partners' capital and stockholders' equity:
 Receivables from affiliates                                         (1,927)        (1,223)
 Partners' capital                                                   27,978             --
 Additional paid-in capital                                              --         31,071
 Retained earnings                                                       --          9,303
                                                                    -------       --------
   Total partners' capital and stockholders' equity                  26,051         39,151
                                                                    -------       --------
   Total liabilities and equity                                     $90,330       $131,587
                                                                    =======       ========




See notes to the condensed combined financial information.

GUARANTOR SUBSIDIARIES CONDENSED COMBINED STATEMENTS OF INCOME

                                                          YEAR ENDED DECEMBER 31,
-------------------------------------------------------------------------------------
                                                        1994       1995        1996
                                                        ----       ----        ----
                                                               (IN THOUSANDS)
Revenues                                               $55,611    $65,524    $118,930
                                                       -------    -------    --------
Operating costs and expenses                            42,659     51,210      87,957
Depreciation and amortization                            3,328      3,929       4,667
Other                                                      175        105         654
                                                       -------    -------    --------
  Total operating costs and expenses                    46,162     55,244      93,278
                                                       -------    -------    --------
Operating income                                         9,449     10,280      25,652
Interest expense, net                                   (4,194)    (3,816)     (2,600)
Equity in earnings of hotel partnership                  1,237      1,664         870
Foreign currency gain                                      404        405          --
                                                       -------    -------    --------
Income before minority interests, income taxes
 and extraordinary item                                  6,896      8,533      23,922
Income attributable to minority interests                  186        724         571
                                                       -------    -------    --------
Income before income taxes and extraordinary items       6,710      7,809      23,351
Income taxes                                                --         --       6,308
                                                       -------    -------    --------
Income before extraordinary item                         6,710      7,809      17,043
Extraordinary item (less applicable tax benefits)           --         --      (1,028)
                                                       -------    -------    --------
   Net income                                          $ 6,710    $ 7,809    $ 16,015
                                                       =======    =======    ========

See notes to the condensed combined financial information.

GUARANTOR SUBSIDIARIES CONDENSED COMBINED STATEMENTS OF CASH FLOWS

                                                             YEAR ENDED DECEMBER 31,
---------------------------------------------------------------------------------------
                                                         1994       1995        1996
                                                         ----       ----        ----
                                                                (IN THOUSANDS)
Net cash provided by operating activities               $11,823   $ 13,144   $  11,823
                                                        -------   --------   ---------
Cash flows from investing activities:
 Purchase of property and equipment                      (1,820)    (2,917)     (6,584)
 Sale of property and equipment                              --         --     133,778
 Investments in management contracts                       (285)    (4,346)     (1,537)
 Notes and other receivables from affiliates                 --     (7,674)        (11)
 Notes receivable                                            --     (2,451)     (1,252)
 Payments for purchase of hotels, net of
    cash acquired                                            --         --      (2,520)
 Acquisition of minority interest                            --         --      (5,479)
 Other                                                    1,903     (3,080)      1,674
                                                        -------   --------   ---------
        Net cash provided by (used in)
         investing activities                              (202)   (20,468)    118,069
                                                        -------   --------   ---------
Cash flows from financing activities:
 Partners' contributed capital                            1,781     13,711      26,502
 Partners' capital distributions                         (6,368)   (10,672)    (42,572)
 Distribution made to withdrawing partners                   --     (2,577)         --
 Decrease in receivable from affiliates                      --         --       2,933
 Increase (decrease) in payable to affiliate             (1,035)    (1,215)     35,251
 Decrease in payable to minority interest                    --         --        (218)
 Proceeds from long-term borrowings and
    issuance of debt                                         --     13,600       2,500
 Repayments on long-term debt and capital lease
    obligations                                          (3,858)    (4,201)   (148,323)
 Other                                                     (219)       (83)         --
                                                        -------   --------   ---------
        Net cash provided by (used in)
         financing activities                            (9,699)     8,563    (123,927)
                                                        -------   --------   ---------
Increase in cash and cash equivalents                     1,922      1,239       5,965
Cash and cash equivalents at beginning of year              547      2,469       3,708
                                                        -------   --------   ---------
Cash and cash equivalents at end of year                $ 2,469   $  3,708   $   9,673
                                                        =======   ========   =========

See notes to the condensed combined financial information.

NOTES TO CONDENSED COMBINED FINANCIAL INFORMATION

      1. The foregoing condensed combined financial information for 1994 and 1995 includes Wyndham (100%), WHI Limited Partnership (100%) and Rose Hall Associates (62.5%). Also reflected in this information is an investment in Garden Hotel Associates L.P. (30%), which was being accounted for using the equity method.

      2. The foregoing condensed combined financial information for 1996 includes GHALP Corporation, Waterfront Management Corporation, WHCMB, Inc., Wyndham Management Corporation, Wyndham Hotels & Resorts (Aruba) N.V., WHC Vinings Corporation, WH Interest, Inc., Wyndham IP Corporation, Rose Hall Associates, L.P., XERXES Limited, WHC Caribbean, Ltd., WHC Development Corporation, WHC Franchise Corporation, WHCMB Overland Park, Inc., WHCMB, Toronto Inc., WHC Columbus Corporation, Wyndham Hotels & Resorts Management Ltd., and WHC Salt Lake City Corporation, and a subsidiary for a non-branded hotel. They all are wholly-owned subsidiaries of the Company at December 31, 1996.

NOTE 27. QUARTERLY FINANCIAL DATA (UNAUDITED):

      Quarterly financial data for 1995 and 1996 are summarized as follows (in thousands, except per share data):

                                        QUARTER ENDED
1995                       MARCH 31      JUNE 30     SEPT. 30     DEC. 31
                           --------      -------     --------     -------
Total revenues             $21,919       $21,315     $22,267      $22,389
Operating income             4,978         3,740       3,309        2,598
Net income                   3,019         2,177       1,705        1,048

                                        QUARTER ENDED
1996                     MARCH 31     JUNE 30       SEPT. 30      DEC. 31
                         --------     -------       --------      -------
Total revenues           $26,484      $34,042       $41,415       $46,134
Operating income           6,615        3,803         7,079         8,506
Income before
 extraordinary item        5,168       13,624         2,769         3,536
Net income                 5,168       12,493         2,769         3,536
Earnings per common
 share outstanding:
 Income before
 extraordinary item           --          .67           .14           .18
 Net income                   --          .61           .14           .18

Note: Earnings per share data for 1995 and March quarter of 1996 relates to periods prior to the Company's formation and therefore is not presented.

                           WYNDHAM HOTEL CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                                (in thousands)

                                                      December 31,   March 31,
                                                         1996          1997
                                                      -----------    --------
                                                                    (Unaudited)

                                     ASSETS
Current assets:
   Cash and cash equivalents...........................  $ 11,517    $  7,087
   Cash, restricted....................................       865         450
   Accounts receivable, less allowance of $941.........
     at December 31, 1996 and $1,335 at March 3l, 1997.    13,330      18,743
   Due from affiliates.................................    12,686      19,665
   Inventories.........................................     1,430       1,417
   Deferred income taxes...............................     1,539       2,045
   Other...............................................     1,412       1,174
                                                         --------    --------
      Total current assets.............................    42,779      50,581
Investment in a hotel partnerships.....................     1,125       1,091
Notes and other receivables from affiliates............     7,685       7,685
Notes receivable.......................................     6,307       6,340
Property and equipment, net............................   134,176     140,923
Management contract costs, net.........................     7,766       9,990
Security deposits......................................    15,288      24,456
Deferred income taxes..................................    14,148      13,584
Other..................................................    13,688      12,944
                                                         --------    --------
     Total assets......................................  $242,962    $267,594
                                                         ========    ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses................  $ 23,556    $ 32,879
  Deposits.............................................       959         963
  Deposits from affiliates.............................       344         344
  Current portion of long-term debt and
     capital lease obligations.........................       510         522
                                                         --------    --------
     Total current liabilities.........................    25,369      34,708
                                                         --------    --------
Borrowings under revolving credit facility.............        -        8,000
Long-term debt and capital lease obligations...........   129,944     129,809
Deferred gain..........................................    12,065      11,880
                                                         --------    --------
                                                          142,009     149,689
                                                         --------    --------
Stockholders' equity:
  Common stock.........................................       200         200
  Additional paid-in capital...........................    84,342      84,342
  Retained earnings....................................    11,714      16,549
  Receivables from affiliates..........................    (1,223)     (1,255)
  Notes receivable from stockholders...................   (19,449)    (16,639)
                                                         --------    --------
     Total stockholders' equity........................    75,584      83,197
                                                         --------    --------
     Total liabilities and stockholders' equity........  $242,962    $267,594
                                                         ========    ========

   The accompanying notes are an integral part of the consolidated financial statements.

                           WYNDHAM HOTEL CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                     (in thousands, except per share amount)


                                                                                             Three Months Ended
                                                                                                  March 31,
                                                                                            ------------------------
                                                                                              1996           1997
                                                                                            ---------      ---------
                                                                                                 (Unaudited)
Revenues:
   Hotel revenues ...................................................................    $    16,829     $    42,325
   Management fees ..................................................................          2,601           2,121
   Management fees - affiliates .....................................................          2,601           3,978
   Service fees .....................................................................            410             494
   Service fees - affiliates ........................................................            554             566
   Reimbursements ...................................................................          1,626           1,341
   Reimbursements - affiliates ......................................................          1,956           2,028
   Other ............................................................................             33               -
                                                                                         -----------     -----------
         Total revenues .............................................................         26,610          52,853
                                                                                         -----------     -----------
Operating costs and expenses:
   Hotel expenses ...................................................................         10,352          31,186
   Selling, general and administrative expenses .....................................          4,273           5,395
   Reimbursable expenses ............................................................          1,626           1,341
   Reimbursable expenses - affiliates ...............................................          1,956           2,028
   Depreciation and amortization ....................................................          1,661           2,559
                                                                                         -----------     -----------
         Total operating costs and expenses .........................................         19,868          42,509
                                                                                         -----------     -----------
Operating income ....................................................................          6,742          10,344
Interest income .....................................................................            126             445
Interest income - affiliates ........................................................            178             186
Interest expense ....................................................................         (2,114)         (3,550)
Equity in earnings (loss) of hotel partnerships .....................................            828             (34)
Amortization of deferred gain .......................................................              -             185
                                                                                         -----------     -----------
Income before minority interests and income taxes ...................................          5,760           7,576
Income attributable to minority interests ...........................................            593               -
                                                                                         -----------     -----------
Income before income taxes ..........................................................          5,167           7,576
Provision for income taxes ..........................................................              -           2,992
                                                                                         -----------     -----------
Net income ..........................................................................    $     5,167     $     4,584
                                                                                         ===========     ===========
Earnings per share: Primary and fully diluted .......................................         N/A        $       .23
Average number of common shares outstanding .........................................         N/A             20,018

       The accompanying notes are an integral part of the consolidated financial statements.

                           WYNDHAM HOTEL CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                                  Three Month, Ended
                                                                                      March 31,
                                                                                --------------------
                                                                                  1996        1997
                                                                                ---------  ---------
                                                                                     (Unaudited)
Cash flows from operating activities:
   Net income ..................................................................  $ 5,167  $   4,584
   Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization .............................................    1,661      2,223
     Deferred income taxes .....................................................       --         58
     Provision for bad debt ....................................................      119        423
     Amortization of deferred debt issuance costs ..............................       --        336
     Amortization of deferred gain .............................................       --       (185)
     Equity in (earnings) loss of hotel partnerships ...........................     (455)        34
     Minority interest..........................................................      593         --
     Net withdrawals from restricted cash ......................................      120        416
   Changes to operating assets and liabilities:
     Accounts receivable .......................................................   (2,904)    (6,166)
     Net change in due to from affiliates ......................................     (716)    (6,980)
     Inventories ...............................................................      (42)        12
     Other .....................................................................      239     (1,454)
     Current income taxes ......................................................       --      2,934
     Accounts payable and accrued expenses .....................................      757      6,388
     Deposits ..................................................................     (714)         4
     Deposits from affiliates ..................................................      (38)        --
     Security deposits .........................................................       --     (7,107)
                                                                                  -------    -------
         Net cash provided by (used in) operating activities ...................    3,787     (4,480)
                                                                                  -------    -------
Cash flows from investing activities:
     Purchase of property and equipment ........................................     (562)    (8,733)
     Investments in management contracts .......................................      (23)    (2,078)
     Notes and other receivables from affiliates ...............................      (36)        --
     Advances on notes receivable ..............................................       --        (53)
     Increase in long-term restricted cash .....................................      (32)       (45)
     Collections on notes receivable ...........................................       --         20
     Other .....................................................................   (2,474)        --
                                                                                  -------    -------
         Net cash used in investing activities .................................   (3,127)   (10,889)
                                                                                  -------    -------
Cash flows from financing activities:
   Partners' contributed capital ...............................................    4,791         --
   Partners' capital distributions .............................................   (4,980)        --
   Increase in payable to minority interest ....................................        4         --
   Proceeds from borrowings under revolving credit facilitv ....................       --     10,750
   Repayments on revolving credit facility .....................................       --     (2,750)
   Proceeds from long-term borrowings ..........................................    2,540      9,675
   Repayments on long-term borrowings and capital lease obligations ............   (1,091)    (9,798)
   Collections on notes receivable from stockholders ...........................       --      3,062
                                                                                  -------    -------
         Net cash provided by financing activities .............................    1,264     10,939
                                                                                  -------    -------
Increase (decrease) in cash and cash equivalents ...............................    1,924     (4,430)
Cash and cash equivalents at beginning of period ...............................    4,160     11,517
                                                                                  -------    -------
Cash and cash equivalents at end of period .....................................  $ 6,084    $ 7,087
                                                                                  =======    =======


         The accompanying notes are an integral part of the consolidated financial statements.

                           WYNDHAM HOTEL CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. BASIS OF PRESENTATION:

        Wyndham Hotel Corporation ("WHC") was incorporated and formed in February 1996. The accompanying consolidated financial statements of WHC at December 31, 1996 and March 31, 1997 and for the three months ended March 31, 1997 include the accounts of WHC, its wholly owned subsidiaries and a 30% owned hotel entity which is accounted for using the equity method (collectively, the "Company"). Financial statements for the three months ended March 31, 1996 relating to the period prior to the Company's formation include the combined accounts of WHC and its majority owned entities. All significant intercompany balances and transactions have been eliminated.

        These unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. They do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation at March 31, 1997 have been included. Operating results for the three months ended March 31, 1997 are not necessarily indicative of the operating results for the year ending December 31, 1997. These financial statements should be read in conjunction with the consolidated financial statements and footnotes thereto included in the annual report on Form 10-K of the Company for the year ended December 31, 1996.

        Certain prior period amounts have been reclassified to conform to the current period presentation.

2. ACQUISITION OF LEASE AGREEMENT:

        In January 1997, the Company entered into a lease agreement relating to the Wyndham hotel property in Salt Lake City. The lease is qualified as an operating lease. The lease required the Company to make deposits totaling $10.0 million with the lessor. The deposits were funded with cash borrowed under the revolving credit facility. The minimum rent under the lease is $4.4 million per year. Beginning January 1998 through the end of the term of the lease, additional rent ranging from 5% to 8% of the excess total hotel sales, as defined, will be paid.

3. EARNINGS PER SHARE:

        Earnings per share for the quarter ended March 31, 1997 are computed based on the weighted average number of shares of common stock outstanding. The impact of common stock equivalents to earnings per share is immaterial. Earnings per share data for the quarter ended March 31, 1996 relates to period prior to the Company's initial public offerings and therefore is not presented.

        In February 1997, Financial Accounting Standard Board issued Statement of Financial Accounting Standards No.128 ("SFAS 128"), Earnings Per Share ("EPS"). SFAS 128 requires basic EPS to be computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period and diluted EPS to reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. SFAS 128 is effective for financial statements issued for periods ending after December 15, 1997 and requires restatement of all prior period EPS data presented. Earlier application is not permitted. The impact of the implementation of SFAS 128 on the Company's consolidated financial statements is expected to be immaterial. Basic EPS and diluted EPS would have been $.23 and $.22, respectively, for the quarter ended March 31, 1997 if SFAS 128 were adopted.

4. REFINANCE OF DEBT:

        In February 1997, the Company, through a financial institution and a county authority, issued revenue bonds totaling $9,675,00O. The bonds were issued to refinance the existing bonds that the Company assumed in the acquisition of the Wyndham Vinings Hotel in May 1996. The bonds initially bear interest at a weekly rate (the "Weekly Rate Period") determined in accordance with the indenture of the bonds based on prevailing financial market conditions for the revenue bonds (at March 31, 1997, such rate was 3.6%) plus a 2% credit enhancement fee. The weekly rate may be converted to another interest rate determination method on the first business day of any calendar month at the Company's option, subject to the terms and conditions set forth in the indenture. The bonds mature in February 2023 and are subject to redemption in whole or in part during the Weekly Rate Period. The bonds are credit enhanced by a letter of credit in the amount of $9,794,281 issued under the revolving credit facility.

5. COMMITMENTS AND CONTINGENCIES:

        Litigation has been initiated against the Company pertaining to the right to use the Wyndham name for hotel service in the New York metropolitan area. On January 29, 1996, a temporary restraining order was issued by the Supreme Court of the State of New York which, pending the outcome of a trial, prevents the Company from using the Wyndham name in the New York area. An adverse decision in the litigation could prevent the Company from operating Wyndham brand hotels or advertising the Wyndham name in connection with the operation of a Wyndham brand hotel within a 50 mile radius of a hotel in Manhattan operated under the "Wyndham" name. It is management's opinion, based on legal counsel, that the range of losses resulting from the ultimate resolution of the aforementioned claim cannot be determined. The cost of $1,274,000 at March 31, 1997 for defending the trademark has been capitalized and is being amortized over 17 years, pending the ultimate resolution. An adverse decision may result in the immediate write-off of those capitalized costs.

        The Company received a Notice of Intent to make Sales and Use Tax audit changes from the Tampa Region of the Florida Department of Revenue for the period from July 31, 1990 through June 30, 1995. The audit assessed additional taxes of $584,000, penalty of $224,000 and interest of $201,000 for a total assessment of $1,009,000. The previous owners (an affiliate) have agreed to indemnify the Company with respect to any additional sales and use tax paid by the Company for the audit period. Management, after review and consultation with legal counsel, believes the Company has meritorious defenses to this matter and that any potential liability in excess of the $189,000 recorded would not materially effect the Company's consolidated financial statements.

        The Company has pending several other claims incurred in the normal course of business which, in the opinion of management, based on the advice of legal counsel, will not have a material effect on the consolidated financial statements.

        Pursuant to the terms of the management agreements of two affiliate-owned hotels under construction, the Company has undertaken certain commitments to provide furniture, fixtures and equipment for each hotel at a fixed price totaling $8.1 million. As of March 31, 1997, the Company has satisfied commitments totaling $5.4 million. The Company has indirectly paid the excess over the fixed price amount of approximately $444,000 by contributing such amount to the partnership that owns one of the hotels. The Company has guaranteed to fund up to $230,000 in working capital per year for three years after one of the hotels is opened in the event that the hotel generates inadequate cash flow and the Company has guaranteed $875,000 in indebtedness.

        Pursuant to the terms of a management agreement of a hotel in which the Company has a 30% ownership, the Company has committed to fund up to $2.5 million for the renovation of the hotel property. The loan will bear an interest rate at 10% and will be collateralized by the outstanding partnership interest of the owners. Interest will be due monthly and principal is payable in installments beginning January 1998 based on the operating income of the hotel. As of March 31 1997, the Company has not made any of such advances. The Company also guarantees $2,340,000 in indebtedness of this hotel.

        Pursuant to the terms of a management agreement of a hotel owned by an affiliate, the Company has guaranteed to fund up to $600,000 of working capital per year to the extent the entity experiences operating deficits, with a maximum required contribution of $2.3 million over the term of the guarantee extending from 1995 to 2000. The Company has not to date been required to make any capital contribution under the guarantee.

        The Company is subject to environmental regulations related to the ownership, management, development and acquisition of real estate (hotels). The cost of complying with the environmental regulations was not material to the Company's consolidated statements of income for the three months ended March 31, 1996 and 1997. The Company is not aware of any environmental condition on any of its properties which is likely to have a material adverse effect on the Company's financial statements.

6. CONDENSED COMBINED FINANCIAL INFORMATION OF GUARANTOR SUBSIDIARIES:

        In connection with the issuance of the $100 million subordinated notes ("Notes"), all of the Company's direct and indirect subsidiaries, with the exception of a number of subsidiaries (which subsidiaries are individually and collectively inconsequential), are fully and unconditionally guaranteeing the Company's obligations under the Notes on a joint and several basis (the "Guarantor Subsidiaries"). Accordingly, the condensed combined financial information set forth below summarizes financial information for all of the Guarantor Subsidiaries on a combined basis. Separate complete financial statements and other disclosure for the Guarantor Subsidiaries have not been presented because management does not believe that such information is material to investors. The condensed combined financial information of the Guarantor Subsidiaries as of December 31, 1996 and March 31, 1997, and for the three months ended March 31, 1996 and 1997 are presented as follows:

                             GUARANTOR SUBSIDIARIES
                        CONDENSED COMBINED BALANCE SHEETS
                                 (in thousands)


                                                                              December 31,  March 31,
                                                                                 1996         1997
                                                                              -----------   ---------
                                                                                     (Unaudited)
                                        ASSETS
Current assets:
   Cash and cash equivalents ..............................................   $   9,673    $   5,912
   Cash, restricted .......................................................         865          373
   Accounts receivable, net ...............................................      22,085       38,510
   Other ..................................................................       2,466        2,054
                                                                              ---------    ---------
          Total current assets ............................................      35,089       46,849
Notes and other receivables from affiliates ...............................       7,685        7,685
Notes receivable ..........................................................       1,978        2,031
Property and equipment, net ...............................................      61,062       62,397
Management contract costs, net ............................................       8,166        9,990
Security deposits .........................................................      15,105       24,275
Other .....................................................................       2,502        3,221
                                                                              ---------    ---------
          Total assets ....................................................   $ 131,587    $ 156,448
                                                                              =========    =========


                             LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable and accrued liabilities ...............................   $  18,169    $  23,002
   Deposits ...............................................................       1,147          972
   Current portion of long-term debt and capital lease obligations ........         510          522
   Due to affiliates ......................................................      42,666       56,666
                                                                              ---------    ---------
          Total current liabilities .......................................      62,492       81,162
                                                                              ---------    ---------
Long-term debt and capital lease obligations ..............................      29,944       29,809
                                                                              ---------    ---------
Stockholder's equity:
   Receivable from affiliates .............................................      (1,223)      (1,255)
   Additional paid-in capital .............................................      31,071       31,071
   Retained earnings ......................................................       9,303       15,661
                                                                              ---------    ---------
          Total stockholder's equity ......................................      39,151       45,477
                                                                              ---------    ---------
             Total liabilities and stockholder's equity ...................   $ 131,587    $ 156,448
                                                                              =========    =========

           See note to the condensed combined financial information.

                             GUARANTOR SUBSIDIARIES
                     CONDENSED COMBINED STATEMENTS OF INCOME
                                 (in thousands)

                                                    Three Months Ended
                                                         March 31,
                                                    --------------------
                                                      1996        1997
                                                    --------    --------
                                                        (Unaudited)
Revenues ........................................   $ 21,145    $ 43,831
                                                    --------    --------

Operating costs and expenses ....................     14,009      31,445
Depreciation and amortization ...................      1,069       1,421
Other ...........................................         96         134
                                                    --------    --------
      Total operating costs and expenses ........     15,174      33,000
                                                    --------    --------
Operating income ................................      5,971      10,831
Interest expense, net ...........................       (889)       (322)
Equity in earnings of hotel partnerships ........        829          --
                                                    --------    --------
Income before minority interests and income taxes      5,911      10,509
Income attributable to minority interests .......        593          --
                                                    --------    --------
Income before income taxes ......................      5,318      10,509
Income taxes ....................................         --       4,151
                                                    --------    --------
      Net income ................................   $  5,318    $  6,358
                                                    ========    ========

           See note to the condensed combined financial information.

                             GUARANTOR SUBSIDIARIES
                   CONDENSED COMBINED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                Three Months Ended
                                                                     March 31,
                                                               --------------------
                                                                 1996        1997
                                                               -------     --------
                                                                   (Unaudited)
Net cash provided by (used in) operating activities ........   $ 4,177     $ (9,496)
                                                               -------     --------

Cash flows from investing activities:
   Purchase of property and equipment ......................      (361)      (2,470)
   Investments in management contracts .....................       (23)      (2,078)
   Notes and other receivable from affiliates ..............       (36)          --
   Decrease in long-term restricted cash ...................        --          533
   Other ...................................................    (2,223)         (53)
                                                               -------     --------
              Net cash used in investing activities ........    (2,643)      (4,068)
                                                               -------     --------

Cash flows from financing activities:
   Partners' contributed capital ...........................     4,579           --
   Partners' capital distributions .........................    (4,807)          --
   Increase in receivables from affiliates .................        --       (4,074)
   Increase (decrease) in payables to affiliates ...........    (1,162)      14,000
   Proceeds from long-term borrowings ......................     2,540        9,675
   Repayment of long-term debt and capital lease obligations      (843)      (9,798)
   Other ...................................................         4           --
                                                               -------     --------
              Net cash provided by financing activities ....       311        9,803
                                                               -------     --------
Increase (decrease) in cash and cash equivalents ...........     1,845       (3,761)
Cash and cash equivalents at beginning of period ...........     3,708        9,673
                                                               -------     --------
Cash and cash equivalents at end of period .................   $ 5,553     $  5,912
                                                               =======     ========

Note to Condensed Combined Financial Information:

(1) The foregoing condensed combined financial information includes GHALP Corporation, Waterfront Management Corporation, WHCMB, Inc., Wyndham Management Corporation, Wyndham Hotels & Resorts (Aruba) N.V., WHC Vinings Corporation, WH Interest, Inc., Wyndham IP Corporation, Rose Hall Associates, L.P., XERXES Limited, WHC Caribbean, Ltd., WHC Development Corporation, WHC Franchise Corporation, WHCMB Overland Park, Inc., WHCMB, Toronto, Inc., WHC Columbus Corporation, Wyndham Hotels & Resorts Management Ltd, and a management subsidiary for a non-branded hotel. They all are wholly-owned subsidiaries of the Company at March 31, 1997.

7.    SUBSEQUENT EVENTS:

    On April 14, 1997, the Company entered into a merger agreement with Patriot American Hospitality, Inc. ("Patriot"), which also entered into a related stock purchase agreement (collectively, the "Patriot Merger Agreement"), pursuant to which the Company will merge with and into the successor to Patriot ("New Patriot REIT") following Patriot's merger with and into California Jockey Club (the "Cal-Jockey Merger"), with New Patriot REIT being the surviving company (the "Patriot Merger"). As a result of the Patriot Merger, New Patriot REIT will acquire all of the assets of the Company, including the Company's portfolio of 23 owned and leased hotels, with an aggregate of 4,877 rooms, as well as the Company's 79 managed and franchised properties throughout North America and the Wyndham, Wyndham Garden and Wyndham Hotels & Resorts proprietary brand names. Pursuant to the Patriot Merger Agreement, each outstanding share of common stock of the Company ("Wyndham Common Stock") will be converted into the right to receive 0.712 shares (the "Patriot Exchange Ratio") of common stock of each of New Patriot REIT and Patriot American Hospitality Operating Company ("New Patriot Operating Company", known as Bay Meadows Operating Company prior to the Cal-Jockey Merger), which shares be paired and transferable and trade together as a single unit following the Cal-Jockey Merger (the "Paired Shares"). The Patriot Exchange Ratio is subject to adjustment in the event that the average of the closing prices of the Paired Shares on the twenty trading days preceding the fifth trading day prior to the Company's stockholders' meeting called to approve the Patriot Merger (the "Average Trading Price") is less than $42.13 per Paired Share. If the Average Trading Price is between $40.21 and $42.13 per Paired Share, the Patriot Exchange Ratio will be adjusted so that each outstanding share of Wyndham Common Stock will be converted into the right to receive a number of Paired Share equal to $30.00 divided by the Average Trading Price. If the Average Trading Price is less than $40.21 per Paired Share, there will be no further adjustments to the Patriot Exchange Ratio, which at that point would equate to 0.746 Paired Shares per share of Wyndham Common Stock; however, in such circumstances, the Company has the right, waivable by it, to terminate the Patriot Merger Agreement without liability. In lieu of receiving Paired Shares, the Company's stockholders have the right to elect to receive cash in an amount per share equal to the Patriot Exchange Ratio (as it may be adjusted) multiplied by the average of the closing prices of the Paired Shares on the five trading days immediately preceding the closing of the Patriot Merger, up to a maximum aggregate amount of $100 million. If stockholders holding shares of Wyndham Common Stock with a value in excess of this amount elect to receive cash, such cash will be allocated on a pro rata basis among such stockholders. In connection with the Patriot Merger, New Patriot REIT will assume the Company's existing indebtedness, which is approximately $138 million as of April 14, 1997.

   In connection with the execution of the Patriot Merger Agreement Patriot also entered into agreements with partnerships affiliated with members of the Trammell Crow family providing for the acquisition by New Patriot REIT of 11 full-service Wyndham branded hotels with 3,072 rooms, located throughout the United States, for approximately $331.7 million in cash, plus approximately $14 million in additional consideration if two hotels meet certain operational targets (the "Crow Acquisition" and, collectively with the Patriot Merger, the "Proposed Patriot Transactions"). The Patriot Merger and the Crow Acquisition, which will be consummated concurrently, are subject to various conditions including, without limitation, the consummation of the Cal-Jockey Merger and the transactions related thereto and the approval of the Patriot Merger and certain of the related transactions by the stockholders of New Patriot REIT, New Patriot Operating Company and the Company. It is currently anticipated that the stockholder meetings to approve the Proposed Patriot Transactions will occur in the fourth quarter of 1997.

   On April 14, 1997, an action styled Kwalburn v. James D. Carreker, et. al., was filed in the Delaware Court of Chancery in and for New Castle County, purportedly as a class action on behalf of the Company's stockholders,against the Company, Patriot and the members of the Board of Directors of the Company. The complaint alleges that the Company's Board of Directors breached its fiduciary duties owed to the Company's public stockholders in connection with the Board of Director's approval of the Patriot Merger. In particular, the compliant alleges that the Patriot Merger was negotiated at the expense of the Company's public stockholders, and that the Company's Board of Directors permitted Patriot to negotiate on more favorable terms the Crow Acquisition with members of the Trammell Crow family. The complaint seeks to enjoin, preliminarily and permanently consummation of the Patriot Merger under the terms presently proposed and also seeks unspecified damages. The defendants deny the allegations in the complaint and expect to defend the action vigorously.

   In April 1997, the Company acquired a 200 room hotel property in Dallas, Texas. The acquisition was paid with cash borrowed under the revolving credit facility.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners
Crow Family Hotel Partnerships

  We have audited the accompanying combined balance sheets of Crow Family Hotel Partnerships (identified in Note 1) (collectively the "Partnerships") as of December 31, 1996 and 1995 and the related combined statements of operations, partners' deficit and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying combined financial statements were prepared to present the balance sheets and related results of operations and cash flows of the Partnerships, which are to be acquired by Patriot American Hospitality, Inc., and may not necessarily reflect the financial position, results of operations and cash flows of the Partnerships that might have resulted had they actually operated as a stand-alone entity.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Partnerships as of December 31, 1996 and 1995 and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                        /s/ ARTHUR ANDERSEN LLP
Dallas, Texas
 May 6, 1997

                         CROW FAMILY HOTEL PARTNERSHIPS

                            COMBINED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                   DECEMBER 31       MARCH 31
                                                ------------------  -----------
                                                  1995      1996       1997
                                                --------  --------  -----------
                                                                    (UNAUDITED)
                    ASSETS
                    ------
Current assets:
  Cash and cash equivalents.................... $  1,443  $  2,377   $  4,172
  Cash, restricted.............................    2,626     3,062      2,771
  Accounts receivable, less allowance of $119
   and $112 in 1995 and 1996, respectively.....    5,284     6,733      8,087
  Inventories..................................      988     1,002        954
  Prepaid expenses and other...................    1,123     1,429      2,166
                                                --------  --------   --------
    Total current assets.......................   11,464    14,603     18,150

Cash, restricted for noncurrent assets.........    4,567     3,593      4,248
Property and equipment, net....................  164,429   176,501    180,276
Other assets...................................    8,846     8,773      8,438
                                                --------  --------   --------
    Total assets............................... $189,306  $203,470   $211,112
                                                ========  ========   ========
           LIABILITIES AND PARTNERS' DEFICIT
           ---------------------------------
Current liabilities:
  Accounts payable and accrued expenses........ $ 18,070  $ 18,951   $ 17,419
  Due to affiliates............................    4,206       384      5,727
  Due to operator..............................    1,925     2,855      3,662
  Advance deposits.............................      857     1,206      1,310
  Current portion of long-term debt (net of
   discount of $1,779 and $1,746 in 1995 and
   1996) and capital lease obligations.........    1,901    68,078     69,582
                                                --------  --------   --------
    Total current liabilities..................   26,959    91,474     97,700
                                                --------  --------   --------
Advances from partners.........................    4,679     4,911      5,358
Long-term debt and capital lease obligations...  219,804   163,858    164,255
                                                --------  --------   --------
                                                 224,483   168,769    169,613
                                                --------  --------   --------
Commitments and contingencies
Partners' deficit..............................  (62,136)  (56,773)   (56,201)
                                                --------  --------   --------
    Total liabilities and partners' deficit.... $189,306  $203,470   $211,112
                                                ========  ========   ========

     The accompanying notes are an integral part of the combined financial statements.

                         CROW FAMILY HOTEL PARTNERSHIPS

                       COMBINED STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)


                           YEAR ENDED DECEMBER 31     QUARTER ENDED MARCH 31
                           -------------------------  ------------------------
                            1994     1995     1996       1996         1997
                           -------  -------  -------  -----------  -----------
                                                            (UNAUDITED)
Revenues:
  Rooms................... $48,038  $56,608  $70,450  $    15,113  $    20,031
  Food and beverage.......  34,163   37,238   39,330        7,861       10,311
  Telephone...............   2,711    3,746    4,727        1,039        1,238
  Other departmental reve-
   nues...................   2,284    2,916    3,167          705          809
  Other income............     790    1,302    1,893          325          551
                           -------  -------  -------  -----------  -----------
                            87,986  101,810  119,567       25,043       32,940
                           -------  -------  -------  -----------  -----------
Operating costs and
 expenses:
  Rooms...................  11,464   13,826   16,418        3,752        4,444
  Food and beverage.......  23,997   26,784   28,832        6,290        7,767
  Telephone...............   1,181    1,552    1,745          417          478
  Lease expense...........   2,274    2,298    2,296          549          641
  Management fees.........   3,632    4,370    5,783          862        1,169
  Energy costs............   3,574    4,383    4,584        1,139        1,304
  Property insurance and
   taxes..................   3,499    4,002    4,233        1,066        1,147
  General and administra-
   tive...................  17,780   20,979   24,290        5,740        6,485
  Depreciation and amorti-
   zation.................   6,429    7,178    8,784        1,874        2,533
  Other expenses..........   2,494    2,531    3,244          515          647
                           -------  -------  -------  -----------  -----------
                            76,324   87,903  100,209       22,204       26,615
                           -------  -------  -------  -----------  -----------
    Operating income......  11,662   13,907   19,358        2,839        6,325
Interest income...........      85      179       76           --           --
Interest expense.......... (18,415) (20,465) (21,258)      (4,930)      (5,753)
                           -------  -------  -------  -----------  -----------
Net income (loss)......... $(6,668) $(6,379) $(1,824) $    (2,091) $       572
                           =======  =======  =======  ===========  ===========

     The accompanying notes are an integral part of the combined financial statements.

                         CROW FAMILY HOTEL PARTNERSHIPS

                    COMBINED STATEMENTS OF PARTNERS' DEFICIT

                                 (IN THOUSANDS)

Balance at December 31, 1993........................................ $ (88,878)
  Capital contributions.............................................    14,558
  Contribution of note payable......................................    11,608
  Capital distributions.............................................      (610)
  Net loss..........................................................    (6,668)
                                                                     ---------
Balance at December 31, 1994........................................   (69,990)
  Capital contributions.............................................    16,379
  Capital distributions.............................................    (2,146)
  Net loss..........................................................    (6,379)
                                                                     ---------
Balance at December 31, 1995........................................   (62,136)
  Capital contributions.............................................     7,740
  Capital distributions.............................................      (553)
  Net loss..........................................................    (1,824)
                                                                     ---------
Balance at December 31, 1996........................................   (56,773)
  Net income (unaudited)............................................       572
                                                                     ---------
Balance at March 31, 1997 (unaudited)............................... $ (56,201)
                                                                     =========


     The accompanying notes are an integral part of the combined financial statements.

                         CROW FAMILY HOTEL PARTNERSHIPS

                       COMBINED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                      QUARTER
                                                                       ENDED
                                         YEAR ENDED DECEMBER 31      MARCH 31
                                         -------------------------  -----------
                                          1994     1995     1996       1997
                                         -------  -------  -------  -----------
                                                                    (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)..................... $(6,668) $(6,379) $(1,824)   $  572
  Adjustments to reconcile net income
   (loss) to net cash provided by
   operating activities:
    Depreciation and amortization.......   6,429    7,178    8,784     2,533
    Amortization of loan cost...........     385      704      538       194
    (Increase) decrease in accounts re-
     ceivable...........................  (2,634)   1,256   (1,449)   (1,354)
    Net decrease (increase) in due from
     affiliates.........................     181     (218)  (1,464)    5,343
    (Increase) decrease in inventories..    (268)      76      (14)       48
    (Increase) decrease in prepaid ex-
     penses.............................     (81)     234     (327)     (737)
    Decrease (increase) in other as-
     sets...............................     562   (1,102)    (343)     (141)
    Increase (decrease) in accounts
     payable and accrued expenses.......   3,823    1,665      788    (1,532)
    Increase in due to operator.........     141      524      930       807
    Increase in advance deposits........      12      238      349       104
    (Increase) decrease in restricted
     cash...............................    (487)    (148)    (435)      291
                                         -------  -------  -------    ------
      Net cash provided by operating ac-
       tivities.........................   1,395    4,028    5,533     6,128
                                         -------  -------  -------    ------
Cash flow from investing activities:
  Property and equipment additions...... (28,148) (37,283) (19,916)   (6,026)
  (Increase) decrease in cash restricted
   for noncurrent assets................  (1,058)     893      975      (655)
                                         -------  -------  -------    ------
      Net cash used in investing activi-
       ties............................. (29,206) (36,390) (18,941)   (6,681)
                                         -------  -------  -------    ------
Cash flows from financing activities:
  Net (increase) decrease in advances
   from partners........................    (637)  (1,740)  (2,126)      447
  Proceeds from long-term debt..........  22,256   21,481   12,299     2,908
  Repayments of long-term debt and capi-
   tal lease obligations................  (6,546)  (2,667)  (3,019)   (1,007)
  Partners' contributions...............  14,558   16,379    7,740        --
  Partners' distributions...............    (610)  (2,146)    (552)       --
  Other.................................    (901)     (20)      --        --
                                         -------  -------  -------    ------
      Net cash provided by financing ac-
       tivities.........................  28,120   31,287   14,342     2,348
                                         -------  -------  -------    ------
Increase (decrease) in cash and cash
 equivalents............................     309   (1,075)     934     1,795
Cash and cash equivalents at beginning
 of year................................   2,209    2,518    1,443     2,377
                                         -------  -------  -------    ------
Cash and cash equivalents at end of
 year................................... $ 2,518  $ 1,443  $ 2,377    $4,172
                                         =======  =======  =======    ======
Supplemental cash flow information:
  Cash paid for interest................ $14,795  $18,943  $21,619    $6,900
Noncash activity:
  Capital lease obligations.............     265      259       --        --
  Interest added to principal of notes
   payable..............................     401      448    1,161        --
  Contribution of note payable..........  11,608       --       --        --

     The accompanying notes are an integral part of the combined financial statements.

                        CROW FAMILY HOTEL PARTNERSHIPS

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. COMBINED PARTNERSHIPS DESCRIPTION AND BASIS OF PRESENTATION:

  The accompanying combined financial statements include the accounts of 11 hotel partnerships (the "Partnerships") which are owned by various corporations, partnerships and joint ventures. These partnerships are beneficially owned or controlled by various members of the family of Trammell Crow. The Partnerships along with Wyndham Hotel Corporation ("WHC"), which manages the 11 hotels, are being considered for acquisition by Patriot American Hospitality, Inc., a publicly traded real estate investment trust ("REIT").

  The accompanying combined financial statements were prepared to present the balance sheets and related results of operations and cash flows of the Partnerships and may not necessarily reflect the financial position, results of operations and cash flows of the Partnerships that might have resulted had they actually operated as a stand-alone entity.

  The accounts of the Partnerships and related hotels consist of the following hotel entities:

                  PARTNERSHIPS                           HOTELS
                  ------------                           ------
      Hotel Bel Age Associates, L.P.        Wyndham Bel Age
      Franklin Plaza Associates             Wyndham Franklin Plaza
      MTD Associates                        Wyndham Milwaukee Center
      Itasca Hotel Company                  Wyndham Northwest Chicago
      WHC-LG Hotel Associates, L.P.         Garden Hotel at LaGuardia Airport
      CLC Limited Partnership               Wyndham Garden Hotel-Las Colinas
      Novi Garden Hotel Associates          Wyndham Garden Hotel-Novi
      Pleasanton Hotel Associates, Ltd.     Wyndham Garden Hotel-Pleasanton
      Wood Dale Garden Hotel Partnership    Wyndham Garden Hotel-Wood Dale
      Convention Center Boulevard Hotel,
       Limited                              Wyndham Riverfront
      Hotel and Convention Center Partners
       I-XI, Ltd.                           Wyndham Palm Springs

 Interim Financial Statements

  The interim financial statements have been prepared by the Partnerships without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to SEC rules and regulations; nevertheless, management believes that the disclosures herein are adequate to prevent the information presented from being misleading. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Partnerships with respect to the results of their operations for the interim periods from January 1, 1996 to March 31, 1996, and from January 1, 1997 to March 31, 1997, have been included herein. The results of operations for the interim periods are not necessarily indicative of the results for the full year.

 Use of Estimates and Assumptions

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

 Concentration of Credit Risk

  Financial instruments that potentially subject the Partnerships to concentration of credit risk consist principally of cash investments. The Partnerships maintain cash and cash equivalents in accounts with major

                        CROW FAMILY HOTEL PARTNERSHIPS
financial institutions in excess of the amount insured by the Federal Deposit Insurance Corporation. Management believes credit risk related to these deposits is minimal.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Cash and cash equivalents

  For purposes of reporting cash flows, all highly liquid debt instruments with original maturities of three months or less are considered to be cash equivalents.

  Restricted cash consists of amounts in escrow for the payment of property taxes and interest. Cash restricted for noncurrent assets consists of a reserve for fixed asset repairs and replacements and hotel renovations.

 Inventories

  Inventories consisting of food, beverage, china, linen, glassware, silverware, uniforms and supplies are stated at cost which approximates market, with cost determined using the first-in, first-out method.

 Property and Equipment

  Buildings and site improvements are carried at cost and are depreciated using the straight-line method over 40 and 20 years, respectively. Furniture and equipment are recorded at cost and are depreciated using the straight-line method over their estimated useful lives of approximately 5 years. Normal repairs and maintenance are charged to expense as incurred.

  Investment in property is recorded at cost, except when it has been determined that the property has sustained a permanent impairment in value. At such time, a write-down is recorded to reduce the property to its estimated recoverable amount. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

  Cost of assets under construction are reported as construction in progress. Construction in progress is not depreciated until the construction is completed and the related assets are in use. Interest and taxes incurred during the construction period are capitalized as part of the building cost.

 Other Assets

  Other assets consist primarily of unamortized loan costs, capitalized organization costs and capitalized lease acquisition costs. Other assets are stated at cost, except when it has been determined that the asset has sustained a permanent impairment in value. These costs are amortized using the straight-line method over the following periods:

      Loan costs               Over the term of the loan
      Organization costs       60 months
      Preopening expenses      12 months
      Lease acquisition costs  Over the term of the lease

 Income Taxes

  The Partnerships are not taxable entities and the results of their operations are included in the tax returns of the partners. The Partnerships' tax returns and the amount of allocable income or loss are subject to examination

                        CROW FAMILY HOTEL PARTNERSHIPS
by federal and state taxing authorities. If such examinations result in changes to income or loss, the tax liability of the partners could be changed accordingly.

 Revenue Recognition

  Room, food and beverage, telephone and other revenues are recognized when earned.

 Self-Insurance

  The Partnerships are self-insured for various levels of general liability, workers' compensation and employee medical coverages. The general and auto liability premiums are paid to a related party who maintains a loss reserve fund. Workers' compensation premiums are paid to an independent insurance company. The Partnerships' workers' compensation insurance is subject to a "retro adjustment" which could result in additional premiums or a refund of premiums based on actual claims settled by the insurance company.

3. PROPERTY AND EQUIPMENT:

  Property and equipment consists of the following (in thousands):

                                                                DECEMBER 31
                                                             ------------------
                                                               1995      1996
                                                             --------  --------
      Land.................................................. $ 18,575  $ 21,924
      Buildings.............................................  148,644   162,764
      Furniture, fixtures and equipment.....................   23,124    28,763
      Construction in progress..............................   12,329     8,345
                                                             --------  --------
                                                              202,672   221,796
      Less accumulated depreciation.........................  (38,243)  (45,295)
                                                             --------  --------
                                                             $164,429  $176,501
                                                             ========  ========

  Substantially all the Partnerships' property and equipment are pledged as collateral for mortgage notes payable.

4. MANAGEMENT AGREEMENTS AND RELATED PARTY TRANSACTIONS:

  The Partnerships entered into management agreements with a wholly-owned subsidiary of Wyndham Hotel Corporation (the "Operator"). These management agreements, having terms ranging from 10 to 22 years, provide for base management fees and chain service fees ranging from 2.5% to 5% of gross revenues, plus incentive fees ranging from 14% to 25% of income after fixed charges or excess cash, as defined in the respective management agreements. The Partnerships incurred incentive management fees of $509,000, $870,000 and $1,638,000, during the years ended December 31, 1994, 1995 and 1996, respectively. In addition, the agreements require the Partnerships to pay a marketing contribution to the Operator equal to 1.5% of monthly room revenues. The Partnerships made marketing contributions of $721,000, $850,000 and $1,056,000 in 1994, 1995 and 1996, respectively. Due to operator represents management fees, chain service fees and other expenses payable to the Operator.

  The Partnerships receive services from and provide services to affiliates, which are reimbursed in the normal course of business. In 1994, 1995 and 1996, the Partnerships reimbursed the Operator for services such as administrative, tax, legal, accounting, finance, risk management, sales and central reservations totaling $1,283,000, $1,566,000 and $1,497,000, respectively.

                        CROW FAMILY HOTEL PARTNERSHIPS

  Certain partnerships, in the normal course of business, have made advances to or received advances from (including operating deficit loans) the partners and their affiliates. Such amounts are classified as "Due to affiliates" in the accompanying combined financial statements and accrue interest at rates ranging from 2.62% to 10%. Interest expense of $222,000, $305,000 and $303,000 in 1994, 1995 and 1996, respectively, on advances from partners and affiliates is included in other accrued expenses in the accompanying combined financial statements. No due dates have been specified for these advances and such advances may be repaid from available cash flow.

  Pursuant to one of the partnership agreements, the general partner of the partnership earns an annual management fee for services rendered in connection with the business of the partnership equal to 1% of gross revenues ($207,000, $220,000 and $233,000 in 1994, 1995 and 1996, respectively). Unpaid general partner management fees are classified as "Due to affiliates" in the accompanying combined financial statements.

  The Partnerships participate in a centralized cash management system with affiliates who are excluded from these combined financial statements. Gross receipts from the hotels are deposited into the centralized cash management system, from which operating expenses and other disbursements are paid. The net position with the pool is reported as "Due to affiliates" in the accompanying combined financial statements.

5. ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

  Accounts payable and accrued expenses consist of the following (in thousands):

                                                                  DECEMBER 31
                                                                ---------------
                                                                 1995    1996
                                                                ------- -------
Accounts payable............................................... $ 4,092 $ 4,755
Taxes..........................................................   3,219   3,067
Accrued interest...............................................   6,716   6,136
Payroll and related costs......................................   2,433   2,961
Other..........................................................   1,610   2,032
                                                                ------- -------
                                                                $18,070 $18,951
                                                                ======= =======

                        CROW FAMILY HOTEL PARTNERSHIPS

6. LONG-TERM DEBT:

  Substantially all of the hotel property is pledged as collateral for long-term debt consisting of the following (in thousands):

                                                                  DECEMBER 31
                                                                ---------------
                                                                 1995    1996
                                                                ------- -------
Mortgage note, bearing interest at 10% with monthly payments of interest only, maturing August 1, 1997....................  $11,308 $11,308
Mortgage note, bearing interest at 10%, with monthly payments of interest only at 5%, pay rate increasing 1% per year (7%
 and 8% at December 31, 1995 and 1996). Net cash flow, as de-
 fined, is payable quarterly and is applied first to deferred interest with balance, if any, applied to principal. Note ma-
 tures August 1, 1997.........................................    7,627   6,662
Note payable to a financial institution, for which payment is guaranteed by certain partners, bearing interest at 9.75%.
 Interest only is payable through November 1, 1996, with prin-
 cipal and interest payable in monthly installments commencing
 November 1, 1996. Additional interest of 30% of net cash
 flow, as defined, is payable quarterly. Note matures October
 31, 2000.....................................................    8,500   8,470
Mortgage note, bearing interest at 10%, with monthly payments
 of interest only. Note matures August 1, 1997................   10,521  10,521
Mortgage note, bearing interest at 10.71%, with current pay
 rate of 6.5% increasing to 8.5% on January 1, 1997, with an-
 nual increases of .5% per year to maturity. The difference
 between the amount of interest accrued and that paid is pay-
 able quarterly from available gross income, as defined. The amounts accrued at December 31, 1995 and 1996, respectively, were $3,132,000 and $1,866,000. In addition, additional in-
 terest, based on net cash flows, as defined, is payable
 through December 31, 1997. No additional interest was paid in
 1994, 1995, or 1996. At maturity, April 1, 2001, or upon
 sale, an additional amount equal to 40% of the residual val-
 ue, as defined, is due.......................................   47,000  47,000
Noninterest bearing mortgage shortfall payable, maturing April
 1, 2001......................................................    2,917   2,917
Mortgage note, bearing interest at 9.82%, principal and inter-
 est payable in monthly installments through October, 1999,
 maturing October 13, 1999....................................   10,781  10,591
Mortgage note, bearing interest at 10.875%, principal and in-
 terest payable in monthly installments, contingent interest equal to 5% of gross room sales, as defined, payable monthly,
 principal maturing December 31, 2023.........................   17,774  17,701
Mortgage note, bearing interest at annually increasing rates ranging from 5.78% to 13.07%. Specified interest payments are due monthly, with the difference between the amount of inter-
 est paid and accrued at the contract rate added to the prin-
 cipal of the note. Additional interest is due quarterly equal to 30% of adjusted gross revenue, as defined. The note ma-
 tures on October 13, 2004. At maturity, the lender is due
 Shared Appreciation Interest, as defined. The note is call-
 able after February 1, 2000. The loan has an interest reserve account of $1,028,000 and $1,000,000, as of December 31, 1995
 and 1996, respectively. The related partnership may make
 withdrawals from this reserve to cover any interest
 shortfalls, as defined. The loan agreement provides for a re-
 lease of the interest reserve account to the related partner-
 ship after October 1, 1997, if certain conditions are met....    9,219   9,378
Mortgage note, bearing interest at 11%, principal and interest
 payable monthly through July 1997, maturing August 1997......   24,928  24,446
Note payable, due on April 21, 2003, or on demand by lender...       10      10

                        CROW FAMILY HOTEL PARTNERSHIPS

                                                                DECEMBER 31
                                                             ------------------
                                                               1995      1996
                                                             --------  --------
Mortgage note, bearing interest at 9.25% with interest
 only. Payments through January 1, 1998, and principal and
 interest payable monthly beginning February 1, 1998, based
 upon a twenty year amortization. In addition, net cash
 flow, as defined, is payable quarterly. On December 31,
 2000, all remaining principal and interest are due, net
 cash flow, as defined, payable quarterly..................     6,876    12,610
Mortgage note, bearing interest at an initial rate of
 9.125%, adjusted for the Citibank Base Rate plus .625%.
 All principal and interest payable on January 12, 1997,
 extended to April 12, 1997. The loan was subsequently
 refinanced with a $13,750,000 note bearing interest at
 8.25%, with monthly payments of principal and interest
 totaling $118,150 through September 2001, with the
 remaining balance due October 1, 2001.....................     6,105    13,430
Certificates of Participation, bearing interest at a
 variable rate, adjusted weekly to be the rate necessary to
 remarket the certificates at par (4.8% and 4% at December
 31, 1995 and 1996). Interest payments are due monthly, and
 principal payments are due annually until maturity in
 2014. Upon the occurrence of certain events, the variable
 interest rate will convert to a fixed rate. The
 certificates were issued at a discount of $2,046,000 which
 is being amortized to interest expense over the life of
 the certificates using the effective interest method. In
 addition to the hotel property, the certificates are
 secured by letters of credit totaling the outstanding
 principal balance of the certificates. The letters of
 credit are secured by other property and ownership
 interests owned by the partners of the hotel partnership.
 The letters of credit bear an annual fee of 2% of the
 outstanding principal balance of the certificates. Until
 expiration in December 1995, pursuant to the terms of an
 interest rate swap agreement, interest payments were fixed
 at 5.69% for the hotel partnership, and the counterparty
 paid interest at one half of its daily prime rate. The
 original cost of the agreement was capitalized as an other
 asset and amortized over the life of the swap agreement
 using the straight line method. Additional interest
 expense incurred as a result of the swap agreement totaled
 $1,130 and $449 in 1994 and 1995..........................    59,300    58,200
Discount on certificates...................................   (1,779)    (1,746)
                                                             --------  --------
                                                              221,087   231,498
Current portion of long-term debt..........................    (1,720)  (67,893)
                                                             --------  --------
Long-term debt, excluding current portion..................  $219,367  $163,605
                                                             ========  ========

  The annual principal requirements of the long-term debt for the five years subsequent to December 31, 1996 (excluding a discount of $1,746,000) are as follows (in thousands):

      Year ending December 31:
        1997                                                           $ 67,893
        1998                                                              1,864
        1999                                                             11,874
        2000                                                             22,303
        2001                                                             52,244
        Thereafter....................................................   77,066
                                                                       --------
          Total long-term debt at December 31, 1996................... $233,244
                                                                       ========

  As discussed above, certain of the mortgage notes payable contain provisions which require additional payments to the lenders based on residual values or shared appreciation of the properties at the maturity of the

                        CROW FAMILY HOTEL PARTNERSHIPS
loan or sale of the property. If the properties are acquired, management estimates that additional payments related to these provisions ranging from $11,500,000 to $14,000,000 will be paid to the lenders from the proceeds of the sale. These amounts are considered as additional costs to sell the properties and they will be reflected in the financial statements at the time the transaction is completed.

  The terms of substantially all of the mortgage notes require the respective partnerships to make deposits, on a monthly basis, to tax escrow accounts for the payment of real estate and personal property taxes and assessments. The terms of the mortgage notes also require hotel partnerships to maintain furniture, fixture and equipment reserve accounts ("FF&E Reserve") equal to an amount ranging from 3% to 4% of gross revenues, as defined, to be used for capital expenditures. The balances of the tax escrow accounts and the FF&E Reserve are included in "Cash, restricted" and "Cash, restricted for noncurrent assets", respectively, in the accompanying combined financial statements.

  The Partnerships will use the proceeds from the sale of the properties to repay existing debt. Approximately $67,900,000 of the combined partnerships' debt matures in 1997. In the event the assets are not sold before the debt matures, management intends to extend or refinance these existing mortgage notes.

7. CONTRIBUTION OF NOTE PAYABLE:

  In May 1994, a revolving credit facility utilized by one of the hotel partnerships was converted to a related party note payable and was then contributed by the partners to the hotel partnership. This contribution is reflected on the accompanying combined statement of partners' deficit for the year ended December 31, 1994. Prior to the conversion, the revolving credit facility bore interest at LIBOR plus .65% and was secured by property owned by affiliates of the partners of the hotel partnership.

8. EMPLOYEE BENEFIT PLANS:

  All employees at the Partnerships are employees of WHC. The Partnerships reimburse WHC for all expenses and charges related to the employees' participation in any of the WHC benefit programs. Included in these plans are the Wyndham Employees Savings and Retirement Plan, a 401(k) retirement savings plan (the "Plan") and a self-insured group health plan.

  Employees who are over 21 years of age and have completed one year of service are eligible to participate in the Plan. The Plan matches employee contributions up to 4% of the employee's salary. For the years ended December 31, 1994, 1995 and 1996, the Partnerships reimbursed WHC $215,000, $198,000 and $282,000, respectively for the Plan.

  The Partnerships also reimburse WHC for costs related to the employees' participation in a self-insured group health plan. For the years ended December 31, 1994, 1995 and 1996, the Partnership reimbursed WHC $910,000, $1,036,000 and $1,112,000, respectively.

  One hotel makes contributions, based on monthly rates per employee, as specified in union agreements, to union-administered, multi-employer, defined benefit retirement plans. Because the plans cover numerous employees from many organizations, no plan benefit information is presented. Expenses relating to these plans totaled $82,000, $80,000 and $105,000 in 1994, 1995 and 1996 respectively.

                        CROW FAMILY HOTEL PARTNERSHIPS

9. COMMITMENTS AND CONTINGENCIES:

  Certain hotel partnerships lease equipment and land under capital and operating leases having noncancellable agreements extending beyond one year. Capital leases have imputed interest rates ranging from 8% to 14.29%. Future minimum lease payments required under the capital leases (together with the present value of net minimum lease payments) and operating leases at December 31, 1996 are as follows (in thousands):

                                                               CAPITAL OPERATING
                                                               LEASES    LEASE
                                                               ------- ---------
      Year ending December 31:
        1997                                                    $224    $ 1,639
        1998                                                     172      1,616
        1999                                                      68      1,508
        2000                                                      45      1,499
        2001                                                      --      1,482
        Thereafter............................................    --     49,367
                                                                ----    -------
      Total minimum lease payments............................   509    $57,111
                                                                        =======
      Less imputed interest...................................    71
                                                                ----
      Present value of net minimum lease payment..............   438
      Less current portion....................................   185
                                                                ----
      Long-term portion of net minimum lease payments.........  $253
                                                                ====

  A partnership leases the land on which the hotel is built through two lease agreements. Rent of $1 is payable annually to one of the partners under one of these leases. The partner financed this purchase of land with an interest-free advance from the partnership of $3,625,000. The remainder of the land is leased from a state authority for $653,000 annually, payable in quarterly installments of $163,000. These leases are dated July 31, 1978, with an initial term of 65 years, and two renewal options of 15 years each, subject to the term of the lessor's legal existence.

  Another hotel partnership leases the land on which the hotel is built under a sub-lease effective January 1, 1985, with an initial term of 75 years and one renewal option of 25 years. Lease payments include two components: (1) "basic rent" which escalate every 5 years based on the consumer price index, and (2) "additional rent," as defined in the master lease, to the extent that it exceeds basic rent. Basic rent payments are due annually on December 20 on a prepaid basis, and the current basic rent payment is $672,000 per year. To date, no additional rent has been paid as the basic rent exceeds all amounts calculated as additional rent.

  The Partnerships incurred rent expense totaling $2,245,000, 2,272,000 and $2,259,000 in 1994, 1995 and 1996, respectively, which includes operating leases and the three land leases.

  The Partnerships may be subject to certain litigation and claims in the ordinary course of business which are generally covered by insurance policies. In management's opinion, litigation and claims will not have a material adverse effect upon the financial position or results of operations of the Partnerships.

10. FAIR VALUE OF FINANCIAL INSTRUMENTS:

  The Partnerships have estimated the fair value of its financial instruments at December 31, 1996 as required by Statement of Financial Accounting Standards No. 107. The carrying values of cash and cash equivalents, accounts receivable and accrued expenses are reasonable estimates of their fair values due to their short-term maturities. Long-term debt had a fair value of approximately $226,265,000 and $238,581,000 at December 31, 1995 and 1996,
respectively. Fair value was estimated using an interest rate of prime plus one percent at December 31, 1995 and 1996.

                       CORPORATION AND OPERATING COMPANY

                ADJUSTED FOR THE PROPOSED WYNDHAM TRANSACTIONS

                                INTRODUCTION TO

                        PRO FORMA FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)

On July 1, 1997, pursuant to an Agreement and plan of Merger, dated as of February 24, 1997, as amended and restated as of May 28, 1997 (the "Merger Agreement") by and among Patriot American Hospitality, Inc., a Virginia corporation ("Patriot"), Patriot American Hospitality Partnership, L.P., a Virginia limited partnership (the "Realty Partnership"), California Jockey Club, a Delaware corporation ("Cal Jockey") and Bay Meadows Operating Company, a Delaware corporation ("Bay Meadows"), Patriot was merged with and into Cal Jockey (the "Merger") with Cal Jockey as the surviving corporation in the Merger. In connection with the Merger, Cal Jockey's name was changed to "Patriot American Hospitality, Inc." (hereinafter, the "Corporation") and Bay Meadows' name was changed to "Patriot American Hospitality Operating Company" (hereinafter, "Operating Company"). Cal Jockey and Bay Meadows are collectively referred to herein as "CJC/BMOC".

  In connection with the Merger, Bay Meadows formed an operating partnership (the "Operating Partnership") into which Bay Meadows contributed certain of its assets in exchange for limited partnership units ("OP Units") of the Operating Partnership. In addition, Cal Jockey contributed certain of its assets to the Realty Partnership in exchange for OP Units of the Realty Partnership. Upon completion of the Merger and the related transactions, substantially all of the operations of the Corporation and the Operating Company will be conducted through their respective operating partnerships (collectively, the Operating Partnership and the Realty Partnership are referred to herein as the "Patriot Partnerships").

  On April 14, 1997, the Corporation entered into a merger agreement and a related stock purchase agreement (collectively, the "Wyndham Merger Agreement" pursuant to which Wyndham Hotel Corporation ("Wyndham") will merge with and into the Corporation with the Corporation being the surviving company (the "Wyndham Acquisition"). As a result of the Wyndham Acquisition, the Corporation will acquire all of the assets and liabilities of Wyndham, including Wyndham's portfolio of 23 owned and leased hotels with an aggregate of 4,877 rooms, management and franchise agreements for Wyndham's 64 managed and franchised properties, management and franchise agreements that have been executed for 15 properties that are currently closed for renovation or construction or are in the process of being converted to the Wyndham brand, and the proprietary brand names Wyndham/SM/, Wyndham Garden(R) and Wyndham Hotels & Resort/SM/. Pursuant to the Wyndham Merger Agreement, upon consummation of the Wyndham Acquisition each issued and outstanding share of common stock of Wyndham ("Wyndham Common Stock") will be converted into the right to receive 0.712 shares of common stock, $.01 par value of the Corporation which are paired and trade as a unit with shares of common stock, $.01 par value of the Operating Company (such stock, the "Paired Common Stock," and such ratio, the "Wyndham Exchange Ratio"), subject to certain adjustments based on the average trading price of the Paired Common Stock.

  In lieu of receiving Paired Common Stock, Wyndham stockholders have the right to elect to receive cash (up to an aggregate of $100,000) in an amount per share equal to the Wyndham Exchange Ratio (as it may be adjusted) multiplied by the average closing price of the Paired Common Stock over the five trading days immediately preceding the closing of the Wyndham Acquisition. If stockholders holding shares of Wyndham Common Stock with a value in excess of $100,000 elect to receive cash, such cash will be allocated on a pro rata basis among such stockholders.

  Following the Wyndham Acquisition, the Corporation, through certain of its subsidiaries, will own the ten Wyndham hotels and will lease such hotels to Operating Company. The 13 hotel leases assumed by the Corporation will be sub-leased to Operating Company. The 79 management and franchise contracts; the Wyndham, Wyndham Garden and Wyndham Hotels & Resorts proprietary brand names; and the Wyndham hotel management company will be transferred to corporate subsidiaries of the Corporation (collectively, the "New Wyndham Entities"). The Corporation will own a 99% non-voting interest and Operating Company will own the 1% controlling voting interest in each of the New Wyndham Entities. Therefore, the operating results of the New Wyndham Entities will be consolidated with those of Operating Company for financial reporting purposes. The Corporation will account for its investment in the New Wyndham Entities using the equity method of accounting.

  The Corporation will also assume Wyndham's existing indebtedness, substantially all of which is expected to be refinanced with funds drawn on a new credit facility.

  The Pro Forma Financial Statements have been adjusted for the purchase method of accounting whereby the hotels and related improvements and other assets and liabilities owned by Wyndham are adjusted to estimated fair market value. The fair market value of the assets and liabilities of Wyndham has been determined based upon preliminary estimates and is subject to change as additional information is obtained. Management of the Corporation does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market value of the assets and liabilities of Wyndham will materially change; however, the allocation of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transaction. Therefore, the allocation reflected in the following unaudited Pro Forma Financial Statements may differ from the amounts ultimately determined.

  Concurrently with the execution of the Wyndham Merger Agreement, the Corporation also entered into agreements with partnerships affiliated with members of the Trammell Crow family providing for the acquisition of 11 full-service Wyndham-branded hotels with 3,072 rooms for approximately $331,664 in cash, plus approximately $14,000 in additional consideration if two hotels meet certain operational targets (the "Crow Properties Acquisition" and, together with the Wyndham Acquisition, the "Wyndham Transactions"). Subsequent to the Crow Properties Acquisition, the Corporation will lease the 11 hotels to the Operating Company. In addition, in connection with the Crow Properties Acquisition, the leases related to the Wyndham Garden Hotel-Midtown and the Wyndham Greenspoint Hotel will be terminated and the Corporation will lease these hotel properties to Operating Company.

  The Wyndham Transactions, which are expected to be consummated concurrently, are subject to various conditions, including, without limitation, the approval of the Wyndham Acquisition by the stockholders of the Corporation, Operating Company and Wyndham. The Wyndham Acquisition is also conditioned on the Corporation's completion of a substanstial portion of the Crow Properties Acquisition. Accordingly, no assurances can be give that the Wyndham Transactions will be consummated. It is currently anticipated that the stockholder meetings to approve the Wyndham Acquisition will occur in the fourth quarter of 1997.

  The following unaudited Pro Forma Condensed Combined Statements of Operations as adjusted for the Wyndham Transactions for the year ended December 31, 1996 and the three months ended March 31, 1997 assume the Wyndham Transactions occurred on January 1, 1996.

The Pro Forma Condensed Combined Statements of Operations are derived from the Corporation and Operating Company Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1996 and the three months ended March 31, 1997 filed with the Corporation's and the Operating Company's Current Report on Form 8-K dated July 1, 1997, the Consolidated Statements of Income of Wyndham for the year ended December 31, 1996 and the three months ended March 31, 1997 included elsewhere in this Current Report on Form 8-K, and the Combined Crow Family Hotel Partnerships financial statements for the year ended December 31, 1996 and the three months ended March 31, 1997 included elsewhere in this Current Report on Form 8-K. During 1996, one of the hotels (The La Guardia Airport Hotel) was closed for renovation. As a result, the hotel reported no historical results of operations for 1996 and therefore is not included in the following unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1996 and the three months ended March 31, 1997. In management's opinion, all material adjustments necessary to reflect the effects of these transactions have been made.

  The Corporation and Operating Company pro forma information is also presented as if: (i) the Merger and the related transactions were consummated on terms set forth in the Merger Agreement; (ii) substantially all of the land of Cal Jockey, excluding the land subject to a certain lease (the "Borders Lease"), was sold to an affiliate of PaineWebber Incorporated ("PaineWebber") for a purchase price of $78.05 million (the "PaineWebber Land Sale"), the PaineWebber affiliate leased that portion of the Cal Jockey land upon which the Bay Meadows Racecourse (the "Racecourse") is situated to the Corporation, and the Corporation subleased this land to the Operating Company; (iii) the Corporation leased certain land to Borders, Inc. pursuant to the Borders Lease; and (iv) the Corporation had acquired ownership interests in four hotel properties: the Radisson Overland Park Hotel in Overland Park, Kansas, the Radisson Hotel in Northbrook, Illinois, the Luxeford Suites Hotel in Minneapolis, Minnesota and the Holiday Inn Redmont Hotel in Birmingham, Alabama (the "Recent Acquisitions") and four resort properties: The Boulders in Scottsdale, Arizona, Carmel Valley Ranch in Carmel, California, The Lodge at Ventana Canyon in Tucson, Arizona and The Peaks Resort and Spa in Telluride, Colorado (the "Carefree Resorts") as of the beginning of the periods presented.

  Such pro forma information is based in part upon the Separate and Combined Statements of Income of the Corporation and the Operating Company (formerly known as Cal Jockey and Bay Meadows) filed with CJC/BMOC's Annual Report on Form 10-K for the year ended December 31, 1996 and the Quarterly Report on Form 10-Q for the three months ended March 31, 1997, as amended; the Consolidated Statements of Operations of Patriot for the year ended December 31, 1996 and the three months ended March 31, 1997 filed in the Corporation's and the Operating Company's Current Report on Form 8-K dated July 1, 1997; and the Pro Forma Condensed Combined Statements of Operations of the Lessees included elsewhere in this Current Report on Form 8-K.

  The following unaudited Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of what the actual results of operations of the Corporation and Operating Company as adjusted for the Merger and the related transactions and the Wyndham Transactions would have been assuming such transactions had been completed as of the beginning of the periods presented, nor do they purport to represent the results of operations for future periods. Further, the unaudited Pro Forma Condensed Combined Statement of Operations for the interim period ended March 31, 1997 is not necessarily indicative of the results of operations for the full year.

                       CORPORATION AND OPERATING COMPANY

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                       OPERATING
                          CORPORATION   COMPANY
                          AND WYNDHAM AND WYNDHAM                    PRO FORMA
                           PRO FORMA   PRO FORMA     ELIMINATIONS      TOTAL
                          ----------- -----------    ------------    ----------
                             (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Revenue:
 Participating lease
  revenue...............   $187,791    $    --        $ (92,207)(A)   $ 95,584
 Hotel revenue..........        --      324,862 (B)         --         324,862
 Club and spa revenue...        --       24,710             --          24,710
 Racecourse facility
  revenue and hotel
  lease revenue.........     18,451      51,946         (18,117)(C)     52,280
 Management fees........        --       15,815             --          15,815
 Club membership
  revenue...............        --        4,277             --           4,277
 Shopping center
  revenue...............        --        1,730             --           1,730
 Service fees...........        --        3,962             --           3,962
 Reimbursement fees.....        --       14,506             --          14,506
 Interest and other
  income................     11,265      33,187          (1,204)(D)     43,248
                           --------    --------       ---------       --------
 Total revenue..........    217,507     474,995        (111,528)       580,974
                           --------    --------       ---------       --------
Expenses:
 Departmental costs--
  hotel operations......        --      171,649             --         171,649
 Racing facility
  operations............        --       47,180          (6,348)(C)     40,832
 Ground lease and hotel
  lease expense.........     16,485      11,769         (11,769)(C)     16,485
 Direct operating costs
  of management
  company...............        --       12,035             --          12,035
 Service department
  expenses..............        --        4,970             --           4,970
 Reimbursement
  expenses..............        --       15,448             --          15,448
 General and
  administrative........      6,292      31,554             (34)(D)     37,812
 Repair and
  maintenance...........        --       18,941             --          18,941
 Utilities..............        --       14,306             --          14,306
 Interest expense.......     83,664       1,300          (1,170)(D)     83,794
 Real estate and
  personal property
  taxes and casualty
  insurance.............     21,831         398             --          22,229
 Marketing..............        --       26,229             --          26,229
 Management fees........        --        3,194             --           3,194
 Depreciation and
  amortization..........     64,498      16,879             --          81,377
 Participating lease
  payments..............        --       92,207         (92,207)(A)        --
 General liability
  insurance.............        --        3,964             --           3,964
 Equity participation
  compensation..........        --        2,919             --           2,919
 Miscellaneous..........        --        1,426             --           1,426
                           --------    --------       ---------       --------
 Total expenses.........    192,770     476,368        (111,528)       557,610
                           --------    --------       ---------       --------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income
 tax provision and
 minority interests.....     24,737      (1,373)            --          23,364
 Equity in earnings of
  unconsolidated
  subsidiaries..........      4,987         --            2,573 (E)      7,560
                           --------    --------       ---------       --------
Income (loss) before
 income tax provision
 and minority
 interests..............     29,724      (1,373)          2,573         30,924
 Income tax provision...       (175)     (2,192)            --          (2,367)
                           --------    --------       ---------       --------
Income (loss) before
 minority interests.....     29,549      (3,565)          2,573         28,557
 Minority interests in
  the Patriot
  Partnerships..........     (2,842)         97             --          (2,745)
 Minority interest in
  consolidated
  subsidiaries and other
  partnerships..........       (553)      2,573          (2,573)(E)       (553)
                           --------    --------       ---------       --------
Net income (loss)
 applicable to common
 shareholders...........   $ 26,154    $   (895)      $     --        $ 25,259 (F)
                           ========    ========       =========       ========
Net income (loss) per
 common paired
 share(G)...............   $   0.60    $  (0.02)                      $   0.58 (F)
                           ========    ========                       ========
Weighted average number
 of common paired shares
 and common paired share
 equivalents
 outstanding............     43,721      43,721                         43,721 (F)
                           ========    ========                       ========

--------
(A) Represents elimination of participating lease revenue and expense related to the 29 hotel properties leased by the Corporation to Operating Company.
(B) Hotel revenue includes revenue from rooms of $225,202 and food and beverage sales of $99,660.
(C) Represents elimination of rental income and expense related to the Racecourse facility, land leased and the hotels sub-leased by the Corporation to Operating Company.
(D) Represents the elimination of $1,170 of interest income and expense related to a note receivable issued to the Corporation in connection with the sale of certain assets to PAH RSI Lessee, which assets are assumed to be acquired by Operating Company and the elimination of other intercompany income and expense items.
(E) Represents the elimination of equity in losses of the New Wyndham
    Entities.

(F) The pro forma amounts presented assume all of the outstanding Wyndham Common Stock is exchanged for shares of Paired Common Stock. Set forth below is a summary comparison of the net impact to pro forma net income applicable to common shareholders and net income per paired share (i) assuming no Wyndham stockholders elect to receive cash ("All Stock"); (ii) assuming approximately 3,295 shares of Wyndham Common Stock are purchased for cash ("Cash Option") (based on total funds available of $100,000, an estimated market price per paired share of $42.61 (based upon the average closing price for the five days prior to May 12, 1997 of Patriot's Common Stock of $22.12) and a Wyndham Exchange Ratio equal to 0.712 shares of Paired Common Stock for each share of Wyndham Common Stock); and (iii) assuming an interest rate of 7.30% on the incremental borrowings per annum related to the term loan (representing LIBOR plus 1.75%) on outstanding debt obligations of approximately $482,089 for All Stock and $582,089 for Cash Option with terms of 3 to 5 years.

                                                                ALL     CASH
                                                               STOCK   OPTION
                                                              -------  -------
     Increase in interest expense as a result of additional
      borrowings to fund the purchase of Wyndham Common
      Stock.................................................. $   --   $ 7,300
                                                              =======  =======
     Income before minority interests in the Patriot
      Partnerships and income tax provision (after minority
      interest in consolidated subsidiaries and other
      partnerships).......................................... $30,371  $23,071
     Income tax provision....................................  (2,367)  (2,367)
     Minority interests in the Patriot Partnerships..........  (2,745)  (2,132)
                                                              -------  -------
     Net income applicable to common shareholders............ $25,259  $18,572
                                                              =======  =======
     Net income per paired share............................. $  0.58  $  0.45
                                                              =======  =======
     Estimated minority interest percentage in the Patriot
      Partnerships subsequent to the Wyndham
      Transactions...........................................     9.8%    10.3%
                                                              =======  =======
     Weighted average number of common paired shares and
      common paired share equivalents outstanding............  43,721   41,375
                                                              =======  =======

  The Wyndham Exchange Ratio is subject to adjustment in the event that the Average Trading Price of the paired shares is less than $42.13 per paired share. If the Average Trading Price is less than $42.13 per paired share, the Wyndham Exchange Ratio will be adjusted so that each outstanding share of Wyndham Common Stock will be converted into the right to receive a number of paired shares equal to $30.00 divided by the Average Trading Price. However, if the Average Trading Price is less than $40.21 per paired share, there will be no further adjustments to the Wyndham Exchange Ratio; but in such circumstances Wyndham has the right, waivable by it, to terminate the Wyndham Merger Agreement without liability. As a result, the maximum Wyndham Exchange Ratio would be 0.746 paired shares for each share of Wyndham Common Stock (the "Maximum Wyndham Exchange Ratio"). On a pro forma basis, the effect of the Maximum Wyndham Exchange Ratio assuming All Stock would result in a decrease in total consideration to approximately $600,482 which would decrease pro forma amortization of goodwill by $265. As a result, pro forma net income would be $25,499 and net income per common paired share would be $0.58. On a pro forma basis, the effect of the Maximum Wyndham Exchange Ratio assuming Cash Option would result in net income of $18,810 and net income per common paired share of $0.45.

  Additionally, the following table presents the net impact to pro forma net income applicable to common shareholders and net income per common paired share assuming the interest rate increases by 0.25%.

                                                                ALL     CASH
                                                               STOCK   OPTION
                                                              -------  -------
     Increase in interest expense as a result of additional
      borrowings to fund the purchase of Wyndham Common
      Stock.................................................. $   --   $ 7,550
                                                              =======  =======
     Income before income tax provision and minority
      interests in the Patriot Partnerships (after minority
      interest in consolidated subsidiaries and other
      partnerships).......................................... $27,845  $20,295
     Income tax provision....................................  (2,367)  (2,367)
     Minority interests in the Patriot Partnerships.........   (2,497)  (1,847)
                                                              -------  -------
     Net income applicable to common shareholders............ $22,981  $16,081
                                                              =======  =======
     Net income per paired share............................. $  0.53  $  0.39
                                                              =======  =======
     Estimated minority interest percentage in the Patriot
      Partnerships subsequent to the Wyndham
      Transactions...........................................     9.8%    10.3%
                                                              =======  =======
     Weighted average number of common paired shares and
      common paired share equivalents outstanding............  43,721   41,375
                                                              =======  =======

    The Corporation has entered into a commitment letter with PaineWebber Real Estate Securities, Inc. ("PaineWebber Real Estate"), and The Chase Manhattan Bank ("Chase") which will modify and extend the Corporation's Line of Credit up to $700,000 and provide for a term loan of $500,000. The additional availability under this New Credit Facility (the "New Credit Facility") will be primarily used to finance future acquisitions and the term loan will be used to finance the Wyndham Transactions. Deferred loan costs of approximately $6,175 related to the financing associated with the Wyndham Transactions has been reflected in the pro forma financial information.

(G) In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Management believes that adoption of Statement 128 will not have a material effect on the earnings per share of the Corporation and Operating Company.

                       CORPORATION AND OPERATING COMPANY

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                  (UNAUDITED)

                                       OPERATING
                          CORPORATION   COMPANY
                          AND WYNDHAM AND WYNDHAM                   PRO FORMA
                           PRO FORMA   PRO FORMA     ELIMINATIONS     TOTAL
                          ----------- -----------    ------------   ----------
                             (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Revenue:
 Participating lease
  revenue...............    $52,665    $    --         $(28,107)(A)  $ 24,558
 Hotel revenue..........        --       95,879 (B)         --         95,879
 Club and spa revenue...        --        8,706             --          8,706
 Racecourse facility
  revenue and hotel
  lease revenue.........      7,189      20,269          (7,106)(C)    20,352
 Management fees........        --        4,809             --          4,809
 Club membership
  revenue...............        --          348             --            348
 Shopping center
  revenue...............        --          474             --            474
 Service fees...........        --        1,062             --          1,062
 Reimbursement fees.....        --        3,370             --          3,370
 Interest and other
  income................      2,669      10,866            (317)(D)    13,218
                            -------    --------        --------      --------
 Total revenue..........     62,523     145,783         (35,530)      172,776
                            -------    --------        --------      --------
Expenses:
 Departmental costs--
  hotel operations......        --       44,381             --         44,381
 Racing facility
  operations............        --       16,949          (1,677)(C)    15,272
 Ground lease and hotel
  lease expense.........      6,505       5,429          (5,429)(C)     6,505
 Direct operating costs
  of management
  company...............        --        4,243             --          4,243
 Service department
  expenses..............        --        1,152             --          1,152
 Reimbursement
  expenses..............        --        3,370             --          3,370
 General and
  administrative........      3,577       8,845             --         12,422
 Repair and
  maintenance...........        --        5,499             --          5,499
 Utilities..............        --        4,089             --          4,089
 Interest expense.......     21,361         319            (317)(D)    21,363
 Real estate and
  personal property
  taxes and casualty
  insurance.............      6,717         129             --          6,846
 Marketing..............        --        7,779             --          7,779
 Management fees........        --        1,482             --          1,482
 Depreciation and
  amortization..........     16,402       4,457             --         20,859
 Participating lease
  payments..............        --       28,107         (28,107)(A)       --
 General liability
  insurance.............        --          994             --            994
 Miscellaneous..........        --           (6)            --             (6)
                            -------    --------        --------      --------
 Total expenses.........     54,562     137,218         (35,530)      156,250
                            -------    --------        --------      --------
Income before equity in
 earnings of
 unconsolidated
 subsidiaries, income
 tax provision and
 minority interests.....      7,961       8,565             --         16,526
 Equity in earnings of
  unconsolidated
  subsidiaries..........      1,950         --             (963)(E)       987
                            -------    --------        --------      --------
Income before income tax
 provision and minority
 interests..............      9,911       8,565            (963)       17,513
 Income tax provision...        (44)     (4,031)            --         (4,075)
                            -------    --------        --------      --------
Income before minority
 interests..............      9,867       4,534            (963)       13,438
 Minority interests in
  the Patriot
  Partnerships..........       (946)       (350)            --         (1,296)
 Minority interest in
  consolidated
  subsidiaries and other
  partnerships..........       (219)       (963)            963(E)       (219)
                            -------    --------        --------      --------
Net income applicable to
 common shareholders....    $ 8,702    $  3,221        $    --       $ 11,923 (F)
                            =======    ========        ========      ========
Net income per common
 paired share(G)........    $  0.20    $   0.07                      $   0.27 (F)
                            =======    ========                      ========
Weighted average number
 of common paired shares
 and common paired share
 equivalents
 outstanding............     44,214      44,214                        44,214 (F)
                            =======    ========                      ========

--------
(A) Represents elimination of participating lease revenue and expense related to the 29 hotel properties leased by the Corporation to Operating Company.
(B) Hotel revenue includes revenue from rooms of $66,280 and food and beverage sales of $29,599.
(C) Represents elimination of rental income and expense related to the Racecourse facility, land leased and the hotels sub-leased by the Corporation to Operating Company.
(D) Represents primarily the elimination of $293 of interest income and expense related to a note receivable issued to the Corporation in connection with the sale of certain assets to PAH RSI Lessee, which assets are assumed to be acquired by Operating Company and the elimination of other intercompany income and expense items.

(E) Represents the elimination of equity in income of the New Wyndham
    Entities.
(F) The pro forma amounts presented assume all of the outstanding Wyndham Common Stock is exchanged for shares of Paired Common Stock. Set forth below is a summary comparison of the net impact to pro forma net income applicable to common shareholders and net income per paired share (i) assuming Wyndham stockholders elect to receive cash All Stock; (ii) assuming approximately 3,295 shares of Wyndham Common Stock are purchased pursuant to the Cash Option (based on total funds available of $100,000, an estimated market price per paired share of $42.61 (based upon the average closing for the five days prior to May 12, 1997 of Patriot's Common Stock of $22.12) and a Wyndham Exchange Ratio equal to 0.712 shares of Paired Common Stock for each share of Wyndham Common Stock); and (iii) assuming an average interest rate of 7.251% per annum related to the term loan (representing LIBOR plus 1.75%) on outstanding debt obligations of approximately $482,089 for All Stock and $582,089 for Cash Option with terms of 3 to 5 years.

                                                                ALL     CASH
                                                               STOCK   OPTION
                                                              -------  -------
     Increase in interest expense as a result of additional
      borrowings to fund the purchase of Wyndham Common
      Stock.................................................. $   --   $ 1,813
                                                              =======  =======
     Income before minority interests in the Patriot
      Partnerships and income tax provision (after minority
      interest in consolidated subsidiaries and other
      partnerships).......................................... $17,294  $15,481
     Income tax provision....................................  (4,075)  (4,075)
     Minority interests in the Patriot Partnerships..........  (1,296)  (1,175)
                                                              -------  -------
     Net income applicable to common shareholders............ $11,923  $10,231
                                                              =======  =======
     Net income per paired share............................. $  0.27  $  0.24
                                                              =======  =======
     Estimated minority interest percentage in the Patriot
      Partnerships subsequent to the Wyndham
      Transactions...........................................     9.8%    10.3%
                                                              =======  =======
     Weighted average number of common paired shares and
      common paired share equivalents outstanding............  44,214   41,868
                                                              =======  =======

  The Wyndham Exchange Ratio is subject to adjustment in the event that the Average Trading Price of the paired shares is less than $42.13 per paired share. If the Average Trading Price is less than $42.13 per paired share, the Wyndham Exchange Ratio will be adjusted so that each outstanding share of Wyndham Common Stock will be converted into the right to receive a number of paired shares equal to $30.00 divided by the Average Trading Price. However, if the Average Trading Price is less than $40.21 per paired share, there will be no further adjustments to the Wyndham Exchange Ratio; but in such circumstances Wyndham has the right, waivable by it, to terminate the Wyndham Merger Agreement without liability. As a result, the Maximum Wyndham Exchange Ratio would be 0.746 paired shares for each share of Wyndham Common Stock. On a pro forma basis, the effect of the Maximum Wyndham Exchange Ratio assuming All Stock would result in a decrease in total consideration to approximately $600,482 which would decrease pro forma amortization of goodwill by $66. As a result pro forma net income would be $11,984 and net income per common paired share would be $0.27. On a pro forma basis, the effect of the Maximum Wyndham Exchange Ratio assuming Cash Option would result in net income of $10,291 and net income per common paired share of $0.25.

  Additionally, the following table presents the net impact to pro forma net income applicable to common stockholders and net income per common paired share assuming the interest rate increases by 0.25%.

                                                                ALL     CASH
                                                               STOCK   OPTION
                                                              -------  -------
     Increase in interest expense as a result of additional
      borrowings to fund the purchase of Wyndham Common
      Stock.................................................. $   --   $ 1,875
                                                              =======  =======
     Income before income tax provision and minority
      interests in the Patriot Partnerships (after minority
      interest in consolidated subsidiaries and other
      partnerships).......................................... $16,631  $14,756
     Income tax provision....................................  (4,075)  (4,075)
     Minority interests in the Patriot Partnerships..........  (1,231)  (1,100)
                                                              -------  -------
     Net income applicable to common shareholders............ $11,325  $ 9,581
                                                              =======  =======
     Net income per paired share............................. $  0.26  $  0.23
                                                              =======  =======
     Estimated minority interest percentage in the Patriot
      Partnerships subsequent to the Wyndham
      Transactions...........................................     9.8%    10.3%
                                                              =======  =======
     Weighted average number of common paired shares and
      common paired share equivalents outstanding............  44,214   41,868
                                                              =======  =======

    The Corporation has entered into a commitment letter with PaineWebber Real Estate and Chase which will modify and extend the Corporation's Line of Credit up to $700,000 and provide for a term loan of $500,000. The additional availability under this New Credit Facility will be primarily used to finance future acquisitions and the term loan will be used to finance the Wyndham Transactions. Deferred loan costs of approximately $6,175 related to the financing associated with the Wyndham Transactions has been reflected in the pro forma financial information.

(G) In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Management believes that adoption of Statement 128 will not have a material effect on the earnings per share of the Corporation and Operating Company.

                       CORPORATION AND OPERATING COMPANY

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

                  PRO FORMA CONDENSED COMBINED BALANCE SHEET

  The following unaudited Pro Forma Condensed Combined Balance Sheet is presented as if the Wyndham Transactions had occurred as of March 31, 1997. The Pro Forma Condensed Combined Balance Sheet is also derived from the Corporation and Operating Company Pro Forma Condensed Combined Balance Sheet as of March 31, 1997 filed with the Corporation's and the Operating Company's Current Report on Form 8-K dated July 1, 1997 which is presented as if (i) the Merger and related transactions were consummated on terms set forth in the Merger Agreement; (ii) the PaineWebber Land Sale was consummated, the PaineWebber affiliate leased that portion of the land upon which the Racecourse is situated to the Corporation and the Corporation subleased this land to Operating Company; and (iii) the Corporation leased certain land to Borders, Inc. Such pro forma information is based in part upon Wyndham's Consolidated Balance Sheet as of March 31, 1997, Patriot's Consolidated Balance Sheet as of March 31, 1997, and CJC/BMOC's Combined Balance Sheet as of March 31, 1997 and should be read in conjunction with the financial statements filed with Wyndham's, and CJC/BMOC's respective Quarterly Reports on Form 10-Q for the three months ended March 31, 1997 and the Corporation's and Operating Company's Current Report on Form 8-K dated July 1, 1997. In management's opinion, all material adjustments necessary to reflect the effect of these transactions have been made.

  The accompanying Pro Forma Condensed Combined Balance Sheet reflects adjustments to record the net assets of the Wyndham Transactions at their estimated fair market values and the elimination of Wyndham's historical shareholders' equity. The fair market values of the assets and liabilities of Wyndham have been determined based upon preliminary estimates and are subject to change as additional information is obtained. Management of the Corporation does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market values of the assets and liabilities of Wyndham will materially change; however, the allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transaction. Therefore, the allocations reflected in the following unaudited Pro Forma Condensed Combined Balance Sheet may differ from the amounts ultimately determined. The following unaudited Pro Forma Condensed Combined Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of March 31, 1997, nor does it purport to represent the future financial position of the Corporation and Operating Company as adjusted for the Merger and the related transactions and the Wyndham Transactions.

                       CORPORATION AND OPERATING COMPANY

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF MARCH 31, 1997
                                  (UNAUDITED)

                           CORPORATION
                          AND OPERATING     CROW
                            COMPANY      PROPERTIES
                           PRO FORMA     ACQUISITION     WYNDHAM                     PRO FORMA
                            TOTAL(A)     PRO FORMA(B) HISTORICAL(C)   ADJUSTMENTS      TOTAL
                          -------------  ------------ -------------   -----------    ----------
                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
         ASSETS
Net investment in hotel
 and resort properties
 and land held for
 sale...................  $  947,722      $343,388     $140,923       $174,962 (D)  $1,606,995
Net investment in
 Racecourse facility and
 related improvements...      24,265           --           --             --           24,265
Mortgage notes and other
 receivables from
 unconsolidated
 subsidiaries...........      73,622           --           --             --           73,622
Notes and other
 receivables from
 affiliates.............         --            --        27,350            --           27,350
Notes receivable........     103,952           --         6,340            --          110,292
Investment in
 unconsolidated
 subsidiaries...........      12,140           --         1,091            --           13,231
Cash and cash
 equivalents............      13,979           --         7,087            --           21,066
Restricted cash.........      78,050           --           450            --           78,500
Securities available for
 sale...................       5,609           --           --             --            5,609
Accounts receivable,
 net....................      16,917           --        18,743            --           35,660
Goodwill................      97,216           --           --         280,695 (E)     377,911
Deferred expenses, net..      14,447           --         7,629         (1,454)(F)      20,622
Management contract
 costs..................         --            --        11,290         52,292 (G)      63,582
Trade name and franchise
 costs..................         --            --           --          85,550 (H)      85,550
Prepaid expenses and
 other assets...........      19,079           --        31,062            --           50,141
Deferred income taxes...         227           --        15,629        (15,551)(I)         305
                          ----------      --------     --------       --------      ----------
 Total assets...........  $1,407,225      $343,388     $267,594       $576,494      $2,594,701
                          ==========      ========     ========       ========      ==========
 LIABILITIES AND SHARE-
     HOLDERS' EQUITY
Borrowings under a line
 of credit and mortgage
 notes..................  $  579,862      $343,388     $138,331       $ 30,026 (J)  $1,091,607
Dividends and
 distributions payable..      13,938           --           --             --           13,938
Accounts payable and
 accrued expenses.......      34,968           --        32,912            --           67,880
Deferred income tax
 liability..............         520           --           --          50,609 (I)      51,129
Deposits................         --            --         1,307            --            1,307
Deferred gain...........         --            --        11,880        (11,880)(I)         --
Due to unconsolidated
 subsidiaries...........       6,098           --           --             --            6,098
Minority interests in
 the Patriot
 Partnerships...........     127,262           --           --             --          127,262
Minority interest in
 other partnerships.....      13,774           --           --             --           13,774
Shareholders' equity:
 Common stock...........         573           --           200             85 (K)         858
 Paid-in capital........     646,792           --        84,342        540,203 (L)   1,271,337
 Unearned stock compen-
  sation, net...........     (16,261)          --           --                         (16,261)
 Unrealized gain from
  exchange loss.........         --            --           (33)           --              (33)
 Notes receivable from
  stockholders..........         --            --       (16,639)(M)        --          (16,639)
 Receivable from affili-
  ates..................         --            --        (1,255)(N)        --           (1,255)
 Retained earnings......        (301)          --        16,549        (32,549)(L)     (16,301)
                          ----------      --------     --------       --------      ----------
 Total shareholders' eq-
  uity..................     630,803           --        83,164        507,739       1,221,706
                          ----------      --------     --------       --------      ----------
 Total liabilities and
  shareholders' equity..  $1,407,225      $343,388     $267,594       $576,494      $2,594,701
                          ==========      ========     ========       ========      ==========

See notes on following page.

--------
(A) Represents the Pro forma Condensed Combined Balance Sheet of the Corporation and Operating Company as of March 31, 1997 which reflects the Merger and the related transactions.
(B) Represents adjustments to the Corporation's and Operating Company's pro forma financial position assuming the acquisition of the 11 hotel properties from partnerships affiliated with members of the Trammell Crow family had occurred at March 31, 1997.
(C) Represents historical balance sheet of Wyndham as of March 31, 1997.
(D) Represents adjustment for the purchase method of accounting whereby the investments in hotel properties owned by Wyndham are adjusted to record the assets at their estimated fair market values.
(E) Represents the purchase consideration in excess of fair market value of the net assets of Wyndham.
(F) Represents the additional loan fees to be incurred in conjunction with the financing for the Wyndham Transactions, net of Wyndham's historical deferred loan fees.
(G) Represents adjustment for the purchase method of accounting whereby the management contracts held by Wyndham are adjusted to their estimated fair market values. Wyndham holds management contracts with certain of its affiliates and with unrelated third parties for 79 hotels. The contracts have an average remaining life of 14.6 years and provide for payment of management fees ranging from 1% to 5% of gross revenues plus certain incentive fees based on specified criteria as defined in the respective management agreements.
(H) Represents the estimated fair market value of the Wyndham tradenames and other franchise related assets.
(I) Pursuant to the Wyndham Acquisition, deferred income taxes, the deferred income tax liability and the deferred gain which resulted from the sale and lease-back of the hotel properties leased by GHALP, Inc., an affiliate of Wyndham, have been adjusted to reflect the effects of the Wyndham Acquisition.
(J) Represents financing of $6,175 of additional loan fees related to the financing of the Wyndham Transactions, estimated mortgage prepayment penalties of $16,000, and $7,851 of acquisition-related costs incurred in connection with the Wyndham Transactions.
(K) Represents the exchange of Wyndham Common Stock, for shares of Paired
    Common Stock. Pursuant to the Wyndham Acquisition, Wyndham stockholders are entitled to receive, for each share of Wyndham Common Stock held by them, the Wyndham Exchange Ratio equal to 0.712 shares of Paired Common Stock. At March 31, 1997, 20,018 shares of Wyndham Common Stock were outstanding which were assumed to be exchanged for approximately 14,253 shares of Paired Common Stock, resulting in an adjustment to increase Wyndham Common Stock.
(L) Pursuant to the Wyndham Merger Agreement, Wyndham stockholders may elect to receive for each share of Wyndham Common Stock held by them either (i) cash for shares or (ii) 0.712 shares of Corporation Common Stock and 0.712 shares of Operating Company Common Stock. The estimated market price per paired share is $42.88 (based upon the closing price on April 11, 1997, the business day prior to the date of the execution of the Wyndham Merger Agreement, of Patriot's Common Stock of $22.25). Based on 20,018 shares of Wyndham Common Stock outstanding, the total purchase consideration is approximately $611,099. The adjustments to shareholders' equity eliminate Wyndham's historical equity accounts totaling $101,091 and record equity based on the number of shares of Paired Common Stock issued in the exchange.

  The pro forma balances assume all of the outstanding Wyndham Common Stock is exchanged for shares of Paired Common Stock. Set forth below is a summary comparison of the net impact to pro forma borrowings and shareholders' equity
  (i) assuming Wyndham stockholders elect to receive All Stock; (ii) assuming approximately 3,295 shares of Wyndham Common Stock are purchased pursuant to the Cash Option (based on total funds available of $100,000, an estimated market price per paired share of $42.61, based upon the average closing price for the five days prior to May 12, 1997, of Patriot's Common Stock of $22.12, and the Wyndham Exchange Ratio equal to 0.712 shares of Paired Common Stock for each share of Wyndham Common Stock); and (iii) assuming an interest rate of 7.251% related to the term loan (representing LIBOR plus 1.75%) on outstanding debt obligations of approximately $482,089 for All Stock and approximately $582,089 for the Cash Option with terms of 3 to 5 years.

                                                         ALL STOCK  CASH OPTION
                                                         ---------  -----------
   Number of shares of Wyndham Common Stock purchased
    for cash...........................................       --        3,295
                                                         ========    ========
   Cash paid for shares of Wyndham Common Stock
    (assumed to be financed through the New Credit
    Facility or other similar financing sources).......  $    --     $100,000
   Number of paired shares issued pursuant to the
    Wyndham Acquisition................................    14,253      11,906
                                                         ========    ========
   Purchase consideration for shares...................  $611,099    $511,099
   Adjustment to common stock for paired shares
    issued.............................................      (285)       (238)
   Outstanding options to purchase common stock assumed
    in the Wyndham Acquisition.........................    13,731      13,731
   Book value of Wyndham paid-in capital...............   (84,342)    (84,342)
                                                         --------    --------
   Adjustment to paid-in capital.......................   540,203     440,250
                                                         --------    --------
   Mortgage prepayment penalties incurred from
    refinancing of Wyndham debt........................   (16,000)    (16,000)
   Elimination of historical retained earnings.........   (16,549)    (16,549)
                                                         --------    --------
   Adjustment to retained earnings.....................   (32,549)    (32,549)
   Adjustment to common stock..........................        85          38
                                                         --------    --------
    Adjustment to shareholders' equity.................  $507,739    $407,739
                                                         ========    ========

  The Wyndham Exchange Ratio is subject to adjustment in the event that the Average Trading Price of the paired shares is less than $42.13 per paired share. If the Average Trading Price is less than $42.13 per paired share, the Wyndham Exchange Ratio will be adjusted so that each outstanding share of Wyndham Common Stock will be converted into the right to receive a number of paired shares equal to $30.00 divided by the Average Trading Price. However, if the Average Trading Price is less than $40.21 per paired share, there will be no further adjustments to the Wyndham Exchange Ratio; but in such circumstances Wyndham has the right, waivable by it, to terminate the Wyndham Merger Agreement without liability. As a result, the Maximum Wyndham Exchange Ratio would be 0.746 paired shares for each share of Wyndham Common Stock. On a pro forma basis, the effect of the Maximum Wyndham Exchange Ratio would decrease total consideration to approximately $600,482.

    In connection with the Wyndham Acquisition, options to purchase approximately 1,064 shares of Wyndham Common Stock which were issued by Wyndham to certain officers and employees of Wyndham will be converted to options to purchase 757 shares of Paired Common Stock. Such options to purchase paired shares will vest immediately upon consummation of the Wyndham Acquisition. The stated exercise prices will be adjusted to reflect the Wyndham Exchange Ratio. The excess of the estimated value of a share of Paired Common Stock on the date the Wyndham Acquisition is consummated (based upon the closing price on April 11, 1997, the business day prior to the date of the execution of the Wyndham Merger Agreement, of Patriot's Common Stock of $22.25 and the Wyndham Exchange Ratio) over the stated exercise price of the options (as adjusted for the Wyndham Exchange Ratio) is reflected as additional purchase consideration for the Wyndham Acquisition.
(M) Represents shareholder notes purchased by Wyndham in conjunction with its initial offering. In connection with the Wyndham Acquisition, the Corporation will acquire these notes at their historical cost which approximates their estimated fair value.
(N) Represents deferred management fees owed by an affiliate of Wyndham that are deferred until certain operating criteria, as defined per the management and loan agreement, are met. Such deferred management fees will be acquired by the Corporation at their stated historical cost, which approximates their estimated fair value, as a result of the Wyndham Acquisition.

                               CORPORATION

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                         CROW
                         CORPORATION  PROPERTIES        WYNDHAM
                          PRO FORMA   ACQUISITION    ACQUISITION                    PRO FORMA
                          TOTAL(A)    PRO FORMA(B)   PRO FORMA(C)   ADJUSTMENTS     TOTAL
                         -----------  ------------   ------------   -----------   ---------
                                  (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Revenue:
 Participating lease
  revenue............... $130,570     $38,046        $ 19,175       $  --       $187,791
 Rental of Racecourse
  facility, land and
  hotels................    6,682         --            9,404        2,365 (D)    18,451
 Interest and other
  income................   10,765         --              500          --         11,265
                         --------     -------        --------       ------      --------
 Total revenue..........  148,017      38,046          29,079        2,365       217,507
                         --------     -------        --------       ------      --------
Expenses:
 Ground and hotel lease
  expense...............    5,354       1,325           9,806          --         16,485
 General and
  administrative........    5,992         100 (E)         200 (E)      --          6,292
 Interest expense.......   45,201      25,068 (F)      11,810 (F)    1,585 (F)    83,664
 Real estate and
  personal property
  taxes and casualty
  insurance.............   13,372       4,233           4,226          --         21,831
 Depreciation and
  amortization..........   38,335      13,077 (G)      13,086 (G)      --         64,498
                         --------     -------        --------       ------      --------
 Total expenses.........  108,254      43,803          39,128        1,585       192,770
                         --------     -------        --------       ------      --------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income
 tax provision and
 minority interests.....   39,763      (5,757)        (10,049)         780        24,737
 Equity in earnings
  (losses) of
  unconsolidated
  subsidiaries..........    7,560         --              --        (2,573)(H)     4,987
                         --------     -------        --------       ------      --------
Income (loss) before
 income tax provision
 and minority
 interests..............   47,323      (5,757)        (10,049)      (1,793)       29,724
 Income tax provision...      --          --              --          (175)(I)      (175)
                         --------     -------        --------       ------      --------
Income (loss) before mi-
 nority interests.......   47,323      (5,757)        (10,049)      (1,968)       29,549
 Minority interest in
  the Realty Partner-
  ship..................   (6,548)        564 (J)         985 (J)    2,157 (J)    (2,842)
 Minority interest in
  other partnerships....     (553)        --              --           --           (553)
                         --------     -------        --------       ------      --------
Net income (loss)
 applicable to common
 shareholders........... $ 40,222     $(5,193)       $ (9,064)      $  189      $ 26,154 (K)
                         ========     =======        ========       ======      ========
Net income per common
 share(L)............... $   1.40                                               $   0.60 (K)
                         ========                                               ========
Weighted average number
 of common shares and
 common share
 equivalents
 outstanding............   28,793                                                 43,721 (K)
                         ========                                               ========

-------
(A) Represents the pro forma results of operations of the Corporation for the year ended December 31, 1996 which reflects the impact of the Merger and the related transactions.
(B) Represents adjustments to the Corporation's results of operations assuming the Crow Properties Acquisition had occurred at the beginning of the period presented. One of the hotels was closed during 1996 due to renovation. As a result, the pro forma results of operations for the Crow Properties Acquisition reflects the results of operations for ten hotels for the year ended December 31, 1996.
(C) Represents adjustments to the Corporation's results of operations assuming the Wyndham Acquisition had been consummated at the beginning of the period presented.
(D) Represents the increase in hotel lease revenue for those hotels which are leased by the Corporation from third parties and then sub-leased to Operating Company.
(E) Represents adjustment for estimated incremental administrative salaries and other expenses expected to be incurred by the Corporation.
(F) For the Crow Properties Acquisition, the adjustment represents interest expense incurred on net borrowings under the New Credit Facility which will be used to purchase the hotel properties. For the Wyndham Acquisition, the adjustment represents interest expense on current debt obligations and interest expense related to certain capital lease obligations which are expected to be assumed in connection with the Wyndham Acquisition. The Corporation expects to refinance Wyndham's long-term debt with borrowings under the New Credit Facility. The Corporation will pay an estimated $16,000 in mortgage prepayment penalties. This amount will be reported as an extraordinary item in the Corporation's results of operations following the completion of the Wyndham Transactions and has been reflected as an adjustment to retained earnings for pro forma presentation purposes. Certain of the debt to be repaid contains restrictions regarding the payment of dividends with which the Corporation would be unable to comply. In addition, the New Credit Facility generally has a more favorable interest rate than the debt expected to be repaid. The adjustment of $1,585 represents amortization of $1,235 related to additional loan fees to be incurred in connection with new borrowings for the Wyndham Transactions and incremental interest expense of $350. The deferred loan costs are being amortized using the straight-line method over the terms of the loans. Interest expense incurred on the New Credit Facility borrowings assumes an average interest rate of 7.30% per annum related to the term loan (representing LIBOR plus 1.75%). An increase of 0.25% in the interest rate would increase pro forma interest expense to $86,191, decrease net income applicable to common shareholders to $23,876 and decrease net income per common share to $0.55.
(G) Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for hotel buildings and improvements and 5 to 7 years for F, F & E . These estimated useful lives are based on management's knowledge of the properties and the hotel industry in general.
(H) Represents equity in losses of the New Wyndham Entities which own the Wyndham tradenames and franchise related assets, the management and franchising contracts and the hotel management company, which will be controlled by Operating Company.
(I)  Represents provision for the Corporation's estimated state tax liability.
(J) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Wyndham Transactions of approximately 9.8%. The estimated minority interest percentage subsequent to the Merger (and prior to the Wyndham Transactions) is approximately 14.0%.
(K) The pro forma amounts presented assume all of the outstanding Wyndham Common Stock is exchanged for shares of Paired Common Stock. If the maximum number of shares of Wyndham Common Stock are purchased for cash (based on total funds available of $100,000, an estimated market price per paired share of $42.61, based upon the average closing price for the five days prior to May 12, 1997, of Patriot's Common Stock of $22.12, and a Wyndham Exchange Ratio equal to 0.712 shares of Paired Common Stock for each share of Wyndham Common Stock), pro forma interest expense would increase by $7,300, net income would be $19,461, and net income per common share would be $0.47, based on 41,375 weighted average number of common shares and common share equivalents outstanding.
(L) In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Management believes that adoption of Statement 128 will not have a material effect on the earnings per share of the Corporation.

                                  CORPORATION

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                  (UNAUDITED)


                          CORPORATION CROW PROPERTIES   WYNDHAM
                          PRO FORMA     ACQUISITION   ACQUISITION                  PRO FORMA
                          TOTAL(A)      PRO FORMA(B)  PRO FORMA(C)  ADJUSTMENTS     TOTAL
                          ---------   --------------- ------------  -----------   ---------
                                    (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Revenue:
 Participating lease
  revenue...............   $36,551      $10,851        $  5,263       $  --        $52,665
 Rental of Racecourse
  facility, land and
  hotels................     1,760          --            4,838          591 (D)     7,189
 Interest and other
  income................     2,669          --              --           --          2,669
                           -------      -------        --------       ------       -------
 Total revenue..........    40,980       10,851          10,101          591        62,523
                           -------      -------        --------       ------       -------
Expenses:
 Ground and hotel lease
  expense...............     1,336          331           4,838          --          6,505
 General and
  administrative........     3,502           25 (E)          50 (E)      --          3,577
 Interest expense.......    11,709        6,225 (F)       3,550 (F)     (123)(F)    21,361
 Real estate and
  personal property
  taxes and casualty
  insurance.............     3,404        1,156           2,157          --          6,717
 Depreciation and
  amortization..........     9,862        3,269 (G)       3,271 (G)      --         16,402
                           -------      -------        --------       ------       -------
 Total expenses.........    29,813       11,006          13,866         (123)       54,562
                           -------      -------        --------       ------       -------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income
 tax provision and
 minority interests.....    11,167         (155)         (3,765)         714         7,961
 Equity in earnings
  (losses) of
  unconsolidated
  subsidiaries..........     1,021          --              (34)         963 (H)     1,950
                           -------      -------        --------       ------       -------
Income (loss) before
 income tax provision
 and minority
 interests..............    12,188         (155)         (3,799)       1,677         9,911
 Income tax provision...       --           --              --           (44)(I)       (44)
                           -------      -------        --------       ------       -------
Income (loss) before mi-
 nority interests.......    12,188         (155)         (3,799)       1,633         9,867
 Minority interest in
  the Realty Partner-
  ship..................    (1,676)          15 (J)         372 (J)      343 (J)      (946)
 Minority interest in
  other partnerships....      (219)         --              --           --           (219)
                           -------      -------        --------       ------       -------
Net income (loss)
 applicable to common
 shareholders...........   $10,293      $  (140)       $ (3,427)      $1,976       $ 8,702 (K)
                           =======      =======        ========       ======       =======
Net income (loss) per
 common share(L)........   $  0.35                                                 $  0.20 (K)
                           =======                                                 =======
Weighted average number
 of common shares and
 common share
 equivalents
 outstanding............    29,074                                                  44,214 (K)
                           =======                                                 =======

--------
(A) Represents the pro forma results of operations of the Corporation for the three months ended March 31, 1997 which reflects the impact of the Merger and the related transactions.
(B) Represents adjustments to the Corporation's results of operations assuming the Crow Properties Acquisition had occurred at the beginning of the period presented. One of the hotels was closed during 1996 due to renovation. As a result, the pro forma results of operations for the Crow Properties Acquisition reflects the results of operations for ten hotels for the three months ended March 31, 1997.
(C) Represents adjustments to the Corporation's results of operations assuming the Wyndham Acquisition had been consummated at the beginning of the period presented.
(D) Represents the increase in hotel lease revenue for those hotels which are leased by the Corporation from third parties and then sub-leased to Operating Company.
(E) Represents adjustment for estimated incremental administrative salaries and other expenses expected to be incurred by the Corporation.
(F) For the Crow Properties Acquisition, the adjustment represents interest expense incurred on net borrowings under the New Credit Facility which will be used to purchase the hotel properties. For the Wyndham Acquisition, the adjustment represents interest expense on current debt obligations and interest expense related to certain capital lease obligations which are expected to be assumed in connection with the Wyndham Acquisition. The Corporation expects to refinance Wyndham's long-term debt with borrowings under the New Credit Facility. The Corporation will pay approximately $16,000 in mortgage prepayment penalties. This amount will be reported as an extraordinary item in the Corporation's results of operations following the completion of the Wyndham Transactions and has been reflected as an adjustment to retained earnings for pro forma presentation purposes. Certain of the debt to be repaid contains restrictions regarding the payment of dividends with which the Corporation would be unable to comply. In addition, the New Credit Facility generally has a more favorable interest rate than the debt expected to be repaid. The adjustment of $(123) represents amortization of $408 related to additional loan fees to be incurred in connection with new borrowings for the Wyndham Transactions and reduction in interest expense of $531. The deferred loan costs are being amortized using the straight-line method over the terms of the loans. Interest expense incurred on the New Credit Facility borrowings assumes an average interest rate of 7.251% per annum related to the term loan (representing LIBOR plus 1.75%). An increase of 0.25% in the interest rate would increase pro forma interest expense to $22,023, decrease net income applicable to common shareholders to $8,104 and decrease net income per common share to $0.18, based on 44,214 weighted average number of common shares and common share equivalents outstanding.
(G) Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for hotel buildings and improvements and 5 to 7 years for F, F & E. These estimated useful lives are based on management's knowledge of the properties and the hotel industry in general.
(H) Represents equity in income of the New Wyndham Entities which own the Wyndham tradenames and franchise related assets, the management and franchising contracts and the hotel management company, which will be controlled by Operating Company.
(I)  Represents provision for the Corporation's estimated state tax liability.
(J) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Wyndham Transactions of approximately 9.8%. The estimated minority interest percentage subsequent to the Merger (and prior to the Wyndham Transactions) is approximately 14.0%.
(K) The pro forma amounts presented assume all of the outstanding Wyndham Common Stock is exchanged for shares of Paired Common Stock. If the maximum number of shares of Wyndham Common Stock are purchased for cash (based on total funds available of $100,000, an estimated market price per paired share of $42.61, based upon the average closing price for the five days prior to May 12, 1997, of Patriot's Common Stock of $22.12, and a Wyndham Exchange Ratio equal to 0.712 shares of Paired Common Stock for each share of Wyndham Common Stock), pro forma interest expense would increase by $1,813, net income would be $7,028, and net income per common share would be $0.17, based on 41,868 weighted average number of common shares and common share equivalents outstanding.
(L)  In February 1997, the Financial Accounting Standards Board issued
     Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Management believes that adoption of Statement 128 will not have a material effect on the earnings per share of the Corporation.

                               OPERATING COMPANY

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)


                                                        ADJUSTMENTS
                                          ------------------------------------------
                            OPERATING        CROW
                             COMPANY      PROPERTIES       WYNDHAM
                            PRO FORMA     ACQUISITION    ACQUISITION        WYNDHAM                   PRO FORMA
                            TOTAL(A)      PRO FORMA(B)   PRO FORMA(C)   PRO FORMA(D)   ADJUSTMENTS      TOTAL
                           -----------    ------------   ------------   ------------   -----------    ---------
                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
 Room revenue............   $ 38,940        $ 70,450       $ 99,584       $16,228       $    --       $225,202
 Food and beverage.......     19,745          39,330         32,206         8,379            --         99,660
 Club and spa revenue....     24,710             --             --            --             --         24,710
 Pari-mutuel revenue.....     41,476             --             --            --             --         41,476
 Other racing income.....     10,470             --             --            --             --         10,470
 Management fees.........        --              --          22,524           --          (6,709)(E)    15,815
 Club membership
  revenue................      4,277             --             --            --             --          4,277
 Shopping center
  revenue................      1,730             --             --            --             --          1,730
 Service fees............        --              --           3,962           --             --          3,962
 Reimbursement income....        --              --          14,506           --             --         14,506
 Telephone and other
  hotel revenue..........     10,338           9,744          6,988         1,931            --         29,001
 Interest and other
  income.................      1,936             --           2,250           --             --          4,186
                            --------        --------       --------       -------       --------      --------
 Total revenue...........    153,622         119,524        182,020        26,538         (6,709)      474,995
                            --------        --------       --------       -------       --------      --------
Expenses:
 Departmental costs--
  hotel, club and spa
  operations.............     47,280          49,367         65,053         9,949            --        171,649
 Direct operating costs
  of Racecourse
  facility...............     20,950             --             --            --             --         20,950
 Purses and incentive
  awards.................     17,054             --             --            --             --         17,054
 Commissions, concession
  costs and racing
  facility rental........      9,176             --             --            --             --          9,176
 Ground lease and hotel
  lease expense..........        --              --             --            --          11,769 (F)    11,769
 Direct operating costs
  of management company
  .......................        --              --          12,035           --             --         12,035
 Service department
  expenses...............        --              --           4,970           --             --          4,970
 Reimbursement expenses..        --              --          15,448           --             --         15,448
 General and
  administrative.........     10,181          10,314          7,888         2,971            200 (G)    31,554
 Repair and maintenance..      8,045           5,219          4,533         1,144            --         18,941
 Utilities...............      4,082           4,584          4,585         1,055            --         14,306
 Marketing...............      7,767           9,104          7,620         1,738            --         26,229
 Management fees.........      3,194           5,783            --            926         (6,709)(E)     3,194
 Depreciation and
  amortization...........      1,072             --           8,110 (H)       --           7,697 (H)    16,879
 Participating lease
  payments...............     25,967 (I)      38,046 (I)     19,175 (I)     9,019 (I)        --         92,207
 Interest expense........      1,300             --             --            --             --          1,300
 Real estate and personal
  property taxes and
  insurance..............        398             --             --            --             --            398
 General liability
  insurance..............        656             624          2,449           235            --          3,964
 Equity participation
  compensation ..........        --              --           2,919           --             --          2,919
 Miscellaneous ..........        --              871            555            99            (99)        1,426
                            --------        --------       --------       -------       --------      --------
 Total expenses..........    157,122         123,912        155,340        27,136         12,858       476,368
                            --------        --------       --------       -------       --------      --------
Income (loss) before
 income tax provision and
 minority interests......     (3,500)         (4,388)        26,680          (598)       (19,567)       (1,373)
 Income tax (provision)
  benefit................        (62)            --          (3,991)(J)       --           1,861 (J)    (2,192)
                            --------        --------       --------       -------       --------      --------
Income (loss) before mi-
 nority interests........     (3,562)         (4,388)        22,689          (598)       (17,706)       (3,565)
 Minority interest in the
  Operating
  Partnership............        499             430 (K)     (2,224)(K)        59 (K)      1,333 (K)        97
 Minority interest in
  consolidated
  subsidiaries...........        --              --             --            --           2,573 (L)     2,573
                            --------        --------       --------       -------       --------      --------
Net income (loss)
 applicable to common
 shareholders............   $ (3,063)       $ (3,958)      $ 20,465       $  (539)      $(13,800)     $   (895)(M)
                            ========        ========       ========       =======       ========      ========
Net income (loss) per
 common share(N).........   $  (0.11)                                                                 $  (0.02)(M)
                            ========                                                                  ========
Weighted average number
 of common shares and
 common share equivalents
 outstanding.............     28,793                                                                    43,721 (M)
                            ========                                                                  ========

See notes on following page.

--------
(A) Represents the pro forma results of operations of Operating Company for the year ended December 31, 1996 which reflects the Merger and the related transactions.
(B) Represents adjustments to Operating Company's results of operations assuming the Crow Properties Acquisition had occurred at the beginning of the period presented. One of the hotels was closed during 1996 due to renovation. As a result, the pro forma results of operations for the Crow Properties Acquisition reflects the results of operations for ten hotels for the year ended December 31, 1996.
(C) Represents adjustments to Operating Company's results of operations assuming the Wyndham Acquisition had been consummated at the beginning of the period presented.
(D) Represents adjustments to Operating Company's results of operations assuming the two hotels currently leased by Crow Hotel Lessee, Inc. (the "Wyndham Lessee") were leased by Operating Company at the beginning of the period presented.
(E) Represents the elimination of management fees for the hotels previously leased to the Wyndham Lessee which are assumed to be leased by Operating Company and managed by a New Wyndham Entity.
(F) Represents pro forma lease expense related to the sub-lease agreement with the Corporation for those hotel properties leased by the Corporation from third party owners.
(G) Represents incremental general and administrative expenses expected to be incurred by Operating Company.
(H) Represents adjustments to depreciation of furniture and equipment and amortization of goodwill, tradenames and franchise-related intangible assets. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 5 to 7 years for F, F & E. Amortization of goodwill, tradenames and franchise costs is computed using the straight-line method over a 40-year estimated useful life.
    Amortization of management contracts is computed using the straight-line method over the 14.6-year average remaining term of the related franchise agreements.
(I) Represents lease payments from Operating Company to the Corporation calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels for the period presented.
(J) Represents adjustments to Operating Company's estimated federal and state tax provision for the Wyndham Transactions.
(K) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Wyndham Transactions of approximately 9.8%. The estimated minority interest percentage subsequent to the Merger (and prior to the Wyndham Transactions) is approximately 14.0%.
(L) Represents adjustment for minority interest in the New Wyndham Entities held by the Corporation.
(M) The pro forma amounts presented assume all of the outstanding Wyndham
    Common Stock is exchanged for shares of Paired Common Stock. If the maximum number of shares of Wyndham Common Stock are purchased for cash (based on total funds available of $100,000, an estimated market price per paired share of $42.61, based upon the average closing price for the five days prior to May 12, 1997, of Patriot's Common Stock averaging $22.12, and a Wyndham Exchange Ratio equal to 0.712 shares of Paired Common Stock for each share of Wyndham Common Stock), pro forma net loss would be $(890), and net loss per common share would be $(0.02), based on 41,375 weighted average number of common shares and common share equivalents outstanding.
(N) In February 1997, the Financial Accounting Standards Board issued
    Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Management believes that adoption of Statement 128 will not have a material effect on the earnings per share of Operating Company.

                             OPERATING COMPANY

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                  (UNAUDITED)

                                                    ADJUSTMENTS
                           OPERATING  ------------------------------------------
                            COMPANY   CROW PROPERTIES   WYNDHAM
                           PRO FORMA    ACQUISITION   ACQUISITION     WYNDHAM                   PRO FORMA
                           TOTAL(A)     PRO FORMA(B)  PRO FORMA(C)   PRO FORMA(D)  ADJUSTMENTS     TOTAL
                          ----------- --------------- ------------   ------------  -----------   ---------
                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
 Room revenue...........    $13,177     $20,031        $28,576         $4,496       $   --      $ 66,280
 Food and beverage......      5,891      10,311         11,060          2,337           --        29,599
 Club and spa revenue...      8,706         --             --             --            --         8,706
 Pari-mutuel revenue....     17,099         --             --             --            --        17,099
 Other racing income....      3,170         --             --             --            --         3,170
 Management fees........        --          --           6,098            --         (1,289)(E)    4,809
 Club membership
  revenue...............        348         --             --             --            --           348
 Shopping center
  revenue...............        474         --             --             --            --           474
 Service fees...........        --          --           1,062            --            --         1,062
 Reimbursement income...        --          --           3,370            --            --         3,370
 Telephone and other
  hotel revenue.........      3,769       2,598          2,688            490           --         9,545
 Interest and other
  income................        690         --             631            --            --         1,321
                            -------     -------        -------         ------       -------     --------
 Total revenue..........     53,324      32,940         53,485          7,323        (1,289)     145,783
                            -------     -------        -------         ------       -------     --------
Expenses:
 Departmental costs--
  hotel, club and spa
  operations............     13,828      13,298         14,641          2,614           --        44,381
 Operating expense......        --          --           4,243            --            --         4,243
 Service department
  expenses..............        --          --           1,152            --            --         1,152
 Reimbursement
  expenses..............        --          --           3,370            --            --         3,370
 Direct operating costs
  of Racecourse
  facilities............      6,608         --             --             --            --         6,608
 Purses and incentive
  awards................      7,240         --             --             --            --         7,240
 Commissions,
  concessions costs and
  racing facility
  rental................      3,101         --             --             --            --         3,101
 General and
  administrative........      2,591       2,841          2,642            729            50 (G)    8,853
 Sublease for GHALP
  Hotels................        --          --             --             --          5,429 (F)    5,429
 Repair and
  maintenance...........      2,247       1,346          1,636            270           --         5,499
 Utilities..............        949       1,304          1,577            259           --         4,089
 Marketing..............      1,870       2,502          2,951            456           --         7,779
 Management fees........      1,482       1,050            --             239        (1,289)(E)    1,482
 Depreciation and
  amortization..........        268         --           2,559            --          1,630 (H)    4,457
 Participating lease
  payments..............      9,428      10,851 (I)      5,263 (I)      2,565 (I)       --        28,107
 Interest expense.......        319         --             --             --            --           319
 Real estate and
  personal property
  taxes and casuality
  insurance ............        129         --             --             --            --           129
 General liability
  insurance ............        252          97            612             33           --           994
 Foreign currency
  exchange..............        --          --              (6)           --            --            (6)
 Other..................        --           39            (47)            54           (54)          (8)
                            -------     -------        -------         ------       -------     --------
 Total expenses.........     50,312      33,328         40,593          7,219         5,766      137,218
                            -------     -------        -------         ------       -------     --------
Income (loss) before
 income tax provision
 and minority
 interests..............      3,012        (388)        12,892            104        (7,055)       8,565
 Income tax (provision)
  benefit...............     (1,205)        --          (2,992)(J)        --            166 (J)   (4,031)
                            -------     -------        -------         ------       -------     --------
Income (loss) before mi-
 nority interests.......      1,807        (388)         9,900            104        (6,889)       4,534
 Minority interest in
  the Operating
  Partnership...........       (253)         38 (K)       (970)(K)        (10)(K)       845 (K)     (350)
 Minority interest in
  consolidated
  subsidiaries..........        --          --             --             --           (963)(L)     (963)
                            -------     -------        -------         ------       -------     --------
Net income (loss)
 applicable to common
 shareholders...........    $ 1,554     $  (350)       $ 8,930         $   94       $(7,007)    $  3,221 (M)
                            =======     =======        =======         ======       =======     ========
Net income per common
 share(N)...............    $  0.05                                                             $   0.07 (M)
                            =======                                                             ========
Weighted average number
 of common shares and
 common share
 equivalents
 outstanding............     29,074                                                               44,214 (M)
                            =======                                                             ========

See notes on following page.

--------
(A) Represents the pro forma results of operations of Operating Company for the three months ended March 31, 1997 which reflects the Merger and the related transactions.
(B) Represents adjustments to Operating Company's results of operations assuming the Crow Properties Acquisition had occurred at the beginning of the period presented. One of the hotels was closed during 1996 due to renovation. As a result, the pro forma results of operations for the Crow Properties Acquisition reflects the results of operations for ten hotels for the year ended December 31, 1996.
(C) Represents adjustments to Operating Company's results of operations assuming the Wyndham Acquisitions had been consummated at the beginning of the period presented.
(D) Represents adjustments to Operating Company's results of operations assuming the two hotels currently leased by Wyndham Lessee has been leased by Operating Company at the beginning of the period presented.
(E) Represents the elimination of management fees for the hotels previously leased to the Wyndham Lessee which are assumed to be leased by Operating Company and managed by a New Wyndham Entity.
(F) Represents pro forma lease expense related to the sub-lease agreement with the Corporation for those hotel properties leased by the Corporation from third party owners.
(G) Represents incremental general and administrative expenses expected to be incurred by Operating Company.
(H) Represents adjustments to depreciation of furniture and equipment and amortization of goodwill, tradenames and franchise-related intangible assets. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 5 to 7 years for F, F & E. Amortization of goodwill, tradenames and franchise costs is computed using the straight-line method over a 40-year estimated useful life.
    Amortization of management contracts is computed using the straight-line method over the 14.6-year average remaining term of the related franchise agreements.
(I) Represents lease payments from Operating Company to the Corporation calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels for the period presented.
(J) Represents adjustments to Operating Company's estimated federal and state tax provision for the Wyndham Transactions.
(K) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Wyndham Transactions of approximately 9.8%. The estimated minority interest percentage subsequent to the Merger (and prior to the Wyndham Transactions) is approximately 14.0%.
(L) Represents adjustment for minority interest in the New Wyndham Entities held by the Corporation.
(M) The pro forma amounts presented assume all of the outstanding Wyndham Common Stock is exchanged for shares of Paired Common Stock. If the maximum number of shares of Wyndham Common Stock are purchased for cash (based on total funds available of $100,000, an estimated market price per paired share of $42.61, based upon the average closing price for the five days prior to May 12, 1997, of Patriot's Common Stock of $22.12, and a Wyndham Exchange Ratio equal to 0.712 shares of Paired Common Stock for each share of Wyndham Common Stock), pro forma net income would be $3,203, and net income per common share would be $0.08, based on 41,868 weighted average number of common shares and common share equivalents outstanding.
(N) In February 1997, the Financial Accounting Standards Board issued
    Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Management believes that adoption of Statement 128 will not have a material effect on the earnings per share of Operating Company.

                               COMBINED LESSEES

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

  As of March 31, 1997, Patriot leased each of its hotels, except the Crowne Plaza Ravinia Hotel and the Marriott WindWatch Hotel, which are separately owned through special purpose non-controlled subsidiaries, to Lessees. The Combined Lessees subsequent to the Wyndham Transactions and the Merger and the related transactions are expected to consist of CHC Lease Partners which leases 25 hotels, NorthCoast Hotels, L.L.C. (the "NorthCoast Lessee") which leases 9 hotels, DTR North Canton, Inc. (the "Doubletree Lessee") which leases 6 hotels, Metro Hotels Leasing Corporation ("Metro Lease Partners") which leases 1 hotel and Grand Heritage Leasing, L.L.C. (the "Grand Heritage Lessee") which leases 3 hotels. With respect to the hotels leased to PAH RSI, L.L.C. ("PAH RSI Lessee") subsequent to completion of the Merger and the related transactions, the Operating Company expects to acquire the membership interests in PAH RSI Lessee. With respect to the two hotels currently leased to Crow Hotel Lessee, Inc. (the "Wyndham Lessee") (the Wyndham Garden Hotel-Midtown and the Wyndham Greenspoint Hotel), subsequent to the completion of the Wyndham Transactions, the Corporation expects to terminate its leases with Wyndham Lessee and re-lease such hotels to Operating Company. The Participating Leases provide for staggered terms of ten to twelve years and the payment of the greater of base or participating rent, plus certain additional charges, as applicable.

  The following Combined Lessees' unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1996 and the three months ended March 31, 1997 are presented as if the hotels that Patriot leased as of March 31, 1997 to the Combined Lessees pursuant to Participating Leases had been leased as of January 1, 1996. Six of the hotels leased to PAH RSI Lessee (excluding the Sheraton Park Place Hotel which was acquired in April 1997 and the Myrtle Beach Hilton Oceanfront Golf Resort which was acquired by Patriot in May 1997) and the two hotels leased to Wyndham Lessee are assumed to have been leased to Operating Company and, therefore, have been eliminated from the Pro Forma Condensed Combined Statements of Operations for the Combined Lessees. The pro forma information is based in part upon the Statements of Operations of CHC Lease Partners, the Statement of Operations of NorthCoast Lessee and the Statement of Operations of PAH RSI Lessee and the Pro Forma Statement of Operations of the Combined Lessees filed with the Corporation's and the Operating Company's Current Report on Form 8-K dated July 1, 1997. In management's opinion, all material adjustments necessary to reflect the effects of these transactions have been made.

  The unaudited Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of what the actual results of operations of the Combined Lessees would have been assuming such transactions had been completed as of the beginning of the periods presented, nor do they purport to represent the results of operations for future periods. Further, the unaudited Pro Forma Condensed Combined Statement of Operations for the interim period ended March 31, 1997 is not necessarily indicative of the results of operations for the full year.

                               COMBINED LESSEES

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                          COMBINED
                                           LESSEES        WYNDHAM
                                          PRO FORMA        LESSEE    PRO FORMA
                                          TOTAL(A)      PRO FORMA(B)   TOTAL
                                          ---------     ------------ ---------
                                                   (IN THOUSANDS)
Revenue:
 Room.................................... $222,051        $(16,228)  $205,823
 Food and beverage.......................   85,489          (8,379)    77,110
 Conference center.......................    2,354             --       2,354
 Telephone and other.....................   21,919          (1,931)    19,988
                                          --------        --------   --------
    Total revenue........................  331,813         (26,538)   305,275
                                          --------        --------   --------
Expenses:
 Departmental costs and expenses.........  130,581          (9,949)   120,632
 General and administrative..............   31,549          (2,971)    28,578
 Ground lease expense....................    2,064             --       2,064
 Repair and maintenance..................   16,415          (1,144)    15,271
 Utilities...............................   15,711          (1,055)    14,656
 Marketing...............................   29,315          (1,738)    27,577
 Interest expense........................        3             --           3
 Insurance...............................    2,225            (235)     1,990
 Participating lease payments............  104,603 (C)      (9,019)    95,584
                                          --------        --------   --------
    Total expenses.......................  332,466         (26,111)   306,355
                                          --------        --------   --------
Income (loss) before lessee income
 (expense)...............................     (653)           (427)    (1,080)
                                          --------        --------   --------
Dividend and interest income.............    1,543 (D)         --       1,543
Management fees..........................   (7,070)(E)         926     (6,144)
Lessee general and administrative........   (1,676)(F)          99     (1,577)
                                          --------        --------   --------
                                            (7,203)          1,025     (6,178)
                                          --------        --------   --------
Net loss................................. $ (7,856)       $    598   $ (7,258)
                                          ========        ========   ========

--------
(A) The Combined Lessees pro forma results of operations represent the combined pro forma operating results of the Lessees after consummation of the Merger and the related transactions. These Lessees' pro forma results of operations include (i) the combined historical results of operations of CHC Lease Partners and Metro Lease Partners for the year ended December 31, 1996 and the combined historical results of operations of NorthCoast Lessee, Doubletree Lessee, Wyndham Lessee and Grand Heritage Lessee for the period from their respective inception of operations through December 31, 1996 and
    (ii) adjustments to the combined Lessees results of operations assuming the 46 hotels leased by Patriot to the Lessees as of March 31, 1997 (excluding six of the hotel properties leased to PAH RSI Lessee as of March 31, 1997 and excluding the Sheraton Park Place Hotel acquired by Patriot in April 1997 and the Myrtle Beach Hilton Oceanfront Golf Resort acquired by Patriot in May 1997) had been leased at the beginning of the period presented.
(B) Represents the elimination of the pro forma results of operations for the Wyndham Garden Hotel-Midtown and the Wyndham Greenspoint Hotel which are currently leased to the Wyndham Lessee and which, following the Wyndham Transactions, are expected to be leased to Operating Company.
(C) Represents lease payments calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels.
(D) Includes dividend income on OP Units in the Realty Partnership which form a portion of the required capitalization of CHC Lease Partners and NorthCoast Lessee, respectively. Pro forma amounts exclude additional dividend income earned on OP Units held by certain Lessees, and pro forma interest income earned on invested cash balances.
(E) Represents pro forma management fees paid to the Operators under the terms of their respective management agreements with the Lessees.
(F) Represents pro forma overhead expenses, which include an estimate of the Lessees' salaries and benefits, professional fees, insurance costs and administrative expenses.

                               COMBINED LESSEES

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                  (UNAUDITED)

                                           COMBINED
                                            LESSEES       WYNDHAM
                                           PRO FORMA       LESSEE    PRO FORMA
                                           TOTAL(A)     PRO FORMA(B)   TOTAL
                                           ---------    ------------ ---------
                                                    (IN THOUSANDS)
Revenue:
 Room.....................................  $56,685       $(4,496)    $52,189
 Food and beverage........................   22,000        (2,337)     19,663
 Conference center........................      748           --          748
 Telephone and other......................    5,431          (490)      4,941
                                            -------       -------     -------
    Total revenue.........................   84,864        (7,323)     77,541
                                            -------       -------     -------
Expenses:
 Departmental costs and expenses..........   32,504        (2,614)     29,890
 General and administrative...............    7,683          (729)      6,954
 Ground lease expense.....................      320           --          320
 Repair and maintenance...................    4,075          (270)      3,805
 Utilities................................    3,673          (259)      3,414
 Marketing................................    7,676          (456)      7,220
 Insurance................................      501           (33)        468
 Participating lease payments.............   27,123 (C)    (2,565)     24,558
                                            -------       -------     -------
    Total expenses........................   83,555        (6,926)     76,629
                                            -------       -------     -------
Income (loss) before lessee income
 (expense)................................    1,309          (397)        912
                                            -------       -------     -------
Dividend and interest income..............      945 (D)       --          945
Management fees...........................   (1,635)(E)       239      (1,396)
Lessee general and administrative.........     (455)(F)        54        (401)
                                            -------       -------     -------
                                             (1,145)          293        (852)
                                            -------       -------     -------
Net income (loss).........................  $   164       $  (104)    $    60
                                            =======       =======     =======

--------
(A) The Combined Lessees' pro forma results of operations represent the combined pro forma operating results of the Lessees after consummation of the Merger and the related transactions. These Lessees' pro forma results of operations include (i) the combined historical results of operations of CHC Lease Partners, Metro Lease Partners, NorthCoast Lessee, Doubletree Lessee, Wyndham Lessee and Grand Heritage Lessee for the three months ended March 31, 1997 and (ii) adjustments to the combined Lessees results of operations assuming the 46 hotels leased by Patriot to the Lessees as of March 31, 1997 (excluding six of the hotel properties leased to PAH RSI Lessee as of March 31, 1997 and excluding the Sheraton Park Place Hotel acquired by Patriot in April 1997 and the Myrtle Beach Hilton Oceanfront Golf Resort acquired by Patriot in May 1997) had been leased at the beginning of the period presented.
(B) Represents the elimination of the pro forma results of operations for the Wyndham Garden Hotel-Midtown and the Wyndham Greenspoint Hotel which are currently leased to the Wyndham Lessee and which, following the Wyndham Transactions, are expected to be leased to Operating Company.
(C) Represents lease payments calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels.
(D) Includes dividend income on OP Units in the Realty Partnership which form a portion of the required capitalization of CHC Lease Partners and NorthCoast Lessee, respectively. Pro forma amounts exclude additional dividend income earned on OP Units held by certain Lessees, and pro forma interest income earned on invested cash balances.
(E) Represents pro forma management fees paid to the Operators under the terms of their respective management agreements with the Lessees.
(F) Represents pro forma overhead expenses, which include an estimate of the Lessees' salaries and benefits, professional fees, insurance costs and administrative expenses.

                    PATRIOT AMERICAN HOSPITALITY, INC. AND
                PATRIOT AMERICAN HOSPITALITY OPERATING COMPANY

                                 EXHIBIT INDEX


Exhibit
Number                     Description
-------         -----------------------------------

 2.1 Agreement and Plan of Merger, dated as of April 14, 1997, between Patriot American Hospitality, Inc. and Wyndham Hotel Corporation (incorporated by reference from the Registration Statement on Form S-4 (File No. 333-28085 and 333-28085-01) dated May 30,1997 of the Corporation (formerly known as California Jockey Club) and the Operating Company (formerly known as Bay Meadows Operating Company)

 2.2 Stock Purchase Agreement, dated as of April 14, 1997, between Patriot American Hospitality, Inc. and CF Securities, L.P. (incorporated by reference from the Registration Statement on Form S-4 (File No. 333-28085 and 333-28085-01) dated May 30,1997 of the Corporation (formerly known as California Jockey Club) and the Operating Company (formerly known as Bay Meadows Operating Company)

 2.3 Omnibus Purchase and Sale Agreement, dated as of April 14, 1997, by and among the Crow Family Entities and Patriot American Hospitality Partnership, L.P. (incorporated by reference from the Registration Statement on Form S-4 (File No. 333-28085 and 333-28085-01) dated May 30,1997 of the Corporation (formerly known as California Jockey Club) and the Operating Company (formerly known as Bay Meadows Operating Company)


 2.4 Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of April 18, 1997 between Patriot American Hospitality, Inc. and PW Acquisitions IV, LLC. (incorporated by reference from the Registration Statement on Form S-4 (File No. 333-28085 and 333-28085-01) dated May 30,1997 of the Corporation (formerly known as California Jockey Club) and the Operating Company (formerly known as Bay Meadows Operating Company)

23.1           Consent of Coopers & Lybrand L.L.P.

23.2           Consent of Arthur Andersen LLP

99.1           Ratio of Earnings to Fixed Charges